UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
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Definitive Proxy Statement
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Soliciting Material under §240.14a-12

GROUP 1 AUTOMOTIVE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

GROUP 1
AUTOMOTIVE®

Mercedes-Benz of Clear Lake
AMG

NOTICE OF ANNUAL MEETING &

2023 PROXY STATEMENT

Our Core Values

Integrity
We conduct ourselves with the highest level of ethics both personally and professionally, when we sell to and perform services for our customers, and we never compromise our honesty.

Respect
We treat everyone, customers, colleagues and other stakeholders alike, with dignity and equality.

Teamwork
We put the interest of the group first before our individual interests, as we know that success only comes when we work together.

Transparency
We promote open and honest communication between each other and with our customers.

Professionalism
We set our standards high, so that we can exceed expectations and strive for perfection in everything we do.

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Notice of 2023 Annual
Meeting of Shareholders

2023 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD VIRTUALLY: www.virtualshareholdermeeting.com/GPI2023 DATE AND TIME: May 17, 2023 10:00 a.m. Central Daylight Saving Time

Who may vote:

Shareholders of record at the close of business on March 20, 2023, will be entitled to notice of and to vote during the Annual Meeting and at any adjournments or postponements thereof.

How to attend:

To be admitted to the 2023 Annual Meeting, enter the 16-digit voting control number found on your proxy card, voting instruction form, or email notification. You can find detailed instructions on pages 82-83 of this Proxy Statement.

Houston, Texas
April 17, 2023

By Order of the Board of Directors

Gillian A. Hobson

Senior Vice President, Chief Legal Officer and
Corporate Secretary

AGENDA

1	Election of Nine Directors

2	Advisory Vote to Approve Executive Compensation

3	Advisory Vote to Approve the Frequency of Shareholder Votes on Named Executive Officer Compensation

4	Ratification of Deloitte & Touche LLP as Independent Registered Public Accounting Firm

5	Approve an Amendment to the Certificate of Incorporation to Eliminate Personal Liability of Officers for Monetary Damages for Breach of Fiduciary Duty as an Officer

6	Approve an Amendment to the Certificate of Incorporation regarding Director Removal

VOTING METHODS AVAILABLE TO YOU

The Internet
Visit the website shown on the proxy card (www.proxyvote.com) and follow the instructions at that website at any time prior to 11:59 p.m., Eastern Daylight Saving Time, on May 16, 2023;

By Telephone
Within the United States (U.S.) or Canada, call the toll-free number shown on the proxy card and follow the instructions at any time prior to 11:59 p.m., Eastern Daylight Saving Time, on May 16, 2023;

By Mail
If you receive a paper copy of the proxy materials, complete, sign and date the proxy card and return the proxy card in the prepaid envelope. Your proxy card must be received by the Company before the voting polls close during the Annual Meeting; or

During the Meeting
If you are a shareholder of record on the record date, you may vote in person, online during the Annual Meeting, or by proxy.

Table of Contents

Notice of 2023 Annual Meeting of Shareholders

Proxy Summary	3

Proposal 1 Election of Directors	10

Corporate Governance	17

Our Continuing Commitment to Sound Corporate Governance	17
Code of Conduct and Corporate Governance Guidelines	17
Board Leadership Structure	17
Director Independence	17
Board Self-Evaluation	18
Board Committees	19
The Board’s Role	22
Stakeholder Engagement and Responsiveness	25

Compensation of Directors	26

Pay Structure	26
Equity-Based Compensation	26
Director Stock Ownership Guidelines	26
Nonqualified Deferred Compensation	27
2022 Director Compensation	27
Compensation Changes for 2023	28

Stock Ownership	29

Beneficial Stock Ownership of Directors and Executive Officers	29
Certain Beneficial Owners	30

Proposal 2 Advisory Vote to Approve Executive Compensation	31

Proposal 3 Advisory Vote to Approve the Frequency of Shareholder Votes on Named Executive Officer Compensation	32

Compensation Discussion and Analysis	33

Executive Summary	34
How We Make Pay Decisions and Assess Our Programs	38
2022 Compensation Program	40
2022 CEO Pay Decisions	46
2022 Pay Decisions for other NEOs	47
Other Compensation Elements	51
Other Executive Compensation Policies and Practices	52

Report of the Compensation & Human Resources Committee	55

Executive Compensation	56

Summary Compensation Table	56
Grants of Plan-Based Awards	57
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table	58
Outstanding Equity Awards at Fiscal Year-End	59
Stock Vested	60
Nonqualified Deferred Compensation	60
Potential Payments upon Termination or Change in Control	62
Employment and Severance Agreements	62
Group 1 Automotive 2014 Long Term Incentive Plan	65
Non-Competition Agreements	66
Termination and Change in Control Tables for 2022	66
CEO Pay Ratio	68
Pay Versus Performance Disclosure	69

Report of the Audit Committee	72

Proposal 4 Appoint Deloitte & Touche LLP to Serve as Independent Auditor for 2023	74

Proposal 5 Approve an Amendment to the Certificate of Incorporation to Eliminate Personal Liability of Officers for Monetary Damages For Breach of Fiduciary Duty as an Officer	76

Proposal 6 Approve an Amendment to the Certificate of Incorporation to Allow Shareholders to Remove Directors with or Without Cause by Majority Vote of the Shareholders	79

Frequently asked Questions about the Annual Meeting	81

Appendix A Proposed Second Amended and Restated Certificate of Incorporation	90

Appendix B Reconciliation of GAAP Measures to Corresponding Non-GAAP Measures	97

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 17, 2023.

Beginning on or about April 17, 2023, the Company mailed the Notice of Annual Meeting of Shareholders, our Proxy Statement and form proxy card for the Annual Meeting and our Annual Report on Form 10-K for the year ended December 31, 2022. The Company’s Proxy Statement and 2022 Annual Report are available at www.proxyvote.com.

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PROXY SUMMARY

This section highlights selected information in this Proxy Statement. Please review the entire Proxy Statement and our 2022 Annual Report before voting your shares.

Annual Meeting Agenda

		Board recommendation	Page numbers
Proposal 1:	Election of Nine Directors	FOR each director nominee	10
Proposal 2:	Advisory Vote to Approve Executive Compensation	FOR	31
Proposal 3:	Advisory Vote to Approve the Frequency of Shareholder Votes on Named Executive Officer Compensation	FOR every ONE YEAR	32
Proposal 4:	Ratification of Deloitte & Touche LLP as Independent Registered Public Accounting Firm	FOR	74
Proposal 5:	Approve an Amendment to the Certificate of Incorporation to Eliminate Personal Liability of Officers for Monetary Damages for Breach of Fiduciary Duty as an Officer	FOR	76
Proposal 6:	Approve an Amendment to the Certificate of Incorporation regarding Director Removal	FOR	79

2022 Performance Highlights

Financial Performance

In 2022, Group 1 Automotive, Inc. (the “Company” or “Group 1”) delivered record net income, diluted earnings per common share from continuing operations, revenues and gross profit.

* Please see Appendix B for an explanation and reconciliation of these non-GAAP measures.

Grow Our Business	Achieved Cost Synergies
Acquired $940 million in annualized revenues in 2022; $2.5 billion in annualized revenues in 2021	Continued to maintain lower cost structure compared to pre-pandemic levels
Increased same store aftersales revenue growth by 13.2%	Increased sales team productivity through the use of AcceleRide®
Outperformed the market in used vehicle retail sales	Industry leader in online service scheduling utilization
Continuous technology-based cost reduction in back-end processes

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Capital Returned to Investors

Our strong balance sheet and cash flows allowed us to return significant capital to shareholders in 2022.

We spent $521.2 million repurchasing 3,021,023 common shares over the course of the year, representing 17.5% of our float at January 1, 2022. We distributed $23.7 million in dividends ($1.50 per common share), a 13% increase from 2021.

Execution on Key Priorities

In 2022, we continued to execute on the key priorities that underpin our business strategy:

Driving Operational Excellence and Continuous Improvement

We achieved efficiencies across all our businesses, improving the way we interact with and service our customers, and creating value for our shareholders and other stakeholders.

•	Same store aftersales revenue growth of 13.2% driven by our ability to hire and retain technicians, invest capital in service shop expansions, and investing capital in the necessary equipment to service emerging powertrain technologies.
•	Significant market outperformance in same store used vehicle unit sales driven primarily by our sourcing strategies including AcceleRide® (our digital retailing platform), service lane marketing, and access to loaner vehicles, off-lease vehicles, and original equipment manufacturer (“OEM”) closed auctions. Many of these sourcing opportunities are unique to franchised car dealers and differentiate our company from pre-owned vehicle retailers. These strategies have allowed us to significantly reduce our reliance on sourcing from public auctions.
•	Focused cost control that has allowed us to maintain selling, general, and administrative expense (“SG&A”) as a percentage of gross profit well below pre-COVID levels. Our success in creating efficiencies for both our customers and employees with the AcceleRide® platform, our digital retailing tool, has been a significant driver in our cost reduction efforts.

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Making Strategic Investments in Technology and Innovation

We identified technology opportunities across our businesses to address customer needs and drive long-term growth.

•	Continued investment and improvement in AcceleRide®, which is driving efficiencies for both our customers and our employees.
•	We sold an all-time record of 30,463 vehicles through AcceleRide®, representing a record 11% of our total U.S. vehicle sales.
•	75% of our customers use the AcceleRide® tool in at least one part of the sales transaction.
•	An industry leading ~ 35% of customers reserve a service appointment with us online.
•	We use artificial intelligence to improve our back-office efficiencies.

Actively Managing our Business Portfolio

We strategically added quality assets and divested underperforming or non-core assets to ensure our portfolio is balanced with strong businesses and market leading franchises.

•	We purchased seven dealerships in the U.S. and the United Kingdom (“U.K.”) that are anticipated to generate $940 million in annual revenues. These acquisitions included two Mercedes-Benz dealerships in the U.S., two Toyota dealerships in the U.S., and one BMW dealership in the U.K.
•	We divested six dealerships totaling $265 million in annual revenues, consisting of smaller and/or underperforming assets.

CEO Transition

In August 2022, we announced that Earl Hesterberg would retire as our Chief Executive Officer (“CEO”) at the end of 2022 and Daryl Kenningham would become our CEO effective January 1, 2023. Mr. Kenningham joined Group 1 in 2011 and has been an integral part of Group 1’s evolution and success. He embodies the integrity that is at the core of our culture, and we are confident in his ability to lead Group 1 forward with a clear vision and focused strategy. See the section entitled “Compensation Discussion and Analysis – 2022 Pay Decisions for other NEOs”.

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Governance and Board Overview

Board Nominees

The following table provides summary information about our nominees for election to the Board. Additional information for all of our directors may be found beginning on page 12.

			Skills and Expertise(1)	Identity (Self-Identified in D&O Questionnaire)(2)
DIRECTORS
CARIN M. BARTH	2017	2		F	N	W
DARYL A. KENNINGHAM	2022	0		M	N	W
STEVEN C. MIZELL	2021	1		M	N	AA/B
LINCOLN PEREIRA FILHO	2013	1		M	N	L
STEPHEN D. QUINN	2002	1		M	N	W
STEVEN P. STANBROOK	2019	1		M	N	W
CHARLES L. SZEWS	2016	1		M	N	W
ANNE TAYLOR	2018	2		F	N	W
MARYANN WRIGHT	2014	3		F	N	W

(1)	The lack of a for a particular item does not mean that the director does not possess that qualification, characteristic, skill or experience. We look to each director to be knowledgeable in these areas; however, the indicates that the item is a specific qualification, characteristic, skill or experience that the director brings to the Board.

(2)	Female (F), Male (M), African American/Black (AA/B), Hispanic or Latinx (L), White (W)

(3)	Includes former or current President or CEO and Public Company Executive position experience.
(4)	Represents automotive, retail, and engineering/product development experience.

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Executive Compensation Overview

How We Align Pay for Performance

Our executive compensation program is structured to advance our fundamental objective: aligning our executives’ compensation with the long-term interests of our Company and its shareholders. The Compensation & Human Resources (“CHR”) Committee’s primary goal has been to design a program that rewards financial and operating performance, effective strategic leadership, and advances our commitment to corporate social responsibility – all key elements in building sustainable shareholder value.

We are asking our shareholders to approve, on a non-binding advisory basis, the compensation of our named executive officers (“NEOs”). We believe that our compensation policies and practices are effective in achieving our Company’s goals of rewarding significant financial and operating performance and aligning our executives’ long-term interests with those of our shareholders. Our compensation philosophy is to set the fixed compensation of our NEOs competitively for their demonstrated skills and industry experience. Our variable compensation, both annual and long-term, reflects the results of performance against a combination of quantitative and subjective measures. At last year’s Annual Meeting of Shareholders, the compensation of our NEOs was approved with a substantial majority of our shareholders (97% of votes cast) voting in favor of our executive compensation program.

In evaluating this year’s advisory vote on the compensation of our NEOs (the “Say-On-Pay Vote”), we recommend that you review the section entitled “Compensation Discussion and Analysis” (“CD&A”) beginning on page 33, as well as the Summary Compensation Table and related compensation tables and narratives, which explain how and why the CHR Committee arrived at its executive compensation actions and decisions for 2022, and provides detailed information on the compensation of our NEOs.

2022 Pay Decisions and Mix

Consistent with our guiding principles, the largest portion of compensation for our NEOs in 2022 was “at-risk” compensation in the form of annual cash and long-term incentive awards that are largely contingent on Company financial performance and stock price performance.

2022 Total Direct Compensation

Annually, the CHR Committee evaluates our three principal elements of executive compensation: base salary, annual cash incentive and long-term incentive awards, which we collectively refer to as “total direct compensation.” These elements are discussed in detail on pages 40-45.

Total direct compensation for our NEOs is determined based on the CHR Committee’s assessment of Company and individual performance for the year. The following chart shows the 2022 total direct compensation of our NEOs:

Named Executive Officer	Base Salary ($)	Bonus ($)	Annual Incentive Compensation ($)	Long-Term Incentive Award ($)	Total Direct Compensation ($)
Earl J. Hesterberg	1,265,000		2,150,500	4,499,842	7,915,342
Daryl A. Kenningham	890,399		1,514,281	2,499,932	4,904,612
Daniel McHenry	620,000		697,500	749,858	2,067,358
Peter C. DeLongchamps	541,059	35,000	643,692	699,995	1,884,746
Darryl M. Burman	540,000		607,500	649,957	1,797,457

2022 Performance Metrics

The Committee believes that the metrics used for our annual and long-term incentive plans are essential indicators of the long-term health of our Company, and therefore, serve the fundamental objective of our executive compensation program.

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Metrics for Annual Incentives

Financial Goal

The CHR Committee selected adjusted net income* as our financial goal because it reflects income statement performance, consistent with the interests of our shareholders. For 2022, the CHR Committee set threshold, target and maximum goals for adjusted net income shown below, where threshold was considered achievable, target was considered challenging yet attainable, and maximum was considered possible with significant effort. However, no payments are made under this portion of the annual incentive award unless the threshold level of adjusted net income is achieved.

	Weight	Threshold	Target	Maximum
Adjusted Net Income*	70%	$530 million	$590 million	$650 million

*	Please see Appendix B for an explanation and reconciliation of this non-GAAP measure.

Mission-Based Goals

Mission-based goals typically include specific goals that are related to the individual’s functional area. These goals are established at the beginning of each year jointly by the named executive officer and our CEO and reviewed by the CHR Committee, or in the case of the CEO, by the CHR Committee and the Board. Mission-based goals are integral to achieve key business objectives that help improve our financial performance, contribute to the growth of our Company, and promote the achievement of our ESG initiatives, including enhancements to our human capital management and diversity, equity and inclusion efforts.

Metrics for Performance Shares

Performance Share Awards

Performance shares vest based on Company performance over two years, with 50% vesting based on the Company’s return on invested capital (“ROIC”), and 50% vesting based on the Company’s total shareholder return (“rTSR”) relative to a comparator group of five domestic automotive retailers. In addition, performance share awards are subject to a three-year, time-based vesting period. Following the end of the two-year performance period, the CHR Committee will assess performance. Any awards that have satisfied the performance-based criteria will then continue to be subject to the time-based vesting requirement, which lapses at year end.

Compensation Design for 2023

Throughout the course of 2022, the CHR Committee has continued to evaluate the design of the Company’s compensation plans and programs. After extensive review and analysis, and discussions with the compensation consultant, the CHR Committee determined to increase the maximum annual incentive potential for the NEOs. Accordingly, the maximum annual incentive potential for Mr. Kenningham was set at 260% of base salary and the maximum annual incentive potential for our other NEOs was set at 125% of base salary. Additionally, the CHR Committee approved the reduction of the vesting period for restricted stock awards from five years to three years with the restrictions relating to the awards lapsing 33% in each of the first and second years, and 34% for the third year.

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Focus on Environmental, Social, and Governance

Our mission is to create a culture where employees are engaged in efforts to enhance the communities in which they live and work. Employee engagement improves our business performance, customer service, community involvement and competitive advantage. We are in the people business and pride ourselves on building long-term, trusting relationships with our team members, customers and communities. By aligning our business strategy with our desire to support our people, environment, customers and communities, we can make a positive impact and create value for our Company and its stakeholders.

In 2022, we published our first annual Sustainability Report detailing our Environmental, Social and Governance (“ESG”) approach. We encourage you to read our Sustainability Report at: https://www.group1corp.com/ESG. We additionally plan to publish our second annual Sustainability Report later this year which will reaffirm our commitment to sustainability and highlight our ESG-related priorities and accomplishments in 2022. A summary of our ESG priorities are as follows:

Environmental

Our commitment to ESG includes reducing our impact on the environment and doing our share to contribute to a healthier planet. Environmental sustainability means creating long-term value for our customers and stakeholders by providing innovative critical infrastructure in the construction and operation of our new and remodeled dealership facilities. We look for opportunities in the construction and operation of facilities to improve our energy usage, reduce waste and prepare for the electrification of the auto industry.

Social

We are committed to providing a safe, healthy and productive working environment for our employees, improving the quality of lives for all and fostering an organization that is sustainable for the long term. As a people-centric business, we take continuous learning and professional development very seriously.

We encourage our teams to support each other’s professional goals. We equip our management team with the tools to help employees succeed and advance in their careers. All employees are required to complete training courses covering the Code of Conduct, anti-corruption, anti-harassment, anti-discrimination, diversity and inclusion and other relevant topics. We strive to cultivate a high-performing, diverse workforce and foster a culture of collaboration and learning where all employees feel valued. We work to enable our colleagues to reach their full potential by fostering a culture of mutual respect and security, an inclusive and diverse work environment, professional development and growth opportunities, safe working conditions and fair hiring and labor standards. Our vision is to become a global role model for diversity, equity and inclusion (“DEI”). We are working toward this vision by setting a clear strategy across the organization, enhancing oversight of DEI, assigning mandatory training to promote awareness and using data to make informed decisions.

Governance

The Board is committed to overseeing our ESG policies and practices, implementing sound and effective corporate governance practices and continually reviewing best practices and considering the views of our shareholders on various issues. For more information on how our Board and management oversee ESG-related matters, please see the section entitled “ESG Board and Oversight” beginning on page 24. Members of our management regularly interface with prospective investors, existing shareholders and research analysts in a variety of event formats to discuss the Company’s publicly disclosed performance, business strategy and outlook, and corporate governance. These interactions help management and the Board understand and consider the views of our shareholders and the perception of the investment community while we dynamically operate in an evolving industry and economy with an objective of maximizing returns.

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PROPOSAL 1

ELECTION OF DIRECTORS

What am I Voting On?

We seek shareholder support for the election of nine individuals nominated to serve on the Board until the 2024 Annual Meeting of Shareholders. Each of the nominees is currently a director. For more information on the director nominees, please see the section entitled “Governance and Board Overview — Board Nominees” on page 6.

Criteria for Board Membership

Our Board’s objective is to select individuals that have a demonstrated record of integrity, sound business judgment, leadership, objectivity, independence of mind, and commitment. In selecting potential Board candidates, our Board seeks independent directors who represent a mix of backgrounds and experiences that will enhance the quality of our Board’s deliberations and decisions. In considering candidates for our Board, the Governance & Corporate Responsibility Committee (“GCR Committee”), which identifies and recommends board candidates to the full Board, will consider the entirety of each candidate’s credentials. There is currently no set of specific minimum qualifications that must be met by a nominee recommended by the GCR Committee; different factors may assume greater or lesser significance at particular times and the needs of our Board may vary in light of its composition and the GCR Committee’s perceptions about future issues and needs. However, while the GCR Committee does not maintain a formal list of qualifications, in making its evaluation and recommendation of candidates, the GCR Committee may consider, among other factors, diversity, age, skill, experience in the context of the needs of our Board, independence qualifications, moral character and whether prospective nominees have relevant business and financial experience or have industry or other specialized expertise.

The GCR Committee considers the diversity of the Board when identifying director nominees.

We believe board membership should reflect diversity in its broadest sense, including persons diverse in perspectives, personal and professional experiences, geography, gender, race and ethnicity.

Our Board believes that each of our directors is highly qualified to serve as a member of our Board. Our directors are highly educated and have diverse backgrounds and talents and successful records of accomplishment in what we believe are highly relevant positions with well-regarded organizations. Our Board has also considered the experience our directors have from working for, or serving on the boards of, a variety of companies in a wide range of industries. Our Board’s composition additionally reflects a mix of tenure and expertise that provides the Board with a balance of fresh perspectives and significant institutional knowledge. Our Board believes that through their varying backgrounds, our directors bring a wealth of experiences and new ideas to our Board.

Described on the following pages are the principal occupations, positions and directorships for at least the past five years of our director nominees, as well as certain information regarding their individual experience, qualifications, attributes and skills that led our Board to conclude that they should serve on our Board. There are no family relationships among any of our directors or NEOs.

How Candidates Are Identified

The GCR Committee may consider candidates for our Board from any reasonable source, including from a search firm engaged by the GCR Committee or shareholder recommendations. The GCR Committee will evaluate candidates recommended by shareholders using the same criteria as for other candidates recommended by its members, other members of the Board, or other persons. Any invitation to join our Board must be extended by our Board as a whole, by the GCR Committee Chair and by the Board Chair.

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Shareholders or a group of shareholders may recommend potential candidates for consideration by the GCR Committee. For additional information on such requests and the applicable timing, please see “How do I Submit Proposals and Nominations for the 2024 Annual Meeting?” in the “Frequently Asked Questions About the Annual Meeting”.

Board and Committee Composition

Members of each committee are recommended by the GCR Committee. Committee members are elected by the Board at its first meeting following the Annual Meeting of Shareholders. All members of our committees are independent, except for Messrs. Kenningham and Pereira.

		Committee Memberships
DIRECTORS	Independent	Audit Committee	Compensation & Human Resources Committee	Finance/Risk Management Committee	Governance & Corporate Responsibility Committee
CARIN M. BARTH
DARYL A. KENNINGHAM
STEVEN C. MIZELL
LINCOLN PEREIRA FILHO
STEPHEN D. QUINN
STEVEN P. STANBROOK
CHARLES L. SZEWS
ANNE TAYLOR
MARYANN WRIGHT
NUMBER OF 2022 MEETINGS		8	7	4	4

CHAIR	MEMBER

Director Attendance

Board and Committee Meetings

In 2022, the Board held six meetings. The committees of the Board held a combined total of 23 meetings. Each director attended at least 85% of the meetings held by the Board and all committees on which he or she served.

Annual Shareholders Meeting

Under our Corporate Governance Guidelines, our directors are encouraged to attend the annual meeting of our shareholders. All director nominees attended our 2022 Annual Meeting of Shareholders.

Executive Session of the Independent Directors

The independent directors meet in executive session with the Chair presiding, separate from management, at least four times a year. The executive sessions of the independent directors are held in connection with each regularly scheduled meeting of the Board, and any other meeting as determined by the Chair.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES TO THE BOARD AS SET FORTH IN THIS PROPOSAL.

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NOMINEES

Co-Founder and President of LB Capital, Inc., a private equity investment firm Age 60 Director since 2017 • Audit Committee Chair	CARIN M. BARTH

CAREER HIGHLIGHTS

•  Co-Founder and President of LB Capital, Inc. since 1988

•  Operating Partner, Mountain Capital, LLC

•  Currently serves on the board of The Welch Foundation

•  Former board member and current Emeritus board member of Ronald McDonald House of Houston

•  Commissioner of the Texas Department of Public Safety from 2008 to 2014

•  Appointed by President George W. Bush to serve as Chief Financial Officer of the U.S. Department of Housing and Urban Development from 2004 to 2005

INDEPENDENT DIRECTOR

AUDIT COMMITTEE FINANCIAL EXPERT

OTHER CURRENT DIRECTORSHIPS

•  Enterprise Products Holdings LLC

•  Black Stone Minerals, L.P.

OTHER DIRECTORSHIPS WITHIN THE LAST FIVE YEARS

•  BBVA USA Bancshares, Inc.

•  Halcón Resources Corporation

DEGREES

•  B.S. in Economics, University of Alabama;

•  M.B.A, Vanderbilt University’s Owen Graduate School of Management

Ms. Barth has extensive experience in a variety of financial matters, including as chief financial officer for several entities. She also has a history of corporate and civic governance, which provides additional depth and financial expertise to our Board. Her experience with mergers and acquisitions, in operating a private equity company, her previous and currently held board positions on other publicly traded companies and her audit committee experience are key attributes, among others, that make her well qualified to serve on our Board.

President and Chief Executive Officer of Group 1 Age 58 Director since 2022	DARYL A. KENNINGHAM

CAREER HIGHLIGHTS

•  CEO of Group 1 since January 2023 and President since August 2022

•  Served as Group 1’s Chief Operating Officer from August 2022 to December 2022

•  President of U.S. Operations from 2017 to August 2022
Regional Vice President – West Region from 2016 to 2017
Regional Vice President – East Region from 2011 to 2016

•  Served as the Chief Operating Officer of Ascent Automotive from December 2010 to April 2011

•  Served in senior executive roles from 1998 to 2011 at Gulf States Toyota, including Senior Vice President of Gulf States Toyota, President of Gulf States Financial Services, and as President at USA Logistics (previously known as Gulf States Transportation)

•  Held various sales, marketing and vehicle distribution positions in the U.S. and Japan with Nissan Motor Corporation from 1988 to 1998

OTHER CURRENT DIRECTORSHIPS None DEGREES • B.A. in Psychology, University of Michigan; • M.B.A, University of Florida
As our President and Chief Executive Officer, Mr. Kenningham sets the strategic direction of our Company under the guidance of our Board. He has extensive senior executive management experience in the automotive industry. His successful leadership of our Company and extensive knowledge of the automotive industry provides our Board with a unique perspective on the opportunities and challenges we face and makes him well qualified to serve on our Board.

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Executive Vice President and Chief Human Resources Officer at Merck & Co., Inc. Age 63 Director since 2021	STEVEN C. MIZELL

CAREER HIGHLIGHTS

•  Responsible for all aspects of human resources at Merck & Co. since 2018, which has been recognized as one of the Top 10 Best Workplaces in Health Care and Biopharma by Fortune and Great Place to Work, Best Workplace for Innovators by Fast Company magazine, Best Companies for Multicultural Women by Working Mother magazine, Top Veteran-Friendly Companies by U.S. Veterans Magazine and Companies that Care by People Magazine

•  Joined Monsanto, a global leader in sustainable agriculture, as Senior Vice President, Chief Human Resources Officer in 2004; served as Executive Vice President, Chief Human Resources Officer from 2007 to 2018

•  Previously served as Senior Vice President and Chief Corporate Resources Officer for AdvancePCS, a pharmaceutical company

•  Currently serves on the board of the United Way Charmaine Chapman Society of St. Louis

•  Recognized as one of St. Louis’s most influential Diverse Business Leaders

•  National Association of Corporate Directors (NACD) Directorship Certified

INDEPENDENT DIRECTOR

OTHER CURRENT DIRECTORSHIPS

•  Allegion plc

OTHER DIRECTORSHIPS WITHIN THE LAST FIVE YEARS

•  Oshkosh Corporation

DEGREES

•  B.S. in Industrial Management, Georgia Institute of Technology;

•  M.S. in Management, Carnegie Mellon University

Mr. Mizell’s human resource management expertise from his position with an international, publicly traded company makes him well qualified to serve as a member of our Board. His extensive, global leadership experience and knowledge of human capital management provides our Board with valuable insights.

Former Regional Vice President, Brazil of Group 1 Age 63 Director since 2013	LINCOLN PEREIRA FILHO

CAREER HIGHLIGHTS

•  Served as Group 1’s Regional Vice President, Brazil from 2013 through June 2022

•  Served as a legal representative of United Auto do Brasil Ltda, a public auto group operating in São Paulo and controlled by United Auto Group, from 1999 to 2005

•  Previously practiced law with Cunha Pereira Advogados, representing professional athletes and international racecar drivers, from 1995 through 2005

•  Founded Atrium Telecomunicações Ltda, a provider of local exchange telecommunication services, in 1999. Atrium was sold to Telefónica of Spain in December 2004

•  Founded E-Vertical Tecnologia, a leading provider of high tech facilities management services to commercial properties

•  Serves as Vice President of the São Paulo Chamber of Commerce (ACSP)

•  Held numerous positions with various banks, both in Brazil and abroad, from 1978 through 1995

OTHER CURRENT DIRECTORSHIPS

•  Boa Vista Serviços S.A.-SCPC

•  Tempo Telecomunicações

•  Associação Brasileira dos Concessionários BMW

•  Associação Brasileira dos Distribuidores Toyota

OTHER DIRECTORSHIPS WITHIN THE LAST FIVE YEARS

None

DEGREES

•  LL.B, Faculdade de Direito do Largo de São Francisco; London Business School

Mr. Pereira has extensive automotive retailing and manufacturer relations experience, as well as legal, finance, business and management expertise. Mr. Pereira’s experience and expertise in the automotive industry make him well qualified to serve as a member of our Board.

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Former General Partner and Managing Director of Goldman, Sachs & Co. Non-Executive Chair of the Board Age 67 Director since 2002	STEPHEN D. QUINN

CAREER HIGHLIGHTS

•  Joined Goldman, Sachs & Co., a full-service global investment banking and securities firm, in August 1981, where he specialized in corporate finance

•  Served as a General Partner and Managing Director of Goldman, Sachs & Co. from 1990 until his retirement in 2001

INDEPENDENT DIRECTOR

AUDIT COMMITTEE FINANCIAL EXPERT

OTHER CURRENT DIRECTORSHIPS

Zions Bancorporation

OTHER DIRECTORSHIPS WITHIN THE LAST FIVE YEARS

None

DEGREES

•  B.S. in Economics, Brigham Young University;

•  M.B.A., Harvard University Graduate School of Business

Mr. Quinn was selected to serve as a director on our Board due to his valuable financial expertise and extensive experience with capital markets transactions. His judgment in assessing business strategies and the accompanying risks is an invaluable resource for our business model. Mr. Quinn also has significant historical knowledge of our Company as a result of his role at Goldman Sachs, an underwriter for our initial public offering. The Board believes his experience and expertise in these matters make him well qualified to serve as a member and Non-Executive Chair of our Board.

Former Chief Operating Officer, International Markets of S.C. Johnson, Inc. Age 65 Director since 2019	STEVEN P. STANBROOK

CAREER HIGHLIGHTS

•  Retired from S.C. Johnson, Inc., a global manufacturer and marketer of household products, in 2015, following a distinguished 19-year career serving in various roles, including most recently as Chief Operating Officer, International Markets

•  Previously held a variety of senior leadership positions with both Sara Lee Corporation, including Chief Executive Officer of Sara Lee Bakery, and CompuServe, the leading, global Internet Service Provider

•  Over 30 years of experience operating across the global consumer package goods sector

•  Director, Voyant Beauty, LLC, a private company

INDEPENDENT DIRECTOR

OTHER CURRENT DIRECTORSHIPS

•  Primo Water Corporation

OTHER DIRECTORSHIPS WITHIN THE LAST FIVE YEARS

•  Chiquita Brands International, Inc.

•  Hewitt Associates, Inc.

•  Imperial Brands plc

DEGREES

•  HNC in Business Studies, Thames Valley University, U.K.

Mr. Stanbrook was selected to serve on our Board due to his extensive international operational experience and his background in business development. His previous and current board positions on other publicly traded companies, combined with his global operational experience in a variety of senior management positions, have provided him with a wealth of knowledge in dealing with complex strategic, business matters.

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Former Chief Executive Officer of Oshkosh Corporation Age 66 Director since 2016 • FRM Committee Chair	CHARLES L. SZEWS

CAREER HIGHLIGHTS

•  Joined Oshkosh Corporation, a leading global manufacturer of specialty vehicles and vehicle bodies serving access equipment, defense, fire and emergency, and commercial markets, as Vice President and CFO in 1996; appointed Executive Vice President in October 1997; appointed President and Chief Operating Officer in October 2007

•  Served as Chief Executive Officer at Oshkosh Corporation from January 2011 until his retirement in 2016

•  Vice President and Controller at Fort Howard Corporation during its leveraged buyout

•  Began his career with Ernst & Young

INDEPENDENT DIRECTOR

AUDIT COMMITTEE FINANCIAL EXPERT

OTHER CURRENT DIRECTORSHIPS

•  Commercial Metals Company

OTHER DIRECTORSHIPS WITHIN THE LAST FIVE YEARS

•  Rowan Companies plc

•  Valaris plc

•  Allegion plc

DEGREES

•  B.B.A. in Comprehensive Public Accounting, University of Wisconsin – Eau Claire

Mr. Szews was selected to serve on our Board due to his extensive operational and financial experience and his background in public accounting, auditing and risk management. His previous and current board positions on other publicly traded companies have provided many years of audit committee experience, including as chair. Mr. Szews’ extensive financial and audit experience in a variety of senior management positions, combined with his global operational experience in vehicle manufacturing and distribution, including autonomous and electric vehicles, have provided him with a wealth of knowledge in dealing with complex strategic, financial and accounting matters.

Former Vice Chairman and Managing Partner of the Houston office of Deloitte Age 67 Director since 2018 • CHR Committee Chair	ANNE TAYLOR

CAREER HIGHLIGHTS

•  Joined Deloitte, a leading global provider of audit and assurance, consulting, financial advisory, risk advisory, tax and related services in 1987, serving as Regional Managing Partner, Chief Strategy Officer and Global Leader for e-business; served as Vice Chairman and Managing Partner of the Houston office from 2005 until her retirement in 2018; chaired the strategic review of the proposed transaction to separate Deloitte Consulting while serving on Deloitte’s Board of Directors

•  Became the first woman to serve on Deloitte’s US executive committee and the management committee of Deloitte Global

•  Currently serves on the board of Memorial Hermann Hospital System and Central Houston, Inc. and previously served on the boards of the Greater Houston Partnership and United Way of Greater Houston

•  Currently serves on the Board of Directors of Conway Mackenzie and as a consultant for Flynn Heath Leadership

•  Previously served as the strategic partner advisor to the World Economic Forum’s Technology Pioneer Program

INDEPENDENT DIRECTOR

OTHER CURRENT DIRECTORSHIPS

•  Southwestern Energy Company

•  Chord Energy Corporation (formerly Whiting Petroleum Corporation)

OTHER DIRECTORSHIPS WITHIN THE LAST FIVE YEARS

•  None

DEGREES

•  B.S. in Engineering, University of Utah;

•  M.S. in Engineering, University of Utah;

•  Attended Princeton University, pursuing Ph.D studies in Transportation Engineering

Ms. Taylor is financially literate and has participated in audit committee meetings of many Deloitte clients. She was selected to serve on our Board due to her management and leadership experience, extensive background in global technology, development and execution of business strategy, and corporate governance experience.

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Former Group Vice President of Johnson Controls International Age 61 Director since 2014 • GCR Committee Chair	MARYANN WRIGHT

CAREER HIGHLIGHTS

•  Worked for Johnson Controls Power Solutions, the global leader in automotive lead-acid and advanced batteries, from 2007 through 2017, served as Group Vice President of Engineering & Product Development from 2013 through 2017, and Vice President of Technology and Innovation from 2009 to 2013. She served as Vice President and General Manager for Johnson Controls Hybrid Systems business and as CEO of Johnson Controls-Saft from 2007 through 2009.

•  Previously served in the office of the Chair and as Executive Vice President Engineering, Product Development, Commercial and Program Management for Collins & Aikman Corporation

•  Served as Director, Sustainable Mobility Technologies and Hybrid Vehicle Programs at Ford Motor Company from 1988 through 2005; Chief Engineer of the 2005 Ford Escape Hybrid, the industry’s first full hybrid SUV; led the launch of Ford’s first hydrogen-powered fuel cell fleet program

•  Board Chair of the Friends for Animals of Metro Detroit

INDEPENDENT DIRECTOR

OTHER CURRENT DIRECTORSHIPS

•  Micron Technology, Inc.

•  Brunswick Corporation

•  Solid Power, Inc.

OTHER DIRECTORSHIPS WITHIN THE LAST FIVE YEARS

•  Delphi Technologies

•  Maxim Integrated Products, Inc.

DEGREES

•  B.A. in Economics and International Business;

•  M.S. in Engineering, University of Michigan;

•  M.B.A., Wayne State University

Ms. Wright was selected to serve on our Board because of her extensive experience and her knowledge of the automotive industry, having been named one of the “Leading 100 Women in the Automotive Industry” by Automotive News. Her unique business, manufacturing, engineering and technology background and her extensive global automotive experience make her well qualified to serve as a member of our Board.

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CORPORATE GOVERNANCE

Our Continuing Commitment to Sound Corporate Governance

Group 1 is committed to strong corporate governance practices that are designed to maintain high standards of oversight, accountability, integrity and ethics and that go beyond legal and regulatory requirements. The Board believes this commitment promotes long-term shareholder value.

Code of Conduct and Corporate Governance Guidelines

Our Code of Conduct discourages all conflicts of interest, requires disclosure and provides guidance on handling conflicts of interest. Under the Code of Conduct, conflicts of interest occur when an employee or member of the Board (1) improperly engages in conduct which is not in the best interest of the Company; (2) puts his or her personal interests above those of the Company; (3) seeks to benefit improperly from his or her position with the Company; or (4) misuses Company time, resources, or relationships. Conflicts of interest may also arise based on the conduct or relationships of an employee’s immediate family member. Our restrictions on conflicts of interest under the Code of Conduct include related person transactions.

We also have other policies and procedures to prevent conflicts of interest. For example, our Corporate Governance Guidelines require that our Board assess the independence of the non-management directors at least annually, including a requirement that it determine whether or not any such directors have a material relationship with us, either directly or indirectly, as defined therein and as further described under “Director Independence.”

Our key governance documents including our Corporate Governance Guidelines, Code of Conduct, Code of Ethics and committee charters are available on our Investor Relations website at https://www.group1corp.com and shareholders may obtain a printed copy, free of charge, by sending a written request to Group 1 Automotive, Inc., 800 Gessner, Suite 500, Houston, TX 77024, Attn: Corporate Secretary.

Board Leadership Structure

The GCR Committee annually assesses and approves the leadership structure of the Board. In 2022, the GCR Committee determined that having an independent director serve as non-executive Board Chair continues to be in the best interest of our shareholders at this time. Our CEO is responsible for setting our strategic direction and providing day-to-day leadership, while the Board Chair sets the agenda for Board meetings, presides over meetings of the full Board and provides guidance to our CEO. We believe this structure currently ensures a greater role for the independent directors in the oversight of our Company and active participation of the independent directors in establishing priorities and procedures for our Board.

Director Independence

The Board determined that all non-employee directors are independent directors under the listing standards of the New York Stock Exchange (“NYSE”). As part of its analysis, the Board determined that none of the non-employee directors have a material relationship with our Company. Mr. Kenningham was determined not to be independent because he is a current employee of Group 1, and Messrs. Hesterberg and Pereira were determined not to be independent because they were employees of Group 1 within the past three years.

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The Board has determined that each of the members of the Audit Committee, CHR Committee and GCR Committee are independent under applicable NYSE and Securities and Exchange Commission (“SEC”) rules for committee memberships, and that each member of the Audit Committee also meets the additional independence criteria set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Four of the six members of the Finance/Risk Management Committee (“FRM Committee”) are independent as defined under the NYSE’s listing standards. The Board has also determined that each of Ms. Barth and Messrs. Quinn and Szews qualifies as an “audit committee financial expert” as that term is defined under SEC rules.

We have in the past, and may, in the future, make donations to various charitable organizations. From time to time, some of our directors, officers and employees have been, and in the future may be, affiliated with such charities.

During the annual independence review, our GCR Committee determined that any such affiliations did not impact the independence of our directors. We did not make any charitable donations to any organizations affiliated with our directors or officers in 2022.

Governance Best Practices
Board Elections, Composition and Independence	Board and Committee Practices	Board Oversight of Risk Management
Independent Chair and separation of the Chair and CEO roles	Annual Board, Committee and individual director evaluations	Annual review of Enterprise Risk Management program
Seven of nine director nominees are independent	Director orientation and continuing education	Quarterly review of Cybersecurity program
100% independent Audit, CHR and GCR	Board has significant interaction with senior management and access to other employees	Quarterly review of ESG and Health and Safety programs
Mandatory retirement age	Robust stock ownership guidelines	Quarterly review of DEI program
Limits on Board member service on other public company boards	Executive sessions provided for all quarterly Board and Committee meetings	Quarterly review of PAC and Group 1 foundation income (donations) and contributions
All directors stand for election annually	Philosophy of continuous Board refreshment to ensure a mix of skills, experience, tenure and diversity
Majority voting for directors in uncontested elections

Board Self-Evaluation

Our Board and each of its committees annually conduct a self-evaluation to assess and identify opportunities to improve their respective performance.

Overview of the Self-Evaluation Process

The GCR Committee is tasked with the oversight of the annual performance evaluation and to assist in designing and implementing such evaluations.

We engage a third party to assist us by preparing the performance assessments for electronic delivery, compiling the responses, and aggregating the results. Among other topics addressed, the Board and committee evaluations solicit director opinions related to Board and committee effectiveness, director preparedness, strategic oversight, risk management, scope and content of presentations, access to management, and CEO and Board succession planning.

As part of the evaluation process, the Board Chair meets individually with each committee chair to discuss the results of his or her committee’s evaluation. The results of the committee evaluations

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are then reviewed by each committee chair with his or her committee members. The Board Chair then meets with each director individually to discuss the results of the Board evaluation. In addition, the results of the Board and committee evaluations are discussed at the full Board and committee meetings.

Board Committees

The Board has a standing Audit Committee, CHR Committee, GCR Committee and FRM Committee. Such committees are required to perform the key functions summarized below as well as other such functions set forth in their charters or assigned by our Board from time to time. Each committee may form and delegate some or all of its authority to subcommittees when it deems appropriate. Each committee also has the authority to obtain advice and assistance from internal or external legal, accounting or other advisors, to approve the fees and expenses of such outside advisors, and to cause the Company to pay the fees and expenses of such outside advisors. The CHR Committee additionally has the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of the compensation of our senior corporate officers and also has the sole authority to approve the consultant’s fees and other retention terms.

Audit Committee

Our Audit Committee’s responsibilities are to:

•	appoint, compensate, retain and oversee the work of our independent registered public accounting firm and conduct an annual review of the independence of that firm;

•	review the experience and qualifications of the senior members of the independent registered public accounting firm’s team and the quality control procedures of the independent registered public accounting firm to present to the Board;

•	pre-approve all audit and all permitted audit-related services, tax services, and other non-audit services to be performed by our independent registered public accounting firm;

•	set guidelines for the hiring of employees or former employees of our independent registered public accounting firm and discuss with our independent registered public accounting firm any matters required by applicable auditing standards, including any critical audit matters brought to the Audit Committee’s attention;

•	review the scope and planning of the annual audit with management, the internal auditor, and our independent registered public accounting firm;

•	review the findings and recommendations of our independent registered public accounting firm;

•	review and discuss with management and our independent registered public accounting firm the independent auditor disclosures made in management’s discussion and analysis of financial condition and the financial statements included in our filings with the SEC;

•	oversee the internal audit function, including reviewing the responsibilities, budget and staffing of the internal audit function;

•	review and approve the appointment, performance and replacement of the senior internal auditing executive;

•	review and discuss with the senior internal auditing executive the internal reports to management prepared by the internal auditing department and any significant findings from such reports, together with management’s response to follow-up to such reports;

•	discuss with management, the senior internal auditing executive, and other appropriate Board committees our policies with respect to risk assessment and risk management;

•	review and discuss with management, the internal auditor, and our independent registered public accounting firm the Company’s internal controls over financial reporting;

•	receive reports from management regarding, and review and discuss the adequacy and effectiveness of, the Company’s disclosure controls and procedures;

•	approve for recommendation to the Board the Company’s policies and procedures for compliance with legal and regulatory requirements and review with management and others any legal, tax, or regulatory matters that may have a material

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impact on the Company’s operations and financial statements;

•	establish procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls and auditing matters, and complaints received by the Company regarding potential violations of applicable laws, rules and regulations or of the Company’s codes, policies and procedures, and establish procedures for the confidential and anonymous submission by employees of concerns regarding any such matters;

•	prepare the Audit Committee Report to be included in the annual proxy statement;

•	review and discuss with management and the independent registered public accounting firm the Company’s report on internal control over financial reporting prior to filing the Company’s Annual Report on Form 10-K; and

•	review, approve, or ratify related party transactions and perform other responsibilities as set forth in the Audit Committee’s charter.

The Report of the Audit Committee is set forth on page 72 of this proxy statement.

Compensation & Human Resources Committee

Our CHR Committee’s responsibilities are to:

•	review, evaluate, and approve goals and objectives relevant to CEO compensation;

•	review and recommend the CEO’s compensation (including annual salary, annual incentive compensation, equity awards and other direct and indirect benefits) for approval by the Board;

•	review, evaluate, and approve executive officer compensation program, including each executive officer’s individual goals, in light of the Company’s goals and objectives;

•	in consultation with the CEO, approve the compensation (including annual salary, annual incentive compensation, equity awards and other direct and indirect benefits) for the other executive officers;

•	review and approve all employment agreements, severance arrangements and change-in-control agreements and provisions for executive officers;

•	review and make recommendations to the Board with respect to incentive compensation plans and equity-based plans for executive officers;

•	oversee compliance with applicable rules and regulations regarding stockholder approval of certain equity-compensation matters, including advisory votes on executive compensation and the frequency and results of such votes, and the requirement under the NYSE rules;

•	review, and approve the process for selecting consultants, data sources and peer groups for purposes of benchmarking;

•	review and discuss with management the CD&A to be included in the Company’s proxy statement;

•	prepare a Compensation Committee Report for inclusion in the Company’s proxy statement;

•	review and approve the Company’s clawback policy;

•	evaluate compensation policies and practices for any material risks and mitigation strategies;

•	review, and recommend to the Board any changes to, and monitor compliance with, stock ownership guidelines for the executive officers;

•	oversee regulatory compliance with respect to compensation matters; and

•	oversee the Company’s DEI, human capital resources management practices, policies, strategies and goals and review and discuss with management disclosure regarding the same to be included in the Company’s Annual Report on Form 10-K.

For additional information regarding the role of management in the CHR Committee process, please see “Compensation Discussion and Analysis — How We Make Pay Decisions and Assess Our Programs.”

The Report of the CHR Committee is set forth on page 55 of this proxy statement.

Governance & Corporate Responsibility Committee

Our GCR Committee’s responsibilities are to:

•	assist our Board by identifying individuals qualified to become members of our Board and recommend director nominees to our Board;

•	recommend to our Board the appropriate composition of our Board and its committees and Board committee membership and leadership;

•	advise our Board about and recommend to it appropriate corporate governance guidelines and practices and assist in implementing the same;

•	oversee the succession of our CEO;

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•	review the Company’s policies governing political contributions and lobbying, and review Company and political action committee political contributions and expenditures;

•	review matters relating to the Company’s governance and corporate responsibility to confirm compliance with emerging best practices;

•	review ESG matters, including significant issues of corporate social and environmental responsibility and safety, as they pertain to the Company’s business;

•	review the Company’s material community participation and charitable efforts, including matters relating to the Group 1 Foundation; and

•	review and recommend to the Board the compensation of our directors.

Finance/Risk Management Committee

Our FRM Committee assists our Board in its oversight of corporate finance and risk management, including:

•	review and authorize finance-related activities within limits prescribed by the Board;

•	review, oversee, advise and report to our Board regarding our financial condition and capital structure, long-term and short-term financial policies and objectives;

•	review, discuss with management and approve the Company’s policies governing use of financial derivatives;

•	review and approve any off-balance sheet structures contemplated by the Company;

•	oversee the Company’s treasury activities, including an annual review of the Company’s principal commercial and banking relationships and banking and treasury authorizations;

•	review, oversee and discuss with management communications with rating agencies, regarding projections and similar information;

•	review and approve risk management-related activities;

•	assess and discuss with management the Company’s major risk exposures and steps management has taken to monitor and control such risk exposures, as well as risk assessment and management policies;

•	oversee the Company’s insurance programs, including coverage for business interruption, property and casualty, workers’ compensation, fiduciary liability, data security and directors and officers;

•	review and monitor the Company’s cybersecurity and information security program and make any recommendations to the Board regarding the same; and

•	review and provide guidance to the Board and management regarding the assessment of future capital spending and acquisition opportunities, and review capital expenditure plans, including significant acquisitions and dispositions of businesses and assets and other specific capital projects.

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The Board’s Role

Risk Management Oversight

We have a robust Enterprise Risk Management Program, designed to identify, assess, monitor, manage, and mitigate our significant business risks by concentrating primarily in five principal areas: (1) safety and property damage risk; (2) strategic planning and operational risk; (3) financial and accounting risk; (4) information technology and cybersecurity risk; and (5) governance, regulatory and legislative risk. Risk profiles are formally updated annually and as needed when significant risks emerge. Management updates the FRM Committee as new risks are identified, and on the steps taken to mitigate such risks. On an annual basis, management reviews results from tests of key risks with the full Board and the steps taken to mitigate new risks which have been identified.

Further, outside counsel advises our Board periodically on an as-needed basis to keep our directors informed concerning legal risks and other legal matters involving our Company. Finally, we have robust internal audit systems in place to help identify and mitigate risk and improve our internal controls, including reviewing our adherence to policies and procedures.

• Committee Responsibilities

Finance/Risk Management Committee

•  Oversight of our operations risk, including quarterly reviews of cybersecurity and data protection, litigation management, and enterprise risk management strategies.

•  Monitors our finance-related activities and provides guidance to management and the Board concerning our capital structure, capital allocation and our long-range financial policies and objectives.

•  Oversees the formal process to identify risks company-wide, allocate them to the appropriate Board committee, and ensure that risk mitigation activities are being followed.

Audit Committee

•  Oversight of risks relating to accounting matters, financial reporting and legal and regulatory compliance.

•  Meets with our management and independent registered public accounting firm regarding the adequacy of our financial controls and our compliance with legal, tax and regulatory matters, as well as our significant financial and accounting policies.

•  Meets with our Vice President of Internal Audit and with other members of management, to review the identified risk areas and scope and results of the internal audits.

•  Audit Committee Chair routinely meets between formal Audit Committee meetings with our Chief Financial Officer, General Counsel, Corporate Controller, Vice President of Internal Audit and our independent registered public accounting firm.

Compensation & Human Resources Committee

•  Oversight of succession planning for our key corporate officers (except our Chief Executive Officer) and the associated risks.

•  Responsible for overseeing risks relating to employment policies, our compensation policies and programs, including the DEI Council, and our benefits systems.

•  Has retained its own compensation consultant and meets regularly with management to understand the financial, human resources and shareholder implications of compensation decisions being made.

•  A separate discussion regarding the risk considerations in our compensation programs, including the processes that are put in place by the CHR Committee and management to identify, manage and mitigate potential risks in compensation, can be found beginning on page 54 of this proxy statement.

Governance & Corporate Responsibility Committee

•  Oversight of succession planning for our Chief Executive Officer and the associated risks.

•  Responsible for identifying diverse and qualified Board candidates and other matters related to Board succession planning.

•  Conducts a review of the performance of the Board and its committees and reviews and reassesses the adequacy of the corporate governance guidelines and recommends any proposed changes to the Board.

•  Reviews matters relating to the Company’s governance and corporate compliance.

•  Reviews matters relating to the Company’s corporate responsibility, including ESG efforts and initiatives.

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Cybersecurity Risk Oversight

Our Board recognizes the importance of maintaining the trust and confidence of our customers, vendors, shareholders and employees, and devotes significant time and attention to oversight of cybersecurity and information security risk. At each of its meetings, the FRM Committee receives presentations from our Vice President and Chief Information Officer on cybersecurity and information security risk, and on our cybersecurity initiatives. We also engage cybersecurity experts to review, test, evaluate and provide recommendations on our cybersecurity program. Additionally, to assure compliance with our policies and procedures members of our internal audit department regularly visit our dealerships to ensure that our customers’ personal information is protected and secured appropriately. The results of those dealership visits are reported to the Audit Committee. In 2022, the FRM Committee and the Audit Committee received cybersecurity and information security risk reports at least quarterly.

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ESG and Board Oversight

Our core values of integrity, transparency, professionalism, teamwork and respect underlie our commitment to conduct our business in ways that are principled and accountable to key stakeholders, the environment and the communities in which we do business. We are committed to transparency in sharing our sustainability progress. For updates on our progress and to access our 2022 Sustainability Report, please visit https://www.group1corp.com/ESG.

We are committed to responsible business practices and continuous improvement of the sustainability of our operations and our relationships with our employees and the communities in which we live and work. While our GCR Committee oversees our ESG policies and practices, other Board committees also play a role in our sustainability efforts, relating to cybersecurity, human capital management, health & safety and corporate risk management. In addition, our management team and other employee subject matter experts are responsible for the implementation of our ESG strategy, initiatives and communications.

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Succession Planning Oversight

Compensation & Human Resources Committee	• Oversight of succession planning for our key corporate officers (except our CEO) and the associated risks.
Governance & Corporate Responsibility Committee	• Oversight of succession planning for our CEO and the associated risks. • Responsible for identifying diverse and qualified Board candidates and other matters related to Board succession planning.

Stakeholder Engagement and Responsiveness

Group 1 is committed to engaging in constructive and meaningful conversations with our shareholders, employees, customers, vendors and the communities in which we operate in order to build long-term relationships. The Board values the input and insights of our stakeholders, and regularly monitors investor sentiment, shareholder voting results, and trends in governance, executive compensation, regulatory, environmental, social and other matters. Each year, management interfaces with prospective investors, existing shareholders, and buy-side and sell-side investment research analysts in a variety of event formats, to discuss the Company’s publicly disclosed performance, business strategy and outlook, and corporate governance. These events include earnings teleconferences; investor calls, meetings, and conference events; non-deal road trips; and occasionally site visits.

Key topics include discussions regarding capital allocation, share repurchases, company growth through acquisitions, the impact of our inventory supply on new and used vehicle sales, market trends, parts and service strategies, successful implementation of our AcceleRide® and Val-u-Line® vehicle sales programs, success with hiring technicians, our digital retail strategies, capital allocation, and profitability. This interaction ensures that management and the Board understand and consider the views of our shareholders, perception of the investment community, and industry and economic outlook from the Company’s Wall Street covering analysts, while enabling the Company to dynamically operate in an evolving industry and economy with respect to maximizing return for our shareholders.

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COMPENSATION OF DIRECTORS

Pay Structure

The table below sets forth the 2022 compensation we paid to our non-employee directors.

Annual Cash Compensation(1)	2022 ($)
Annual Retainer
Annual Cash Retainer	45,000
Equity Retainer(2)	200,000
Additional Annual Retainers
Non-Executive Chair of the Board	135,000
Audit Committee Chair	25,000
Compensation and Human Resources Committee Chair	15,000
Finance/Risk Management Committee Chair	15,000
Governance & Corporate Responsibility Committee Chair	15,000
Annual Vehicle Stipend	20,000
(1)	All cash retainer amounts are paid quarterly.
(2)	Paid as either restricted stock or restricted stock units valued at approximately $200,000 on the grant date.

Equity-Based Compensation

Our non-employee directors are paid an annual equity retainer consisting of either restricted stock or restricted stock units valued at approximately $200,000 on the grant date pursuant to the 2014 Long-Term Incentive Plan. In 2022, directors could elect whether to receive the equity retainer in restricted stock or restricted stock units with Messrs. Pereira, Quinn, Stanbrook and Szews electing to receive restricted stock and Mses. Barth, Taylor and Wright and Mr. Mizell electing to receive restricted stock units. The grant was effective January 3, 2022 with the value determined based on the average of the high and low market price of our common stock on that date. Accordingly, each non-employee director received 1,030 shares of restricted stock or restricted stock units. In July 2022, when the Company sold its operations in Brazil, Mr. Pereira ceased being a full-time employee, of the Company, and received a pro rata annual retainer of 577 shares of restricted stock as a non-employee director. Mr.  Kenningham was elected to the Board on August 24, 2022 but receives no compensation for his service as a director.

Restricted stock or restricted stock units granted to our directors vest immediately upon issuance. All vested awards held by a director will settle upon the retirement, death or disability of the director. Since January 1, 2019, all restricted stock units are settled in cash; prior thereto restricted stock units were settled in shares of common stock upon the termination of the director’s membership on our Board.

Director Stock Ownership Guidelines

Our non-employee directors are required to attain Group 1 common stock ownership with a value of $450,000 within five years of joining the Board. Once achieved, directors may sell or otherwise dispose of any shares in excess of the $450,000 value. If a director’s stock ownership value falls below $450,000 due to a decline in stock price, the director may not sell or dispose of shares until the director has again attained the requisite ownership level. Shares of common stock owned by the director and his or her immediate family members

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who share the same household, whether held individually or jointly, and grants of restricted stock and restricted stock units also count for purposes of the director stock ownership guidelines. Each of our directors has met, or is expected to meet within the applicable timeframe, our current director stock ownership requirements.

Nonqualified Deferred Compensation

Non-employee directors currently cannot defer director compensation under the Company’s Deferred Compensation Plan. However, previously deferred amounts remain deferred under the plan until the originally scheduled payment date. Please see the section entitled “Executive Compensation — Nonqualified Deferred Compensation” for a more fulsome description of the Company’s Deferred Compensation Plan and the material changes approved under the amended and restated plan.

Prior to January 1, 2021, the Company’s Deferred Compensation Plan permitted non-employee directors who elected to participate an opportunity to accumulate additional savings for retirement on a tax-deferred basis. These directors could defer in the plan any portion of their cash compensation received for services provided to our Board or its committees, while remaining 100% vested in deferred funds. We have complete discretion over how the deferred funds are utilized and they represent our unsecured obligation to the participants.

2022 Director Compensation

The following table sets forth a summary of the compensation we paid to our non-employee directors in 2022. Mr. Pereira ceased being a full-time employee on July 4, 2022, after which he received pro rata compensation for his service as a director. Compensation of Messrs. Hesterberg and Kenningham is shown in the Summary Compensation Table and related tables and Mr. Pereira’s employee compensation is discussed in the section titled “Transactions with Related Persons.”

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1),(2) ($)	All Other Compensation(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	Total ($)
Carin M. Barth	70,000	199,969	20,000	8	289,977
Steven C. Mizell	45,000	199,969	20,000	—	264,969
Lincoln Pereira Filho(5)	22,011	98,569	9,783	—	130,363
Stephen D. Quinn	180,000	199,969	20,000	—	399,969
Steven P. Stanbrook	45,000	199,969	20,000	—	264,969
Charles L. Szews	60,000	199,969	20,000	—	279,969
Anne Taylor	60,000	199,969	20,000	1,270	281,239
MaryAnn Wright	60,000	199,969	20,000	14	279,983
(1)	The amounts included in the “Stock Awards’ column represent the grant date fair value of awards computed in accordance with FASB ASC Topic 718. Assumptions made in the calculation of these amounts are included in Note 5 to our audited financial statements for the year ended December 31, 2022, included in our Annual Report on Form 10-K.
(2)	Our directors are offered the option of taking their annual retainer in restricted stock or restricted stock units. In 2022, each non-employee director received 1,030 shares of restricted stock or restricted stock units in payment of the equity portion of the 2022 annual retainer. Mr. Pereira joined the Board as a non-employee director on July 5, 2022 and received a prorated retainer of 577 shares for 2022.
(3)	The amounts in this column reflect the annual vehicle stipend.
(4)	Amounts reported reflect above-market earnings on the Deferred Compensation Plan. Amounts are reflective of earnings in excess of 120% of the applicable federal long-term rate, with compounding, of 2.26%. We do not sponsor a pension plan.
(5)	Mr. Pereira ceased to be a full-time employee on July 4, 2022 and became a non-employee board member on July 5, 2022.

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Compensation Changes for 2023

In November 2022, after a review of a competitive market analysis prepared by Pearl Meyer & Partners, LLC (“PM&P”) the GCR Committee recommended, and the Board approved, the following increases to the annual retainers:

•	Audit Committee Chair retainer increased from $25,000 to $30,000
•	CHR Committee Chair retainer increased from $15,000 to $25,000
•	GCR Committee Chair retainer increased from $15,000 to $25,000
•	FRM Committee Chair retainer increased from $15,000 to $25,000

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STOCK OWNERSHIP

Beneficial Stock Ownership of Directors and Executive Officers

The following table shows the amount of our common stock beneficially owned (unless otherwise indicated) by our directors and nominees, our NEOs, our current directors and NEOs as a group, and any shareholders with over 5% of our common stock. Except as otherwise indicated, directors and NEOs possessed sole voting and investment power with respect to all shares of common stock in the table. In addition, except as otherwise indicated, all information is as of March 20, 2023.

Name and Address of Beneficial Owner(1)	Aggregate Number of Shares Owned(2)		Percent of Class Outstanding(3)
Earl J. Hesterberg(4)	190,453.06		1.3%
Daryl A. Kenningham(5)	45,865.34		*
Daniel McHenry	21,964.04		*
Peter C. DeLongchamps	36,521.05		*
Darryl M. Burman	15,994.56		*
Carin M. Barth	2,131		*
Steven C. Mizell	—		*
Lincoln Pereira Filho(6)	106,146		*
Stephen D. Quinn	51,778.16		*
Steven P. Stanbrook	8,120		*
Charles L. Szews	14,550		*
Anne Taylor	—		*
MaryAnn Wright	—		*
All Directors and NEOs as a group (13 persons)	493,523.20	(7)	3.5%
*	Represents less than 1% of the outstanding common stock.
(1)	Except as otherwise indicated, the mailing address of each person or entity named in the table is Group 1 Automotive, Inc., 800 Gessner, Suite 500, Houston, Texas 77024.
(2)	Includes restricted shares as to which the individual has voting, but not dispositive, power, as follows: Mr. Hesterberg (75,744 shares), Mr. Kenningham (28,946 shares), Mr. McHenry (8,579 shares), Mr. DeLongchamps (9,688 shares), and Mr. Burman (6,160 shares). Does not include restricted stock units as to which the directors do not have voting or dispositive power, as follows: Ms. Barth (11,905 shares), Mr. Mizell (3,201 shares), Ms. Taylor (10,072 shares) and Ms. Wright (17,568 shares).
(3)	Based on total shares outstanding of 14,107,206 at March 20, 2023.
(4)	Includes 65,517 shares of common stock held in gift trusts for the benefit of Mr. Hesterberg’s children, for which he serves as Trustee, and 50,517 shares held by the 2019 Family Trust for which Mr. Hesterberg’s spouse serves as Trustee.
(5)	Includes 23,336.46 shares held in the Kenningham Management Trust.
(6)	Mr. Pereira has shared voting and dispositive power with respect to 104,467 shares; all such shares are owned by Abbe Investments, Ltd., a British Virgin Islands company, owned 98% by Mr. Pereira and 2% by his spouse. In addition, Mr. Pereira has sole voting, but no dispositive, power with respect to 1,679 shares.
(7)	Includes 129,117 restricted shares as to which the NEOs currently have voting, but not dispositive, power, and 42,746 restricted stock units as to which the directors do not have voting or dispositive power, although the restricted stock units do count towards the Company’s stock ownership requirements. Does not include 58,366 performance shares as to which the NEOs do not have voting rights or dispositive power.

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Certain Beneficial Owners

The following table provides information about beneficial owners, known by us as of March 20, 2023, of 5% or more of our outstanding common stock (the “5% Shareholders”). Unless otherwise noted in the footnotes to the table, the 5% Shareholders named in the table have sole voting power with respect to all shares shown.

Name and Address of Beneficial Owner	Aggregate Number of Shares Owned	Percent Of Class Outstanding(1)
BlackRock, Inc. 55 East 52nd Street New York NY 10055	2,574,169	18.24%	(2)
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	1,669,487	11.83%	(3)
Dimensional Fund Advisors LP 6300 Bee Cave Road Building One Austin, TX 78746	1,228,379	8.70%	(4)
(1)	Based on total shares outstanding of 14,107,206 at March 20, 2023.
(2)	As reported on Amendment No. 16 to Schedule 13G as of December 31, 2022 and filed with the SEC on January 26, 2022. BlackRock, Inc., as a parent holding company or control person, has sole voting power over 2,519,929 shares, sole dispositive power over 2,574,169 shares, and aggregate beneficial ownership of 2,574,169 shares. The subsidiaries of BlackRock, Inc. that acquired the shares reported by BlackRock, Inc. are as follows: BlackRock Fund Advisors (which owns 5% or greater of the outstanding shares being reported in Amendment No. 16 to Schedule 13G), BlackRock Life Limited, BlackRock Advisors, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock (Netherlands) B.V., BlackRock Asset Management Ireland Limited, BlackRock Institutional Trust Company, National Association, BlackRock Japan Co., Ltd., BlackRock Fund Managers Ltd., BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, Aperio Group, LLC, BlackRock (Luxembourg) S.A. and BlackRock Investment Management, LLC. The interest of one such person, BlackRock Fund Advisors, in the common stock of the Company, is more than 5% of the total outstanding common stock.
(3)	As reported on Amendment No. 15 to Schedule 13G as of December 31, 2022, and filed with the SEC on February 9, 2023. The Vanguard Group, Inc. has shared voting power over 14,986 shares, sole dispositive power over 1,639,375 shares, shared dispositive power over 30,112 shares and aggregate beneficial ownership of 1,669,487 shares.
(4)	As reported on Amendment No. 17 to Schedule 13G dated as of December 31, 2022 and filed with the SEC on February 10, 2023. Dimensional Fund Advisors LP, or certain of its subsidiaries (collectively, “Dimensional”) serve as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In its role as investment advisor, sub-adviser and/or manager, Dimensional possesses voting and/or investment power over shares of our common stock that are owned by the Funds, and may be deemed to be the beneficial owner of such shares held by the Funds. Dimensional has sole voting power as to 1,212,837 shares and sole dispositive power as to 1,228,379 shares. Dimensional disclaims beneficial ownership of all such securities. The Funds have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the securities held in their respective accounts.

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PROPOSAL 2

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

What am I Voting On?

Pursuant to Section 14A of the Exchange Act, each year we ask shareholders to approve, on an advisory basis, the compensation of our NEOs. Before voting, we encourage you to read and consider the CD&A on pages 33-54, along with the compensation tables beginning on page 56.

How is Shareholder Feedback Considered?

Annually, our shareholders have the opportunity to cast an advisory vote on the compensation of our NEOs Say-On-Pay Vote, as disclosed in this proxy statement. As an advisory vote, this Proposal 2 is not binding on Group 1, our Board or the CHR Committee. However, the CHR Committee will consider the outcome of the vote when making future compensation decisions regarding our NEOs.

Why Should I Vote for this Proposal?

Our Board recognizes that executive compensation is an important matter for our shareholders. As you consider this Proposal 2, we urge you to read the CD&A section of this proxy statement for additional details on executive compensation, including the more detailed information about our compensation philosophy and objectives, the decisions made by the CHR Committee in 2022, and the tabular disclosures regarding our NEOs’ compensation together with the accompanying narrative disclosures in the “Executive Compensation” section of this proxy statement.

As described in the CD&A, we believe our compensation program is effective, appropriate and strongly aligned with the long-term interests of our shareholders and the total compensation package provided to our NEOs (including potential payouts upon a termination or change of control) is materially consistent with market practice. We also believe our executive compensation is reasonable and competitive.

We believe that it is appropriate to seek the views of our shareholders on the design and effectiveness of our executive compensation program, and we value your opinion. At the 2022 Annual Meeting of Shareholders, 97% of the shares voted on the Say-On-Pay Vote were in favor of the compensation paid to our NEOs. The CHR Committee believes this vote strongly endorses the compensation philosophy, policies and practices of the Company and, therefore, it did not make any significant changes in the structure of our executive compensation program as a result of that Say-On-Pay Vote.

In light of these reasons, we are recommending that our shareholders vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to our Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby Approved, on an advisory basis.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NON-BINDING ADVISORY APPROVAL OF OUR EXECUTIVE COMPENSATION.

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PROPOSAL 3

ADVISORY VOTE TO APPROVE THE FREQUENCY OF SHAREHOLDER VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION

What am I Voting On?

Pursuant to Section 14A of the Exchange Act, every six years we ask shareholders to select, on an advisory basis, the frequency of future advisory shareholder votes, to approve the compensation of our NEOs – whether every year, every two years, or every three years.

How is Shareholder Feedback Considered?

Our shareholders have the opportunity to cast an advisory vote on the frequency with which shareholders should vote to approve the compensation of our NEOs, as disclosed in this proxy statement. As an advisory vote, this Proposal 3 is not binding on Group 1, our Board or the CHR Committee. However, the CHR Committee will consider the outcome of the vote when making future compensation decisions regarding our NEOs.

Why Should I Vote for this Proposal?

At our 2017 Annual Meeting of Shareholders, our shareholders cast the highest number of votes in favor of holding annual Say-On-Pay Votes. As a result, and based on other factors considered by our Board, we have since held the Say-On-Pay Vote on an annual basis. The Board believes that conducting Say-On-Pay Votes every year is the most appropriate alternative for our Company. An annual Say-on-Pay Vote enables our shareholders to provide frequent, direct input to the Company regarding compensation policies and practices. Shareholders will have the opportunity to consider our most recent compensation decisions and focus on increasing long-term shareholder value, and to give immediate and direct feedback on our executive compensation programs. The Board also believes an annual advisory shareholder vote promotes corporate transparency and accountability for the CHR Committee. Although the vote is nonbinding, the Board and the CHR Committee value the opinions of our shareholders and will consider the outcome of the vote when setting the frequency of future advisory votes on our NEOs’ compensation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR HOLDING AN ADVISORY VOTE TO APPROVE OUR NAMED EXECUTIVE OFFICER COMPENSATION EVERY YEAR.

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COMPENSATION DISCUSSION AND ANALYSIS

In 2022, Group 1 focused on driving operational excellence and continuous improvement, making strategic investments in technology and innovation, actively managing our business portfolio, promoting corporate and social responsibility, and beginning the process of successfully transitioning to a new CEO. As a result of these efforts, we achieved record sales and profits and returned to investors $544.9 million in dividends and share repurchases. Our results are the product of an experienced, dedicated workforce and a commitment to drive long-term growth and shareholder value creation.

This CD&A provides a detailed description of our executive compensation philosophy and programs, and the compensation determinations of the CHR Committee. As discussed below, our compensation plans are designed to reward our executive officers for the achievement of the Company’s business and financial goals. The CD&A focuses on the compensation of our NEOs as of December 31, 2022, identified below:

2022 NAMED EXECUTIVE OFFICERS (NEOs)(1)

EARL J. HESTERBERG	DARYL A. KENNINGHAM	DANIEL MCHENRY	PETER C. DELONGCHAMPS	DARRYL M. BURMAN
Chief Executive Officer (CEO)	President and Chief Operating Officer	Senior Vice President and Chief Financial Officer	Senior Vice President, Manufacturer Relations, Financial Services and Public Affairs	Senior Vice President, General Counsel

(1)	This list reflects the NEOs’ titles as of December 31, 2022. Mr. Hesterberg also held the title of President and CEO at the beginning of the year, but he resigned from the position of President as of August 24, 2022, and announced his intention to retire from the position of CEO and as a member of our Board effective December 31, 2022. Also, effective August 24, 2022, Mr. Kenningham was appointed President and Chief Operating Officer, and became a member of the Board. Effective January 1, 2023, Mr. Kenningham continued as our President and became our CEO. Also following the end of the 2022 year, Mr. Burman resigned from his General Counsel position, but will remain employed as Senior Vice President – Senior Advisor for the remainder of 2023.

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Executive Summary

2022 Performance Overview

Group 1 delivered record-setting financial results and improved operational effectiveness in 2022. We achieved record earnings per share by closing attractive acquisitions with approximately $1 billion in revenues, integrating operations of our large acquisitions in 2021, maintaining an aggressive cost reduction plan and continuing to return capital to shareholders through share repurchases and distribution of dividends. Our 2022 financial results compared to 2021 included:

*	Please see Appendix B for an explanation and reconciliation of these non-GAAP measures.

In addition to the metrics above, Group 1 achieved the following notable performance in 2022:

Financial Performance

Increased same store parts and service gross profit by 10.2%	Reduced SG&A as a percentage of gross profit from 60.5% in 2021 to a record low of 60.1% in 2022
Increased same store new vehicle total gross profit by 12.3%	Achieved all-time U.S. Finance and Insurance performance record of $2,428 per retail unit

Capital Allocation

Acquired approximately $1 billion in annual revenues	Issued quarterly dividends totaling $1.50 per share for the full year

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How We Align Pay and Performance

The CHR Committee believes that the most effective executive compensation program is designed to be reasonable and competitive, and should balance our goal of attracting, motivating, rewarding and retaining top-performing senior executives with our goal of aligning their interests with those of our Company and our shareholders. The CHR Committee annually evaluates our executive compensation program to ensure it is consistent with our short-term and long-term goals. We provide short-term incentive compensation opportunities in the form of annual cash bonuses, which focus on our achievement of annual corporate goals. We provide long-term incentive compensation opportunities in the form of equity awards. By maintaining competitive compensation and rewarding performance, the CHR Committee strives to support our overall business objectives.

Our Guiding Principles

Our strategic business focus during 2022 consisted of the following objectives:

•	increase total same store gross profit through focused efforts in the new vehicle, used vehicle, finance and insurance, parts, service and collision departments;
•	continue to standardize key operating processes and systems to improve our customer experience, provide omni-channel sales abilities (AcceleRide®), create greater efficiencies and reduce expenses;
•	maintain a cost level that aligns with the anticipated level of business activity;
•	seek strategic acquisition and divestiture opportunities within the automotive retail market so we can continue to optimize our business operations in the U.S. and the U.K.; and
•	maintain a balanced capital allocation strategy including acquisitions, share repurchases, dividends and effective capital spending.

Our NEOs’ individual or functional goals for the year, which provide support for our business objectives, generally consisted of one or more of the following:

•	sustain sales momentum;
•	maximize performance of recently acquired dealership operations;
•	continue to strengthen our processes and management for improved operating effectiveness and efficiency;
•	control costs and expenses as sales levels fluctuate;
•	dispose of underperforming dealerships and deploy the proceeds into other capital opportunities with better returns;
•	drive the capital allocation process, which seeks to maximize returns to our shareholders;
•	identify and successfully close attractive acquisitions; and
•	promote the achievement of our ESG initiatives, including enhancements to our human capital management and diversity, equity and inclusion efforts.

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Compensation Governance Best Practices

Our executive compensation and governance programs are designed to link pay with operational performance and increases in long-term shareholder value while avoiding incentives that could lead to excessive risk-taking. We have adopted the following policies and practices over time to accomplish such objectives:

We Do	We Do Not
Retain an independent compensation consultant	Pay tax gross-ups
Conduct a say-on-pay advisory vote annually	Use single-trigger equity vesting
Maintain robust stock ownership guidelines for our officers and directors	Design compensation plans that encourage excessive risk-taking
Maintain an incentive recoupment (i.e., clawback) policy	Permit short sales, pledging or hedging of Group 1 common stock by directors or employees
Rely on both financial and mission-based goals for incentive compensation	Adjust terms of previous awards
Conduct competitive benchmarking to ensure executive officer compensation is aligned to market
Pay for performance, including performance-based shares over multi-year performance periods
Target total compensation at median of our Peers

Overview of 2022 Pay Decisions

2022 Pay Mix

Consistent with our guiding principles, the largest portion of compensation for our NEOs in 2022 was “at-risk” compensation in the form of annual cash and long-term incentive awards that are contingent on Company performance and stock price performance.

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2022 Total Direct Compensation

In making annual pay decisions, the CHR Committee typically evaluates our three principal elements of executive compensation: base salary, annual cash incentive and long-term incentive awards, which we collectively refer to as “total direct compensation.” These elements are set forth below.

Total direct compensation for the NEOs is determined based on the CHR Committee’s assessment of Company and individual performance for the year. The following shows the 2022 total direct compensation of our NEOs:

2022 NEO COMPENSATION ELEMENTS

E. Hesterberg
Base Salary $1,265,000
Long-Term Incentive $4,499,842
Annual Incentive $2,150,500
84% at-risk compensation
D. Kenningham
Base Salary $890,399
Long-Term Incentive $2,499,932
Annual Incentive $1,514,281
82% at-risk compensation
D. McHenry
Base Salary $620,000
Long-Term Incentive $749,858
Annual Incentive $697,500
70% at-risk compensation
P. DeLongchamps
Base Salary $541,059
Long-Term Incentive $699,995
Annual Incentive $608,692
71% at-risk compensation
D. Burman
Base Salary $540,000
Long-Term Incentive $649,957
Annual Incentive $607,500
70% at-risk compensation

In 2023, we also paid a special cash bonus of $35,000 to Mr. DeLongchamps in special recognition of his successful engagement with our manufacturer partners in 2022.

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Shareholder Feedback on Compensation

Our shareholders have the right to approve annually, on an advisory non-binding basis, the compensation of our NEOs. At our 2022 Annual Meeting of Shareholders, 97% of the votes cast were in favor of our executive compensation program. Because of this substantial support, the CHR Committee did not make any significant changes to our compensation program or our general compensation philosophy following the vote. The CHR Committee will continue to consider the vote results for annual Say-on-Pay proposals when making compensation decisions for our NEOs and setting our compensation goals and philosophy.

In addition, at various times throughout the year the CHR Committee considers feedback from shareholders as well as more general developments in executive compensation principles. The CHR Committee uses this input to develop and implement the Company’s executive compensation philosophy, policies and programs. For additional information on the Say-on-Pay Vote with respect to the compensation paid to our NEOs in 2022, see Proposal 2 above.

How We Make Pay Decisions and Assess Our Programs

Roles and Responsibilities

Compensation & Human Resources Committee

Oversees our compensation programs

•	Reviews and approves financial and mission-based goals for the Company and the NEOs as they relate to the Company’s annual and long-term incentive programs.
•	Makes all final decisions regarding our NEOs’ compensation, except with respect to the CEO.
•	Reviews the CEO’s performance and develops the recommendation of the CEO’s compensation for approval by the non-employee members of the Board.
•	Considers shareholder input regarding executive compensation decisions and policies.
•	Engages the CHR Committee’s independent consultant.

CEO

Provides input to the CHR committee

•	Works with the CHR Committee to implement and promote our executive compensation strategy.
•	Recommends NEOs’ compensation subject to CHR Committee approval and/or modification.
•	Oversees the performance of the executive team and provides performance-related information to the CHR Committee.
•	Plays no role in the CHR Committee’s review of his performance or recommendation of his compensation.

Independent Consultant

Provides an independent perspective and assessment

•	Advises the CHR Committee on a variety of subjects, including compensation plan design, trends and best practices, pay-for-performance analytics, compensation comparison data and related matters.

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•	Reviews compensation data for our then-current peer companies (“Peer Companies”) in comparison to our current compensation practices and makes compensation recommendations.
•	Reports directly to the CHR Committee, participates in meetings as requested, and communicates with members of the CHR Committee or its Chair throughout the year to assist with the review and discussion of executive compensation matters.

Management

Provides additional insight and assistance

•	The Senior Vice President, Chief Human Resources Officer & Chief Diversity Officer, along with his staff, provide insight on program design and gather compensation market data to assist the CHR Committee in its decision-making process.
•	Management also has responsibility for compensation plan administration for employees who are not officers of the Company, as delegated to it by the CHR Committee.

Shareholders

Provide feedback on our programs

•	The CHR Committee reviews the feedback received from shareholders regarding our executive compensation programs each year, which helps the CHR Committee in its decision-making process and its ongoing assessment of the effectiveness of our program.

2022 Independent Consultant Engagement

Since 2005, the CHR Committee has engaged PM&P to serve as its independent compensation consultant on executive compensation matters. PM&P does not provide any other services to us outside of matters pertaining to executive officer and director compensation. PM&P reports directly to the CHR Committee, which alone determines the scope of services performed by PM&P and the directions given to PM&P regarding the performance of such services. However, in carrying out assignments PM&P may interact with management when necessary and appropriate.

In February 2022, the CHR Committee considered the independence of PM&P in light of SEC rules and NYSE listing standards. The CHR Committee requested and received a letter from PM&P addressing the consulting firm’s independence, including the factors set forth in the NYSE listing standards. The CHR Committee discussed these considerations, among other things, and concluded that the work of PM&P did not raise any conflict of interest.

Compensation Peer Group and Use of Market Data

How We Use Peer Group Data

PM&P’s market analysis process involves the comparison of the total compensation elements (base, annual incentive and long-term incentive) with the Peer Companies. While we do not think it is appropriate to establish compensation based solely on market analysis, we believe that the practice of comparing our compensation program to the programs of our peers can be useful for two reasons. First, our compensation practices must be competitive in order to attract and retain executives with the ability and experience necessary to provide leadership and to deliver strong performance to our shareholders. Second, comparative analysis allows us to assess the reasonableness of our compensation practices. Conducting a market analysis allows us to achieve our objective of maintaining competitive compensation, while aligning compensation with shareholder interests.

How Our Peer Group is Constructed

Our Peer Companies include all of the publicly traded automotive consolidators and specialty retailers associated with automotive sales, and automotive parts and service against whom we most directly compete. The list of our Peer Companies is periodically reviewed and updated by the CHR Committee. The CHR Committee discussed the Company’s peer group with PM&P in 2022. Based on that discussion, the list of Peer Companies for 2022, shown below, was unchanged from 2021.

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2022 Peer Companies
Advance Auto Parts, Inc.	CarMax, Inc.	O’Reilly Automotive, Inc.

Asbury Automotive Group, Inc.	Genuine Parts Company	Penske Automotive Group, Inc.

AutoNation, Inc.	LKQ Corporation	Rush Enterprises, Inc.

AutoZone, Inc.	Lithia Motors, Inc.	Sonic Automotive, Inc.

When evaluating the compensation data and making compensation decisions, the CHR Committee has taken into consideration the variance in revenue size among our Peer Companies. Additionally, when calculating a market value, the CHR Committee has considered other differences between our Peer Companies and us, such as corporate structure, tenure of officers, variance in scope of duties for each officer and other factors. However, any application of market analysis data is tempered by our basic organizational philosophy, which is to remain as lean as practical. This guiding principle means that certain of our NEOs have a broad range of job responsibilities that, at certain of our Peer Companies, may be divided among multiple executive officers. The CHR Committee’s use of market analysis data for specific compensation components is described in more detail below.

Timeline for Compensation Decisions

The CHR Committee followed the process shown below in making 2022 annual pay decisions for each component of compensation included in 2022 total direct compensation.

NOVEMBER 2021	JANUARY 2022	FEBRUARY 2022	AUGUST 2022	NOVEMBER 2022	FEBRUARY 2023

Approved 2022 base salary adjustments	Base salary increases take effect Approve financial metrics for annual incentive plan	Approve 2022 target levels for annual incentive program performance factors Approve 2022 restricted stock and performance share awards	President and Chief Operating Officer compensation adjusted for new position	Review preliminary 2022 Company and individual NEO performance	Review final 2022 Company and individual NEO performance Approve performance factors and individual targets for 2023 annual cash incentive awards and 2022 annual cash incentive award payout amounts

2022 Compensation Program

Base Salary

We provide our NEOs with a competitive annual base salary to compensate them for services rendered during the year. The CHR Committee annually reviews base salaries of our NEOs and adjusts based on market competitiveness, with the Board (excluding the CEO) approving increases for our CEO. We have generally set base salaries near the 50th percentile of our Peer Companies compensation. Following a review of the data supplied by PM&P, we made increases to base salaries between the 2021 and 2022 years, which reflect our intent to provide base salaries near that 50th percentile.

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The base salaries for our NEOs are noted in the table below.

Named Executive Officer	2021 Base Salary ($)	2022 Base Salary ($)
Earl J. Hesterberg	1,240,000	1,265,000
Daryl A. Kenningham(1)	760,000	775,000
Daniel McHenry	575,000	620,000
Peter C. DeLongchamps	530,450	541,059
Darryl M. Burman	500,580	540,000

(1)	Mr. Kenningham’s base salary was increased to $1,100,000 upon his promotion to President and Chief Operating Officer on August 24, 2022.

Annual Incentive Compensation

Annual cash incentive awards are intended to motivate and reward achievement of Company and individual or functional performance objectives. The CHR Committee establishes meaningful, performance-related goals for these awards so that attaining or exceeding the performance targets is not assured. Instead, attaining the performance goals requires significant effort by each of our NEOs, and if accomplished, contributes to the ongoing overall improvement and success of the Company.

For 2022, the annual incentive compensation plan was based upon financial and individual mission-based goals approved by the CHR Committee. Targets are expressed as a percentage of base salary and are generally multiplied by the NEO salary for the plan year to calculate the dollar value of the target. Below are the 2022 target percentages for each NEO.

	Total Annual Incentive Opportunity (as % of Base Salary)
Named Executive Officer	Threshold	Target	Max
Earl J. Hesterberg	65.0%	100.0%	170.0%
Daryl A. Kenningham	65.0%	100.0%	170.0%
Daniel McHenry	54.2%	83.3%	112.5%
Peter C. DeLongchamps	54.2%	83.3%	112.5%
Darryl M. Burman	54.2%	83.3%	112.5%

In 2022, 70% of the total annual incentive opportunity was based on the adjusted net income as the financial metric and 30% of the total annual incentive opportunity was based on the achievement of certain individual mission-based goals. With respect to the 2021 calendar year, the annual incentive program was based 50% on financial goals, and 50% on individual goals. The CHR Committee believes this change in the focus of the program better aligned managements’ interests with those of Group 1’s shareholders while continuing to reward strategic mission-based activities. The following is a description of the 2022 performance metric under the annual incentive compensation plan.

Financial Goal

The CHR Committee selected adjusted net income* as our financial goal because it reflects income statement performance, consistent with the interests of our shareholders. For 2022, the CHR Committee set threshold, target and maximum goals for adjusted net income shown below, where threshold was considered achievable, target was considered challenging yet attainable and maximum was considered possible with significant effort. However, no payments are made under this portion of the annual incentive award unless the threshold level of adjusted net income is achieved.

	Weight	Threshold	Target	Maximum
Adjusted Net Income*	70%	$530 million	$590 million	$650 million

*	Please see Appendix B for an explanation and reconciliation of this non-GAAP measure.

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The achievement of the threshold, target and maximum levels of performance for the adjusted net income metric would result in payouts as a percentage of base salary as follows:

	Annual Incentive Paid as % of Base Salary
Named Executive Officer	Threshold	Target	Max
Earl J. Hesterberg	35.0%	70.0%	140.0%
Daryl A. Kenningham	35.0%	70.0%	140.0%
Daniel McHenry	29.2%	58.3%	87.5%
Peter C. DeLongchamps	29.2%	58.3%	87.5%
Darryl M. Burman	29.2%	58.3%	87.5%

The CHR Committee may, in its sole discretion, adjust the Company’s adjusted net income when determining achievement of this metric for extraordinary or unusual items that would be included in our annual operating results, but not typically considered at the time the targets were set, such as certain asset impairments or extraordinary events that materially affect adjusted net income.

Mission-Based Goals

Mission-based goals typically include specific goals that are related to the individual’s functional area. These goals are established at the beginning of each year jointly by the named executive officer and our CEO and reviewed and modified by the CHR Committee, or in the case of the CEO, by the CHR Committee and the Board. Mission-based goals are integral to achieve key business objectives that help improve our financial performance, contribute to the growth of our Company and promote the achievement of our ESG initiatives, including enhancements to our human capital management and diversity, equity and inclusion efforts. As described in greater detail in “Corporate Governance — The Board’s Role — ESG and Board Oversight,” these efforts include a focus on enhancing talent acquisition, leadership development and talent assessment capabilities and processes; enhancing our employee retention strategy with particular emphasis on career development for diverse and female employees; and establishing a multi-year strategy to support the transformation of our team.

Annual Incentive Paid as % of Base Salary
Named Executive Officer	Mission Based
Earl J. Hesterberg	30.0%
Daryl A. Kenningham	30.0%
Daniel McHenry	25.0%
Peter C. DeLongchamps	25.0%
Darryl M. Burman	25.0%

Results

For 2022, adjusted net income was $731 million, exceeding the maximum target performance level of $650 million.

In connection with its review of the performance of our CEO and following extensive discussion with our CEO regarding his evaluation of the performance of our NEOs, the CHR Committee determined that each of our NEOs had achieved 100% of their respective mission-based goals, resulting in a 100% payment of the mission-based payout. Please read “2022 CEO Pay Decisions” and “2022 Pay Decisions for other NEOs” for additional discussion of the 2022 individual mission-based goals.

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Accordingly, the following amounts of incentive compensation were paid with respect to the 2022 year:

Long-Term Incentive Compensation

Design

As part of our annual compensation program, the CHR committee granted the long-term incentive compensation awards as a combination of restricted stock awards and performance share awards. When determining the size of the long-term equity awards, we typically consider amounts that would provide our NEOs with incentive opportunities that would result in pay above the median of our Peer Companies for performance above target. We then take into account individual performance, the position and value of the NEO to our Company, experience and length of service, our desire to incentivize the officer to remain with our Company, and the amount of equity previously awarded to the officer. Once the total annual grant amount for an NEO was determined, the CHR Committee granted 50% of that value in performance share awards and 50% in restricted share awards. This allocation provided each NEO with a higher percentage of performance-based equity awards than in previous years.

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Restricted Stock Awards

Restricted stock awards vest over several years to encourage recipients to remain with the Company. Prior to 2023, restricted stock awards vested over a five-year period, with 40% vesting after two years and an additional 20% vesting in each year thereafter.

For more information on the potential vesting (or forfeiture) of outstanding Restricted Stock Awards, please see the section entitled “Executive Compensation — Potential Payments upon Termination or Change in Control — Group  1 Automotive 2014 Long Term Incentive Plan.”

Performance Share Awards

Performance shares will vest based on Company performance over two years, with 50% vesting based on the Company’s return on invested capital (“ROIC”), and 50% vesting based on the Company’s total shareholder return relative to a comparator group of five domestic automotive retailers (“rTSR”). In addition, performance share awards are subject to an additional three-year, time-based vesting period. As a result, following the end of the two-year performance period, the CHR Committee will assess performance. Any awards that have satisfied the performance-based criteria will then continue to be subject to the time-based vesting requirement.

Return on Invested Capital

We believe ROIC is a metric that aligns with our efforts to build long-term value for shareholders by focusing on the effective allocation of capital. The ROIC performance target for the 2022-2023 performance period was designed to be sufficiently challenging and aligned with the Company’s strategic plan and growth objectives. Potential payout levels as a percentage of target based on actual performance are summarized below:

	Below Threshold	Threshold	Target	Maximum
Performance	Less than 15.0%	15.0%	17.0%	19.0%
Payout as a % of Target	0%	50%	100%	200%

Relative Total Shareholder Return

The 2022 performance shares that vest based on rTSR are subject to a two-year performance period that ends on December 31, 2023. The comparator group consists of Asbury, Autonation, Lithia Motors, Penske Automotive, and Sonic Automotive (collectively, the “2022 rTSR Comparator Group”). The actual number of performance shares that could be earned range from 0%-200% of the target amount, with adjustments upward or downward from the target 100% payout by 2.0% for each percentage point Group 1’s rTSR is above or below that of the median company’s rTSR.

In addition, the portion of the awards subject to rTSR performance are also subject to a cap on the maximum fair market value of the awards that become earned. As a result, the maximum fair market value (determined as of the last day of the applicable performance period) of the shares (or restricted stock, as further described below) may not exceed four times the fair market value of the target number of shares subject to rTSR performance originally granted to the NEO (the “Maximum Value”).

The following table illustrates the percentage of target performance shares that could be earned based on Group 1’s rTSR performance to the 2022 rTSR Comparator Group:

rTSR	Performance Share Payout %
Equal to or greater than 100% above the median company TSR	200%
Equal to median company TSR	100%
Equal to -25% below the median company TSR	50%
More than -25% below the median company TSR	0%

Attainment within performance parameters is subject to interpolation on a linear basis.

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For details regarding the potential vesting (or forfeiture of) the Performance Share Awards, please see the section entitled “Executive Compensation — Potential Payments upon Termination or Change in Control — Group 1 Automotive 2014 Long Term Incentive Plan.” The performance share agreements under the LTIP for our NEOs provide that upon an NEO’s termination due to death or disability, the performance shares will pay out following the performance period based on actual performance. If an NEO’s employment is terminated due to a planned retirement (generally defined as a mutually agreed upon retirement by the officer and the Company), the performance shares will convert to time-based restricted stock awards that will continue to vest, subject to the officer’s compliance with applicable restrictive covenants, until the second anniversary of the NEO’s termination of employment. Such a conversion will occur based on the actual performance achieved during the performance period. All other terminations of employment will result in a forfeiture of the performance shares without payment.

2022 Awards

In February 2022, the CHR Committee reviewed the competitive analysis prepared by PM&P and the Company’s comprehensive compensation review to determine how each NEO’s base salary and total compensation compared to their peers. The CHR Committee also assessed all elements of each executive’s pay relative to total compensation. When making the decision as to the size of the equity award for each NEO the CHR Committee also considered each executive’s current equity position for purposes of reward and retention and considered other factors, such as size of previous awards, contribution to corporate results, the nature of the executive’s leadership role and Company performance during the year. Based on this analysis and review, on February 15, 2022, the CHR Committee granted the following restricted stock and performance share awards to the NEOs:

	2022 Long Term Equity Incentive Compensation
Named Executive Officer	Restricted Stock Awards (#)	Value(1) ($)	Performance Share Awards (at Target) (#)	Value (at Target)(1) ($)
Earl J. Hesterberg	12,860	2,249,921	12,860	2,249,921
Daryl A. Kenningham	7,145	1,250,053	7,144	1,249,879
Daniel McHenry	2,143	374,929	2,143	374,929
Peter C. DeLongchamps	2,001	350,085	2,000	349,910
Darryl M. Burman	1,858	325,066	1,857	324,891

(1)	Value of awards reflect grant date fair value.

For more information on the 2022 equity awards, please see the section entitled “Executive Compensation —Grants of Plan-Based Awards in 2022.”

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2022 CEO Pay Decisions

Age 68 Education: B.A. in Psychology, Davidson College M.B.A, Xavier University	EARL J. HESTERBERG

PRIOR ROLES

•  CEO of Group 1 from 2005 through December 2022; President from 2005 to August 2022

•  Served as Group Vice President, North America Marketing, Sales and Service for Ford Motor Company from October 2004 to 2005. From July 1999 to September 2004, he served as Vice President, Marketing, Sales and Service for Ford of Europe, and from 1999 until 2005, he served on the supervisory board of Ford Werke AG

2022 INDIVIDUAL PERFORMANCE HIGHLIGHTS

•  Focused on corporate growth and capital allocation with effective communication of same to investment community

•  Focused on aftersales expansion in the U.S. and the U.K. through increased technician hiring

•  Focused on human capital management, DEI advancement and succession planning

•  Leveraged technology to improve effectiveness and efficiency of U.S. and U.K. operations

•  Supervised integration of recent key acquisitions, including incorporation of GPI culture and processes, and achieve targeted pre-tax income levels

•  Achieved selling, general and administrative cost reduction target

Mr. Hesterberg held the title of President at the beginning of the 2022 year, but resigned from the position of President on August 24, 2022, and retired from the position of CEO and as a member of our Board effective December 31, 2022.

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2022 Pay Decisions for other NEOs

Age 59 Education: B.A. in Psychology, University of Michigan M.B.A, University of Florida	DARYL A. KENNINGHAM

CURRENT AND PRIOR ROLES

•  CEO of Group 1 since January 2023 and President since August 2022

•  Served as Group 1’s Chief Operating Officer from August 2022 to December 2022

•  President of Group 1 U.S. Operations from 2017 to August 2022, Regional Vice President – West Region from 2016 to 2017 and Regional Vice President – East Region from 2011 to 2016

•  Served as the Chief Operating Officer of Ascent Automotive from December 2010 to April 2011

•  Served in senior executive roles from 1998 to 2011 at Gulf States Toyota, including Senior Vice President of Gulf States Toyota, President of Gulf States Financial Services, and as President at USA Logistics (previously known as Gulf States Transportation)

•  Held various sales, marketing and vehicle distribution positions in the U.S. and Japan with Nissan Motor Corporation from 1988 to 1998

2022 INDIVIDUAL PERFORMANCE HIGHLIGHTS

•  Achieved U.S. aftersales corporate revenue growth at target

•  Focused on human capital management in the U.S., DEI advancement, and succession planning

•  Leveraged technology to improve effectiveness and efficiency of U.S. operations and enhancement of AcceleRide®

•  Focused on corporate expansion strategy and U.S. acquisition eligibility

•  Achieved meaningful growth in U.S. used vehicle operations

•  Achieved selling, general and administrative cost reduction target

In connection with his promotion to President and Chief Operating Officer on August 24, 2022, Mr. Kenningham’s base salary was increased to $1,100,000.

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Age 48 Education: BSc in Economics, Queens University Belfast MSc in Accounting & Management, Southampton University	DANIEL MCHENRY

CURRENT AND PRIOR ROLES

•  Senior Vice President and Chief Financial Officer of Group 1 since 2020

•  Group 1 U.K. Finance Director from 2007 to 2020

•  Joined Chandlers BMW in 2004 before its acquisition by Group 1 in 2007

•  Prior to entering the auto retail business, spent five years with KPMG from 1998 to 2003

2022 PERFORMANCE HIGHLIGHTS

•  Developed funding support plan for strategic growth initiatives

•  Leveraged technology to improve effectiveness and efficiency of U.S. and U.K. operations

•  Focused on human capital management, DEI advancement, and succession planning

•  Focused on corporate growth and capital deployment

•  Expanded investor relations strategy and communicate same to the investment community

•  Achieved selling, general and administrative cost reduction target

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Age 61 Education: B.B.A. in Marketing, Baylor University	PETER C. DELONGCHAMPS

CURRENT AND PRIOR ROLES

•  Senior Vice President, Manufacturer Relations, Financial Services and Public Affairs of Group 1 since 2018

•  Vice President, Manufacturer Relations, Financial Services and Public Affairs of Group 1 from 2012 to 2018

•  Vice President, Manufacturer Relations and Public Affairs of Group 1 from 2006 to 2012

•  Vice President, Manufacturer Relations of Group 1 from 2004 to 2006

2022 PERFORMANCE HIGHLIGHTS

•  Maintained capital expenditure projects within budget while maintaining positive relationships with manufacturers

•  Ensured integration of DEI and ESG initiatives into investor website and investor relations materials; continued to focus on corporate philanthropy efforts

•  Developed consistent communication plan to relay key messaging points to investment community

•  Achieved “finance and insurance” per retail unit target

•  Focused on communication and relationships with manufacturers

•  Achieved selling, general, and administrative cost reduction target

In 2023, we also paid a special cash bonus of $35,000 to Mr. DeLongchamps in special recognition of his successful engagement in 2022 with our manufacturer partners.

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Age 64 Education: B.A. in Finance University of South Florida J.D., South Texas College of Law	DARRYL M. BURMAN

CURRENT AND PRIOR ROLES

•  Senior Vice President – Senior Advisor of Group 1 since March 2023

•  Senior Vice President, General Counsel of Group 1 from 2018 to 2023; Vice President and General Counsel of Group 1 from 2006 to 2017

•  Prior to joining Group 1, he was head of the corporate and securities practice in the Houston office of Epstein Becker Green Wickliff & Hall, P.C. from 2005 to 2006

•  From 1996 to 2005, he was a named partner and head of the corporate and securities practice of Fant & Burman, L.L.P.

2022 PERFORMANCE HIGHLIGHTS

•  Expanded funding for strategic growth initiatives through modification of credit facility

•  Supervised reorganization and restructuring of international operations following disposition of Brazil operations

•  Successfully negotiated, documented and closed acquisitions

•  Oversaw establishment of ESG policies and procedures

•  Provided oversight and strategy development for significant litigation matters

•  Supervised integration of legal policies in recent acquisitions, including incorporation of GPI culture and processes

•  Achieved selling, general and administrative cost reduction target

In March 2023, we entered into a transition agreement with Mr. Burman under which he would continue to receive his base salary of $600,000 and his existing perquisites through December 31, 2023. In exchange, Mr. Burman would continue in the role of Senior Vice President – Special Advisor from April 1, 2023 through December 31, 2023.

2023 Compensation Actions

As part of our annual compensation review including the competitive compensation analysis prepared by PM&P, the CHR Committee reviewed and approved certain changes to the 2023 compensation of our NEOs. As a result, the 2023 base salaries of Messrs. McHenry, DeLongchamps and Burman increased by 13.0%, 6.3% and 11.1%, respectively. However, Mr. Kenningham’s base salary was not adjusted in light of the 42.0% increase he received in August 2022 when he was promoted to President. In addition, the annual incentive opportunities were also increased for all NEOs such that our CEO is eligible to earn 130% (target) and 260% (max) of base salary and the other NEOs are eligible to earn 125% (max) of base salary. In addition, the CHR Committee approved the reduction of the vesting period for restricted stock awards from five years to three years, with the restrictions relating to the awards lapsing 33% for each of the first and second years, and 34% for the third year.

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Other Compensation Elements

Retirement and Deferred Compensation Benefits

401(k) Plan

We maintain the Group 1 Automotive, Inc. 401(k) Savings Plan (the “401(k) Savings Plan”) to assist eligible employees in providing for their retirement. Matching contributions may be in the form of cash or shares of our common stock or a combination of both, as determined by the CHR Committee. All of our matches have been in cash for all employees. Amounts that we contributed to each NEO’s 401(k) Savings Plan account are disclosed in the Summary Compensation Table below.

Employee Stock Purchase Plan

Generally, under the Group 1 Automotive, Inc. Employee Stock Purchase Plan, all employees, including our NEOs, have the opportunity to purchase up to $25,000 annually of our common stock at a 15% discount to market, but no more than 3,000 shares of common stock per quarter. This is an additional equity incentive we offer to all of our employees to further promote their interest in enhancing shareholder value. Employees may not sell shares they purchase under the Employee Stock Purchase Plan for the first six months following purchase.

Deferred Compensation Plan

The Group 1 Automotive, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”) is designed as a retention tool for our corporate and regional officers, dealership general managers, and other key employees. The Deferred Compensation Plan enables participants to accumulate savings for retirement on a tax-deferred basis. Effective January 1, 2022, the CHR Committee approved an amendment and restatement of the Deferred Compensation Plan that eliminated all investment options except the declared rate option and a money-market fund, discontinued the ability of participants to elect and schedule in-service withdrawals, eliminated non-discretionary employer matching contributions and discontinued future participation by our non-employee directors. For a more detailed discussion of the Deferred Compensation Plan, please see the section entitled “Executive Compensation — Nonqualified Deferred Compensation.”

Perquisites and Other Benefits

Health and Welfare Benefits

Our NEOs are eligible to participate in our standard medical, dental, vision, disability insurance and life insurance plans to meet their health and welfare needs. These benefits are provided to ensure that we are able to maintain a competitive position so we can attract and retain executive officers and other employees. All NEOs are eligible to participate in the same healthcare benefits offered to all of our full-time employees.

Vehicle Allowance

Under his employment agreement, Mr. Hesterberg was provided with two vehicles for his use during 2022. Mr. Kenningham also received two vehicles. Each of our Senior Vice Presidents receive a vehicle allowance of $15,000 per year and the use of one vehicle. Vice Presidents are typically provided either a vehicle allowance of $11,300 per year, or use of a vehicle.

Other Limited Perquisites and Personal Benefits

In order to attract and retain certain NEOs, we provide perquisites and other personal benefits that the CHR Committee believes are reasonable and consistent with our overall compensation programs and philosophy. For example, we pay for club membership privileges that are used primarily for business but also for occasional personal purposes by Mr. Hesterberg. In addition, we own a fractional interest in an aircraft that is primarily used for business purposes. However, we make a portion of our time available to Messrs. Hesterberg and Kenningham for personal use during the year to optimize use of their time. In 2022, Mr. Hesterberg was allowed a maximum of 40 flight hours for personal use of the aircraft; however, his actual personal usage was 14.6 hours. The CHR Committee increased the number of hours for personal use of the aircraft during the year for Mr. Kenningham, which was increased to 30 hours in connection

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with Mr. Kenningham’s promotion to President in August 2022 for the remainder of 2022. In 2022, Mr. Kenningham’s personal usage was 22.4 hours. Messrs. Hesterberg and Kenningham reimburse the Company for personal use based on the published standard industry fare level valuation method. Beginning in 2023, Mr. Kenningham is entitled to a maximum of 40 flight hours for personal use of the aircraft. This benefit is consistent with similar benefits provided by our Peer Companies.

Employment, Severance and Change of Control Arrangements

We maintain employment and other compensatory agreements with certain NEOs to ensure they will perform their roles for an extended period of time. Certain provisions contained in these agreements, such as non-competition and non-solicitation provisions, as well as change in control severance arrangements, are essential to retaining our talent and protecting our shareholders. We believe it is appropriate to compensate individuals to refrain from working with competitors following termination, and that compensation enhances the enforceability of such agreements. Similarly, these agreements provide for severance compensation to be paid if an officer’s employment is terminated under certain conditions, such as following a corporate change, involuntary termination, termination by us for “cause,” or death or disability, each as defined in the applicable executive’s agreement.

These agreements and our severance terminology are described in more detail under “Executive Compensation — Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Employment, Incentive Compensation and Non-Compete Agreements.”

In 2022, in connection with our CEO transition, we amended Mr. Kenningham’s Incentive Compensation, Confidentiality, Non-Disclosure and Non-Compete Agreement to provide for his increase in annual base salary to $1,100,000, effective August 24, 2022. We also amended Mr. Hesterberg’s employment agreement to provide for voluntary retirement on December 31, 2022.

Corporate Change

In certain scenarios, the potential to merge with or be acquired by another entity may be in the best interests of our shareholders. We provide severance compensation to certain NEOs if their employment is terminated following a merger or similar corporate change transaction. As previously discussed, we do not provide any excise tax gross-ups to any of our NEOs.

Termination Without Cause

If we terminate the employment of certain NEOs without “cause” as defined in the applicable agreement, we are obligated to pay the officer certain compensation and other benefits, as described in detail in “Executive Compensation — Potential Payments Upon Termination or Change in Control.” We believe these payments are appropriate because the terminated officer will be bound by confidentiality, non-solicitation and non-compete restrictions ranging from one to two years after termination. Parties with existing agreements have mutually agreed to a severance package prior to any termination event, which gives us flexibility to make a change in senior management if such a change is in the best interests of our Company and our shareholders.

Other Executive Compensation Policies and Practices

Clawback Policy

The CHR Committee has adopted a policy on repayment or recoupment (or “clawback”) of performance-based cash bonuses and performance-based stock bonuses in the event of certain financial restatements, excluding those required by a change in generally accepted accounting principles. Our clawback policy provides that we will require the payment or reimbursement (to the extent permitted by governing law) of all or a portion of any performance-based cash or performance-based stock bonus where: the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a material restatement and a higher or lower payment would have been made to the employee based upon the restated financial results. In each of these instances, we will, to the extent practicable: (a) either make a payment of, or seek to recover, the

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cash amount by which the individual employee’s annual performance-based bonus differed from the amount that was recalculated based on the restated financial results; (b) cause the award or cancellation of performance-based stock awards to reflect such difference; and (c) seek reimbursement of any unearned gains realized on the vesting of performance-based stock attributable to such awards. However, we will not pay or seek to recover cash bonuses paid more than three years prior to the date the applicable restatement is disclosed.

Prohibitions on Certain Transactions Involving Group 1 Stock

Our directors and NEOs, as well as our employees or their designees, are prohibited from engaging in “short sales” of our stock or otherwise hedging the risk of ownership of our stock regardless of the manner in which the stock was attained (i.e., as an award from our LTIP, a gift, or from a direct purchase of the stock in the open market). Hedging is generally defined as purchasing a financial instrument that does, or is intended to, hedge or offset any decrease in the market value of our stock. We have also adopted a policy that prohibits our directors and officers from pledging their Company stock or engaging in any other transaction that has the effect of using Group 1 securities as collateral.

Tax Deductibility of Incentive Compensation

While the CHR Committee considers the deductibility of compensation paid to our NEOs as one factor in its determinations, the CHR Committee will ultimately structure compensation in a manner that meets our business, retention and incentive goals, even if some of it may be non-deductible.

Stock Ownership Guidelines

Our Stock Ownership Guidelines require our NEOs to maintain a minimum amount of our common stock (valued at 6x base salary for the CEO and 3x base salary for the other NEOs) while they are employed by us. These guidelines reinforce the importance of aligning the longer-term interests of our NEOs with the interests of our shareholders.

The required dollar value of stock ownership for each covered executive is the executive’s base salary times a multiple divided by the previous 36-month average stock price as calculated on the most recent December 31. Unvested restricted stock awards or restricted stock units are counted towards the ownership requirement, but unvested performance shares are not. Officers must reach the requisite ownership level within five years of being appointed as an officer. Each of our NEOs was in compliance with current guidelines on December 31, 2022, as indicated below.

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Compensation Risk Assessment

We annually review our compensation policies and practices for all employees, including our NEOs, and have determined that our compensation programs are not reasonably likely to cause behaviors that would have a material adverse effect on our Company.

The CHR Committee believes that executive compensation payouts must:

•	Align with Group 1’s financial performance.
•	Be earned in a manner consistent with Group 1’s Code of Conduct.
•	Promote long-term sustainable value for shareholders.
•	Provide fair and equitable pay regardless of race and gender.
•	Strike a balance between financial opportunity and risk.
•	Create retention incentives.

Moreover, we believe that several design features of our compensation programs and policies reduce the likelihood of excessive risk-taking:

Sound Incentive Plan Design	The CHR Committee establishes financial performance goals that are challenging, yet realistic. Our program design provides a balanced mix of cash and equity, annual and longer-term incentives.
Emphasis on Long-Term Performance	Our long-term incentive program incorporates long-term financial performance metrics that are designed to align the executive’s interests with shareholders’ interests and are capped at industry standard levels. We also cap the number of shares that may be awarded to an individual in a calendar year.
Rigorous Share Ownership Requirements	We maintain robust share ownership requirements for our senior executives and directors. These requirements are intended to reduce risk by aligning the economic interests of executives and directors with those of our shareholders.
Prohibition on Short Sales, Pledging and Hedging of Securities	We prohibit directors, officers and employees from entering into transactions involving short sales of our securities. Directors and officers also are prohibited from pledging or assigning Group 1 equity interests as collateral for a loan. Transactions in put options, call options or other derivative securities that have the effect of hedging the value of our securities also are prohibited.
Clawback Policy	We maintain a comprehensive policy (which extends to all employees participating in the incentive plan) on recoupment of both annual and long-term incentive compensation. The policy allows us to recoup payments made based upon materially inaccurate financial results.
Quarterly Performance Updates	Compliance and ethical behaviors are integral factors considered in all performance assessments. We set the proper ethical and moral expectations through our policies, values and procedures and provide various mechanisms for reporting issues. Each quarter, we review our executives’ performance against their mission-based goals.
Post-Employment Covenants	Certain of our NEOs have contractually agreed to not engage in post-employment activities detrimental to the Company, such as disclosing proprietary information, soliciting Group 1 employees or engaging in competitive activities.

We believe that, for all employees, our compensation programs do not encourage excessive risk and instead encourage behaviors that support sustainable value creation aligned with our shareholders’ interests.

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REPORT OF THE COMPENSATION & HUMAN RESOURCES COMMITTEE

During the last fiscal year, and this year in preparation for the filing of this proxy statement with the SEC, the Compensation & Human Resources Committee:

•	reviewed and discussed the disclosure set forth under the heading “Compensation Discussion and Analysis” with management; and
•	based on the reviews and discussions referred to above, recommended to the Board of Directors that the disclosure set forth under the heading “Compensation Discussion and Analysis” be included in this proxy statement and incorporated by reference into Group 1 Automotive, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Respectfully submitted by the Compensation & Human Resources Committee of the Board of Directors,

Anne Taylor (Chair)
Steven C. Mizell
Stephen D. Quinn
Steven P. Stanbrook
MaryAnn Wright

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes, with respect to our NEOs, information relating to the compensation granted or earned for services rendered in all capacities during 2022, 2021 and 2020. Our NEOs consist of five senior corporate officers, including our CEO and our Chief Financial Officer.

Name and Principal Position	Year	Salary ($)	Bonus(3) ($)	Stock Awards(4) ($)	Annual Incentive Plan Compensation(5) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(6) ($)	All Other Compensation(7) ($)	Total ($)
Earl J. Hesterberg(1) President and CEO	2022	1,265,000		4,499,842	2,150,500	602,226	257,117	8,774,685
	2021	1,240,000		3,799,959	2,480,000	849,078	208,220	8,577,257
	2020	900,000		3,646,040	2,400,000	292,530	60,009	7,298,579
Daryl A. Kenningham(2) President and Chief Operating Officer	2022	890,399		2,499,932	1,514,281	242,130	323,895	5,470,637
	2021	760,000		1,999,994	1,121,000	342,173	174,355	4,397,522
	2020	604,500		1,772,418	1,080,000	806,776	171,939	4,435,633
Daniel McHenry Senior Vice President and Chief Financial Officer	2022	620,000		749,858	697,500	6,617	36,276	2,110,251
	2021	575,000		499,925	661,250	859	34,557	1,771,591
	2020	375,317		450,026	349,506	—	13,607	1,188,456
Peter C. DeLongchamps Senior Vice President, Manufacturer Relations, Financial Services and Public Affairs	2022	541,059	35,000	699,995	608,692	100,180	27,653	2,012,579
	2021	530,450		799,821	610,018	142,794	29,663	2,112,746
	2020	467,792		708,927	592,250	54,561	30,613	1,854,143
Darryl M. Burman Senior Vice President, General Counsel	2022	540,000		649,957	607,500	105,039	30,083	1,932,579

(1)	Mr. Hesterberg also held the title of President at the beginning of the 2022 year, but he resigned from the position of President on August 24, 2022, and retired from the position of CEO and as a member of our Board effective December 31, 2022.
(2)	Mr. Kenningham assumed the role of President and Chief Operating Officer on August 24, 2022; effective January 1, 2023, he became the CEO and President of Group 1.
(3)	The amount in the “Bonus” column for Mr. DeLongchamps reflects a one-time, special bonus paid in special recognition of his successful engagement in 2022 with our manufacturer partners.
(4)	The amounts in the “Stock Awards” column reflects the required accounting expense for the restricted stock and performance share awards and do not correspond to the actual value that may be recognized by our NEOs. These amounts represent the grant date fair value of awards computed in accordance with FASB ASC Topic 718 in connection with awards granted under the LTIP. Assumptions made in the calculation of these amounts in fiscal years 2020 and 2021 are included in Note 4 and Note 5, respectively, to the audited financial statements included in our Annual Reports on Form 10-K for the fiscal years ended December 31, 2020 and December 31, 2021, respectively. Assumptions made in the calculation of these amounts in fiscal year 2022 are included in Note 5 to the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. Certain of these awards have no intrinsic value to the recipient until the performance or vesting schedule is met. For example: as of December 31, 2022, our NEOs had not realized any value from their 2022 restricted stock awards because vesting will not begin until 2024, when forfeiture restrictions will lapse as to 40% of the awards. Forfeiture restrictions will lapse as to the remaining 60% of the 2022 awards in 20% increments in 2025, 2026 and 2027. Regarding performance share awards granted in 2022, assuming performance is satisfied, they are scheduled to vest on December 31, 2023 and vested shares will be released on December 31, 2024. With respect to the one-half portion of the performance share awards that are based on ‘performance conditions’ for accounting purposes (as opposed to market conditions), if we assumed that the probable accounting value was based on the maximum payout for the awards, the grant date values would have been as follows: Mr. Hesterberg, $2,249,921; Mr. Kenningham, $1,249,879; Mr. McHenry; $374,929; Mr. DeLongchamps, $349,910; and Mr. Burman, $324,891. Vesting schedules for equity awards can be found in the footnotes to the “Outstanding Equity Awards at Fiscal Year-End” table.
(5)	Annual cash incentive awards based upon the achievement of financial and mission-based goals. This is discussed further under “Compensation Discussion and Analysis — Annual Incentive Compensation Plan”.
(6)	Amounts reflect above-market earnings on the Deferred Compensation Plan, as defined by earnings in excess of 120% of the applicable federal long-term rate, with compounding, of 2.26%. We do not offer a pension plan.

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(7)	The following table reflects the categories of compensation and benefits included under “All Other Compensation” for 2022:

Name	Year	401(k) Savings Plan Matching Contribution ($)	Automobile Allowance ($)	Use of Demonstrator Vehicles(a) ($)	Airplane Use(b) ($)	Club Membership and Dues ($)	Total ($)
Earl J. Hesterberg	2022	9,150	—	26,455	198,610	22,902	257,117
Daryl A. Kenningham	2022	9,150	10,000	15,736	289,009	—	323,895
Daniel McHenry	2022	9,150	15,000	12,126	—	—	36,276
Peter C. DeLongchamps	2022	9,150	15,000	3,503	—	—	27,653
Darryl M. Burman	2022	9,150	15,000	5,933	—	—	30,083

(a)	Represents the incremental cost for personal use of one or more Company demonstrator vehicles. The incremental cost is determined by multiplying the annual lease value of the vehicle by the percentage of personal use, which we track through travel logs.
(b)	While we do not have formal arrangements regarding airplane use with our NEOs other than Messrs. Hesterberg and Kenningham, in the event that the executives or their family members make use of the airplane they will reimburse the Company for their personal costs. Amounts within this column represents the incremental cost to us of providing this benefit, which is generally the difference between the amount paid by the NEO for the use of our leased airplane under the standard industry fare level method and the lease cost to the Company for such use.

Grants of Plan-Based Awards

The following table provides information concerning each grant of an award made to our NEOs under our annual incentive compensation plan and 2014 Long Term Incentive Plan during 2022:

		Possible Payouts Under Annual Incentive Plan Awards(1)			Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of	Grant Date Fair Value of
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Shares of Stock or Units (#)	Stock and Option Awards ($)
Earl J. Hesterberg	—	822,250	1,265,000	2,150,500	—	—	—	—	—
	02/15/2022	—	—	—	—	—	—	12,860	2,249,921
	02/15/2022	—	—	—	6,430	12,860	25,720	—	2,249,921
Daryl A. Kenningham	—	578,990	890,754	1,514,281	—	—	—	—	—
	02/15/2022	—	—	—	—	—	—	7,145	1,250,053
	02/15/2022	—	—	—	3,572	7,144	14,288	—	1,249,879
Daniel McHenry	—	336,040	516,460	697,500	—	—	—	—	—
	02/15/2022	—	—	—	—	—	—	2,143	374,929
	02/15/2022	—	—	—	1,072	2,143	4,286	—	374,929
Peter C. DeLongchamps	—	292,254	450,702	608,692	—	—	—	—	—
	02/15/2022	—	—	—	—	—	—	2,001	350,085
	02/15/2022	—	—	—	1,000	2,000	4,000	—	349,910
Darryl M. Burman	—	292,680	449,820	607,500	—	—	—	—	—
	02/15/2022	—	—	—	—	—	—	1,858	325,066
	02/15/2022	—	—	—	929	1,857	3,714	—	324,891

(1)	Estimated possible payouts under the 2022 annual incentive compensation plan. The amounts shown in the “Threshold”, “Target” and “Maximum” columns assume achievement of 100% of the mission-based goals for each NEO. See the “Annual Incentive Plan Compensation” column of the 2022 Summary Compensation Table for actual amounts paid to NEOs under the annual incentive compensation plan for 2022 and “Compensation Discussion and Analysis — Annual Incentive Compensation Plan” beginning on page 41 of this proxy statement for a description of the annual incentive compensation plan and how the payouts were determined.
(2)	These columns reflect the threshold, target and maximum numbers of performance share units granted in 2022. The “Threshold” column reflects 50% of the target award; the “Target” column reflects 100% of the target award; and the “Maximum” column reflects 200% of the target number of the award, as this is the number of shares that could be earned based solely on the performance levels achieved. However, the awards were designed with a Maximum Value, a supplemental maximum payout formula that is described further within the CD&A above. This Maximum Value could potentially alter the number of shares of underlying common stock that could become payable pursuant to the award under any of the performance levels.

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Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The following is a discussion of material factors we believe are necessary to an understanding of the information disclosed in the Summary Compensation Table and the Grants of Plan-Based Awards Table for 2022.

Employment, Incentive Compensation and Non-Compete Agreements

Earl J. Hesterberg

On August 24, 2022, we entered into an amendment to Mr. Hesterberg’s employment agreement that provided for December 31, 2022 to be his pre-determined retirement date, at which time his employment term would end due to a voluntary retirement.

Daryl A. Kenningham

Effective June 6, 2011, we entered into an incentive compensation, confidentiality, non-disclosure and non-compete agreement with Mr. Kenningham (the “Kenningham Incentive Agreement”). Under the agreement, Mr. Kenningham is subject to certain non-compete restrictions and other customary restrictive covenants such as a confidentiality provision. Mr. Kenningham remains subject to the non-compete for two years following his termination of employment. Effective August 24, 2022, we amended the agreement to set Mr. Kenningham’s annual base salary at $1,100,000.

Daniel McHenry

Mr. McHenry’s offer letter was effective as of June 1, 2020, the date of his appointment as Senior Vice President and Chief Financial Officer. It provided for his then annual salary of $575,000 and a maximum annual bonus opportunity equal to 115% of his base salary. On August 20, 2020, in connection with his promotion, and relocation to the U.S., we entered into a retention, confidentiality and non-compete Agreement with Mr. McHenry (the “McHenry Retention Agreement”). The McHenry Retention Agreement granted him an initial restricted stock award of 2,067 shares, of which 40% vested on the second anniversary of the grant date, with an additional 20% vesting on each subsequent anniversary date. It also provided that he would be eligible to receive future stock awards, based on his performance and approval by the CHR Committee.

Darryl M. Burman

Effective December 1, 2006, we entered into an incentive compensation, confidentiality, non-disclosure and non-compete agreement with Mr. Burman (the “Burman Incentive Agreement”), which subjects him to certain non-competition restrictions and other customary restrictive covenants such as confidentiality requirements. Mr.  Burman remains subject to a noncompete for up to one year following the termination of employment.

On December 1, 2009, we entered into an employment agreement with Mr. Burman (the “Burman Employment Agreement”), which automatically renews for successive one-year terms unless either party provides the other with 60-day prior written notice in advance of expiration of the term. The Burman Employment Agreement also provides for the severance payments and benefits described below under “Potential Payments upon Termination or Change in Control.”

Effective March 31, 2023, we entered into a Transition and Separation Agreement with Mr. Burman (the “Transition Agreement”). The Transition Agreement specified that Mr. Burman would resign from all executive officer positions effective March 31, 2023 but otherwise continue as an employee until December 31, 2023. Under the Transition Agreement, Mr. Burman will continue to receive his 2023 base salary and the other benefits he was entitled to receive pursuant to the Burman Employment Agreement. Mr. Burman will also continue to be subject to the restrictive covenants contained in the Burman Incentive Agreement and the Burman Employment Agreement.

Additional Information

We do not have an employment or non-compete agreement with Mr. DeLongchamps.

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Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning restricted stock awards and performance share awards for our NEOs. As of December 31, 2022, none of our NEOs held any stock options.

	Restricted Stock Awards(1)			Performance Share Awards(2)
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units of Stock That Have Not Vested(3) ($)
Earl J. Hesterberg	02/20/2018	9,475	1,709,006	—	—
	02/19/2019	17,544	3,164,411	—	—
	02/17/2020	16,488	2,973,941	—	—
	02/19/2021	19,377	3,495,030	10,702	1,930,320
	02/15/2022	12,860	2,319,558	12,860	2,319,558
Daryl A. Kenningham	02/20/2018	2,600	468,962	—	—
	02/19/2019	5,470	986,624	—	—
	02/17/2020	8,015	1,445,666	—	—
	02/19/2021	10,199	1,839,594	5,632	1,015,844
	02/15/2022	7,145	1,288,744	7,144	1,288,563
Daniel McHenry	02/20/2018	800	144,296	—	—
	02/19/2019	1,600	288,592	—	—
	02/17/2020	1,527	275,425	—	—
	08/20/2020	1,241	223,839	—	—
	02/19/2021	2,550	459,944	1,406	253,600
	02/15/2022	2,143	386,533	2,143	386,533
Peter C. DeLongchamps	02/20/2018	1,700	306,629	—	—
	02/19/2019	3,160	569,969	—	—
	02/17/2020	3,206	578,266	—	—
	02/19/2021	4,079	735,728	2,251	406,013
	02/15/2022	2,001	360,920	2,000	360,740
Darryl M. Burman	02/20/2018	1,420	256,125	—	—
	02/19/2019	2,487	448,580	—	—
	02/17/2020	2,291	413,228	—	—
	02/19/2021	2,550	459,944	1,406	253,600
	02/15/2022	1,858	335,127	1,857	334,947

(1)	Forfeiture restrictions on our restricted stock awards lapse over a five-year period: 40% of the award on the second anniversary of the grant date, and 20% on the third, fourth and fifth anniversaries of the grant date, respectively.
(2)	Performance shares are earned with respect to measures over a designated performance period, as described in more detail within the CD&A section above. Regarding the February 19, 2021 award, the performance period began on January 1, 2021 and ended on December 31, 2022. The vesting date is December 31, 2023. Values here are reflective of actual shares earned at the end of the performance period. Regarding the February 15, 2022 award, the performance period began on January 1, 2022 and ends on December 31, 2023. The vesting date is December 31, 2024. Values here are reported at target payout amounts.
(3)	Calculated using value of our common stock at close of market on December 30, 2022 (the last trading day of the 2022 year) of $180.37.

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Stock Vested

The following table provides information relating to the vesting of restricted stock during 2022 on an aggregated basis for each of our NEOs. Our NEOs currently do not hold stock options.

	Performance Shares		Restricted Stock Awards
Name	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realize on Vesting(2) ($)
Earl J. Hesterberg	13,071	2,345,199	34,325	6,111,843
Daryl A. Kenningham	6,354	1,140,035	13,129	2,328,397
Daniel McHenry	—	—	4,143	749,493
Peter C. DeLongchamps	2,541	455,906	7,076	1,262,544
Darryl M. Burman	1,815	325,647	5,602	1,001,250

(1)	Represents the gross number of shares acquired upon vesting of restricted stock and performance shares, without taking into account any shares withheld to satisfy applicable tax obligations.
(2)	Represents the value of the vested restricted stock and performance shares, calculated by multiplying (a) the number of vested shares of restricted stock or performance shares, as applicable by (b) the average of the high and low sales prices of our common stock on the vesting date, which is how we calculate market value for purposes of this table.

Nonqualified Deferred Compensation

The following table sets forth our NEOs’ information regarding the Deferred Compensation Plan, including, with respect to each officer: (1) the aggregate contributions made by the officer, (2) the aggregate interest or other earnings accrued, and (3) the total balance of the officer’s account.

Name	Executive Contributions in Last FY(1) ($)	Aggregate Earnings in Last FY(2) ($)	Aggregate Balance at Last FYE(3) ($)
Earl J. Hesterberg	—	924,772	14,734,338
Daryl A. Kenningham	—	371,812	5,924,052
Daniel McHenry	100,750	8,806	166,233
Peter C. DeLongchamps	—	154,031	2,440,855
Darryl M. Burman	300,000	157,905	2,569,985

(1)	Reported as compensation to the NEO in the Summary Compensation Table for 2022 (including any annual incentive plan compensation earned during 2022 but paid in 2023).
(2)	The following portions of the aggregate earnings in the last fiscal year were reported in the 2022 “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the 2022 Summary Compensation Table because they were above-market earnings: Mr. Hesterberg ($602,226), Mr. Kenningham ($242,130), Mr. McHenry ($6,617), Mr. DeLongchamps ($100,180) and Mr. Burman ($105,039).
(3)	The following portions of the aggregate balance amounts for each of the following NEOs were reported as compensation to the officer in the Summary Compensation Table in previous years:

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	Earl J. Hesterberg ($)	Daryl A. Kenningham ($)	Daniel McHenry ($)	Peter C. DeLongchamps ($)	Darryl M. Burman ($)
2021	849,078	342,173	100,047	161,095	—
2020	1,972,530	806,776	—	86,363	—
2019	1,850,833	164,068	—	92,740	—
2018	1,487,607	181,560	—	151,699	—
2017	622,403	621,360	—	95,928	—
2016	1,084,057	—	—	148,501	135,227
2015	1,094,001	—	—	137,899	124,192
2014	494,519	—	—	127,009	116,953
2013	202,527	—	—	89,271	69,730
2012	233,611	—	—	97,419	95,464
2011	178,285	—	—	—	60,842
2010	—	—	—	—	22,299
2009	500,000	—	—	—	12,289
2008	147,159	—	—	—	20,015
2007	179,235	—	—	—	—
2006	525,465	—	—	—	—
2005	205,240	—	—	—	—

Pursuant to the Deferred Compensation Plan, certain corporate officers, including NEOs, may defer up to 50% of their base salary and up to 100% of their incentive compensation. Deferral elections are to be made no later than the last day of the calendar year immediately preceding the calendar year in which such compensation is earned, or the first day of the next calendar quarter where the employee becomes eligible during the calendar year. Currently, 100% of each NEO’s account is vested. We may also make discretionary credits to an officer’s account from time to time, which credits will be subject to a vesting schedule established by us at the time of such credit. We did not make any discretionary contribution credits during the 2020, 2021 or 2022 calendar years.

Benefits under the Deferred Compensation Plan will be paid no earlier than upon the executive’s termination of service, or, for deferrals made prior to January 1, 2021, upon a certain date elected by the officer. Benefits will be paid, at the participant’s election, in a lump sum or in annual installments, although all distributions will be paid in cash. Payments upon an executive’s termination of service may be delayed for six months to the extent necessary to comply with the requirements of Section 409A of the Code. Except in the event of unforeseeable financial emergencies, effective January 1, 2021, in-service withdrawals are not permitted in the Deferred Compensation Plan, although the necessary portion of a participant’s vested account balance may be distributed in order to satisfy certain employment, federal or state taxes. An unforeseeable financial emergency shall allow a participant to access vested funds in his accounts upon the occurrence of: (1) a severe financial hardship of the participant that results from an illness or accident of the participant, or the participant’s beneficiary, spouse or dependent; (2) loss of the participant’s or the beneficiary’s property due to casualty; or (3) a similar extraordinary and unforeseeable circumstance as described in Section 409A of the Code arising as a result of events beyond the participant’s control. Effective January 1, 2021, an annual contribution limit of $300,000 was implemented for all employee deferrals with an employee lifetime maximum contribution amount of $3.5 million.

Deferred amounts will be deemed to be notionally invested in either the Group 1 Guaranteed Crediting Rate investment option or a money market fund. The Group 1 Guaranteed Crediting Rate investment option is a declared interest rate, set by the CHR Committee annually, and was 6.5% for 2022. For 2023, the rate is 8.5%.

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Potential Payments upon Termination or Change in Control

We believe providing certain senior corporate officers with severance payments and accelerated vesting of equity awards in certain circumstances are important retention tools. In addition, we believe that providing for “double-trigger” (defined below) payments and equity award vesting to certain key executives in connection with a “corporate change” helps maximize shareholder value by encouraging our executives to objectively review any proposed transaction, whether or not that executive will continue to be employed. A “double-trigger” payment or benefit becomes due in the event of a qualifying event such as an involuntary termination of employment without “cause” or a termination of employment with “good reason” in connection with a corporate change. Executive officers at other companies in the general market against which we compete for executive talent commonly have equity compensation plans that provide for accelerated vesting upon a corporate change and post-termination payments, and we have consistently provided this benefit to certain senior corporate officers in order to remain competitive in attracting and retaining skilled professionals.

Disclosed below is the amount of compensation and/or other benefits that would be payable to each of our NEOs in the event of termination of their employment under the following scenarios: death, disability, with and without cause, for certain constructive termination events, in each case, following a corporate change. These potential payments are governed by the 2014 Long Term Incentive Plan and the 2007 Long Term Incentive Plan pursuant to which various equity incentive awards were issued and, with respect to Messrs. Hesterberg, Kenningham, and McHenry, the terms of employment agreements or other individual written arrangements. None of our NEOs is entitled to an excise tax gross-up payment. For additional information regarding the employment agreements, see “Compensation Discussion and Analysis — Employment and Severance Agreements.”

Employment and Severance Agreements

Hesterberg’s Employment Agreement

Mr.  Hesterberg’s employment agreement was amended in 2022 to provide that his employment term would end on December 31, 2022, would be due to his voluntary resignation and would constitute a “qualified retirement” and “planned retirement” for purposes of his outstanding equity-based compensation arrangements, as further described below. As a result, as of December 31, 2022, the amended employment agreement did not provide for any potential severance payments or benefits.

Kenningham’s Incentive Compensation, Confidentiality, Non-Disclosure and Non-Compete Agreement

The Kenningham Incentive Agreement provides for certain potential severance payments and includes customary restrictive covenants. In the event that Mr. Kenningham is terminated by the Company without Cause or incurs an Involuntary Termination (generally defined as termination by Mr. Kenningham due to the Company breaching any material provision of the Incentive Agreement, a Constructive Termination Event, or an involuntary reduction in his base salary or incentive compensation targets (other than a reduction in such target that is applied consistently to other executive officers to reflect changes in relative EPS projections as a result of such Corporate Change) within six months following a “Corporate Change” that is not cured by the Company within 30 days of written notice from Mr. Kenningham), the Company must pay Mr. Kenningham a cash amount equal to one year base salary at the most recent rate of pay, subject to his compliance with certain restrictive covenants and execution of a general release in the Company’s favor. In addition, Mr. Kenningham would be entitled to accelerated vesting of outstanding restricted stock awards, conditioned on his compliance with the terms of such awards, and a pro-rated bonus under the Company’s annual incentive compensation plan. In the event of his Disability, he must be paid his regular salary in effect at the start of such Disability for up to 120 days.

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McHenry’s Retention and Severance Agreement

The McHenry Retention Agreement provides for certain potential severance payments and includes customary restrictive covenants. In the event that Mr. McHenry incurs a “Qualifying Termination” (generally defined as a termination without Cause or due to Mr. McHenry’s death or Disability), the Company must pay Mr. McHenry a cash payment equal to the average annual base salary that he received over the 24-month period immediately preceding the applicable termination date, subject to his compliance with certain restrictive covenants and execution of a general release in the Company’s favor.

Burman’s Employment Agreement

The Burman Employment Agreement which was in effect for the entirety of the 2022 year provided that in the event Mr. Burman was terminated due to an Involuntary Termination or he terminated his employment following a Constructive Termination Event, he would have been entitled to the following:

•	a lump sum payment equal to Mr. Burman’s base salary divided by 12 and multiplied by a severance multiplier. The “severance multiplier” in the case of Mr. Burman, was the greater of 12 months or the remaining months in the term of the Burman Employment Agreement. The payment would have been made on the first day of the seventh month following the termination of employment;
•	a pro rata bonus calculated in accordance with our Annual Incentive Compensation Plan, paid in a single lump sum payment at the later of (1) the first day of the seventh month following Mr. Burman’s separation from service, or (2) March 15th of the year following the release of earnings for the year in which the separation of service occurred; and
•	the use of a demonstrator vehicle for a period of six months.

If Mr. Burman terminated employment following an involuntary reduction of his salary or incentive compensation targets within six months after a Corporate Change, he would have been entitled to the same payments and benefits as described in the first three bullets above, except the severance multiplier would be 15 months. The Burman Employment Agreement also provides that if employment is terminated due to Death or Disability, then Mr. Burman would be entitled to:

•	his pro rata salary through the date of such termination and a pro rata bonus (based on his termination date), calculated in accordance with our Annual Incentive Compensation Plan, paid in a single lump sum payment at the later of (1) the first day of the seventh month following Mr. Burman’s separation from service, or (2) March 15th of the year following the release of earnings for the year in which the separation of service occurred; and
•	in the case of Disability, the use of a demonstrator vehicle for a period of six months.

In the event of termination by the Company for Cause or Voluntary Termination by Mr. Burman, all compensation and benefits would have ceased as of the applicable termination date. In these circumstances, Mr. Burman would only have received base salary earned but not yet paid.

The Burman Employment Agreement contained a covenant that Mr. Burman would not sue or lodge any claim against the Company based upon an Involuntary Termination for any payments not otherwise required to be paid under the Burman Employment Agreement. If Mr. Burman breached this covenant, we would have been entitled to recover from Mr. Burman all sums we or any of our subsidiaries or affiliates had expended in relation to such action. We would also have been entitled to offset any amounts expended in relation to defending such claim against any amounts owed to Mr. Burman prior to a final determination of the arbitration provisions provided for in the Burman Employment Agreement.

Mr. Burman has agreed not to disclose, during or at any time after his employment with us, any of our confidential information or trade secrets. Mr. Burman will return all proprietary materials, and all copies thereof, to the Company upon a termination of employment for any reason, and all copyrighted works that the executive may have created during his employment relating to the Company or our business in any manner shall remain our property.

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Burman Transition Agreement

The Transition Agreement provides that upon a termination of Mr. Burman’s employment for any reason other than Cause (as defined within the Burman Employment Agreement) or due to his death prior to his agreed December 31, 2023 termination date, Mr. Burman will not be entitled to any cash severance or benefits. In the event his employment is terminated by the Company without Cause or due to his death prior to December 31, 2023, he will receive a lump sum payment equal to the amount of the remaining salary payments he would have received during the remainder of the 2023 year, as well as the continuation of any benefits that were provided for within the Transition Agreement with respect to the 2023 year. However, any outstanding equity awards that he holds at the time of termination for any reason prior to December 31, 2023 will continue to be governed by his individual award agreements described below. The Transition Agreement incorporates the confidentiality, non-solicit, non-competition and other customary restrictive covenants that were originally set forth within the Burman Employment Agreement and the Burman Incentive Agreement.

General Terms

As used in the above-described agreements for Messrs. Kenningham, McHenry and Burman, as applicable, the following terms shall generally have the meaning provided below, which could impact the amount of compensation that the executive receives at or following his separation from service from us:

•	“Cause” shall mean, for purposes of the Burman Employment Agreement and the McHenry Retention Agreement, any of the following: (1) conviction or plea of nolo contendere to a felony or a crime involving moral turpitude; (2) breach of any material provision of either an agreement with us or our Code of Conduct or certain other material policies; (3) the use, for his own benefit, of any confidential or proprietary information of ours, or willfully divulging for his benefit such information; (4) fraud or misappropriation or theft of any of our funds or property; (5) willful refusal to perform his duties; or (6) gross negligence; provided, however, that we, before terminating the executive under (2), (5), or (6) must first give him written notice of the nature of the alleged breach or refusal and provide him with a period of time, ranging from 15 days, in the case of willful refusal to perform duties, to 20 days, in the case of gross negligence, to correct the problem, unless correction is inherently impossible.
•	“Cause” means, for purposes of the Kenningham Incentive Agreement, any of the following: (1) indictment or conviction of any felony or any crime involving dishonesty, (2) participation in any fraud or act of dishonesty against the Company, (3) a violation of any Company policy that causes a material detriment to the Company, (4) a breach of the executive’s duties to the Company, including but not limited to unsatisfactory performance of job duties that is not corrected within 30 days after written notice, (5) intentional damage to any property of the Company, (6) conduct by the executive that demonstrates gross unfitness to serve, and (7) a material breach of the Incentive Agreement.
•	“Corporate Change” means the first to occur of any of the following events: (1) any person acquires 50% or more of our common stock or voting securities, other than (a) any acquisition directly from or resulting from an acquisition of our shares by the Company, (b) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (c) any acquisition by any entity pursuant to a transaction which complies with clauses (a) or (b); (2) the occurrence of a merger, reorganization, consolidation or disposition of all or substantially all of our assets, unless our shareholders prior to such transaction hold more than 50% of the equity and voting power of the resulting entity or entity holding such assets, no person (other than benefit plans of such entity) holds 50% or more of the equity or voting power of such entity and at least a majority of the board of directors of such entity were members of the Incumbent Board; (3) our shareholders approve our complete liquidation or dissolution; or (4) under the Kenningham Incentive Agreement, within any period of 24 consecutive months and subject to certain exceptions, a change in the composition of the board of directors of the Company such that the incumbent board ceases for any reason to constitute a least a majority of the Board.
•	“Constructive Termination Event” occurs upon: (1) the failure by us to pay the executive’s compensation as provided in the applicable agreement; (2) relocation without his consent of his primary employment location of more than 50 miles; (3) our request that the executive perform any illegal activity or sign-off on any inappropriate financial statement or

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acknowledgement; (4) a material diminution in the executive’s position, duties, responsibilities, reporting status, or authority; or (5) a material negative reduction in base salary or incentive compensation targets within six months after a Corporate Change, except that before exercising his right to terminate the employment relationship pursuant to any of the previous provisions, he must first give written notice to our Board of the circumstances purportedly giving rise to his right to terminate and must provide us with a minimum of thirty days (fifteen days under the Kenningham Incentive Agreement) to correct the problem, unless correction is inherently impossible.
•	“Disability” under the Burman Employment Agreement and McHenry Retention Agreement means the executive’s becoming incapacitated by accident, sickness or other circumstance that in the reasonable opinion of a qualified doctor approved by our Board, renders him mentally or physically incapable of performing the essential functions of the executive’s position, with or without reasonable accommodation, and that will continue, in the reasonable opinion of the doctor, for a period of no less than 180 days.
•	“Disability” under the Kenningham Incentive Agreement means any ailment or condition that prevents the executive from actively carrying out his duties under the Kenningham Incentive Agreement for a continuous period of 120 days.
•	“Involuntary Termination” means, for purposes of the Burman Employment Agreement and McHenry Retention Agreement, a termination by the executive due to a Constructive Termination Event by itself or in relation to a Corporate Change, or by us for any reason without Cause, at the discretion of our Board; an “Involuntary Termination” also includes the nonrenewal of the executive’s employment agreement by the Board. Under the Kenningham Incentive Agreement, an Involuntary Termination has the meaning described above.
•	“Voluntary Termination” means a termination by the executive other than for a Constructive Termination Event.

Group 1 Automotive 2014 Long Term Incentive Plan

Upon the occurrence of a Corporate Change, the CHR Committee may fully vest any restricted stock awards then outstanding and, upon such vesting, all restrictions applicable to the restricted stock will terminate. Further, the CHR Committee may determine that the performance conditions are satisfied for the performance share awards upon a Corporate Change if the participant is also terminated without cause or for good reason in connection with the Corporate Change, or the participant’s award is not assumed or converted by the controlling entity following the Corporate Change.

A Corporate Change occurs if (1) we are dissolved and liquidated; (2) we are not the surviving entity in any merger or consolidation (or we survive only as a subsidiary of an entity); (3) we sell, lease or exchange all or substantially all of our assets to any other person or entity; (4) any person, entity or group acquires or gains ownership or control of more than 50% of the outstanding shares of our voting stock; or (5) after a contested election of directors, the persons who were directors before such election cease to constitute a majority of our Board of Directors.

Our NEOs do not currently, and at December 31, 2022 did not, hold any unvested stock options, and therefore there are no amounts to report.

The award agreements for restricted stock also establish vesting provisions applicable to termination of employment. The award agreement for all grants of restricted stock to our NEOs, provides for accelerated vesting if the named executive officer’s employment is terminated due to death or disability. The award agreements also provide for accelerated vesting in the case of death or disability during the two-year period following a qualified retirement. A “qualified retirement” with respect to the 2021 and 2022 awards generally means a retirement after attaining the age of 63 and following the date on which the sum of the executive’s age and years of service equals or exceeds the age of 70, and so long as the executive has completed in aggregate, five years of service, and upon satisfaction of a two year non-compete and certain non-disclosure covenants. A “qualified retirement” with respect to awards granted prior to 2021 generally means a termination of employment on a date that is on or after the employee’s attainment of age 63 and following the employee’s completion of at least ten years of service with the Company and upon satisfaction of a two year non-compete and certain non-disclosure covenants. Additionally, awards granted during the year employment is terminated will vest, provided the executive received such award at least six months prior to termination.

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The performance share agreements for our NEOs provides that upon an NEO’s termination due to death or disability, the performance shares will pay out following the performance period based on actual performance. If an NEO’s employment is terminated due to a “planned retirement” (generally defined as a mutually agreed upon retirement by the officer and the Company), the performance shares will convert to time-based restricted stock awards that will continue to vest, subject to the officer’s compliance with applicable restrictive covenants, until the second anniversary of the NEO’s termination of employment. Such a conversion will occur based on the actual performance achieved during the performance period. All other terminations of employment (other than as described above in connection with a Corporate Change) will result in a forfeiture of the performance shares without payment. As described in the CD&A above, the 2021 and 2022 performance shares were also granted with a Maximum Value limitation. For performance share awards granted prior to 2021, a similar maximum value limitation applied, but that limitation applied to both rTSR and ROIC-based awards, to be calculated separately. These value limits could potentially alter the number of shares that become payable in connection with an acceleration or payment event.

Non-Competition Agreements

Along with their respective employment agreements, Mr. Hesterberg has entered into a Non-Compete Agreement and Messrs. Kenningham and McHenry have entered into an Incentive Compensation and Non-Compete Agreement with the Company, each of which provide that for a period of two years following the executive’s termination of employment, the executive will not compete with the Company or induce any of our employees to leave his or her employment with us or hire any of our employees. Mr. Burman has also entered an Incentive Compensation and Non-Compete Agreement with the Company, which provides that for a period of two years following his termination of employment, he will not induce any of our employees to leave his or her employment with us or hire any of our employees and for a period of one year following his termination, he will not compete with the Company.

If Mr. Hesterberg violates this agreement, he will also forfeit his rights to any restricted stock and stock options granted pursuant to his employment agreement, and we will have the right to refrain from making any further payments under that agreement, as well as to receive back from Mr. Hesterberg the full value of any payments which were made to him in the previous twelve months as well as the value of any restricted stock or stock options that may have vested during the past twelve months from the date of Mr. Hesterberg’s termination. If Mr. McHenry violates his agreement, we will have the right to demand forfeiture of any cash or equity award realized during the twelve months prior to the violation. If Mr. Kenningham violates his agreement, we will have the right to refrain from making any further payments under his Incentive Agreement.

In connection with Mr. Hesterberg’s “qualified retirement” on December 31, 2022, he is subject to the two year non-compete. Mr. Burman was eligible for a qualified retirement as of December 31, 2022, and therefore, upon his termination of employment, would also be subject to the two-year non-compete agreement. Messrs. Kenningham, McHenry and DeLongchamps were not eligible for a qualified retirement as of December 31, 2022.

Termination and Change in Control Tables for 2022

The following tables present for each NEO other than Mr. Hesterberg, the estimated payments and other benefits that would have been payable as of the end of 2022 in the event of a termination of employment and a Corporate Change. Because Mr. Hesterberg was not entitled to any potential or hypothetical payments and benefits as of December 31, 2022, he is not included in the table below. Although Mr. Burman is no longer entitled to severance under the Burman Employment

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Agreement as of the date of this filing, he was entitled to those benefits at December 31, 2022 and is included in the table below.

These estimated amounts have been calculated as if the individual’s employment had been terminated, or a Corporate Change had occurred, as of December 31, 2022, and using the Company common stock closing price of $180.37 on December 30, 2022 (the last trading day of the 2022 year). The equity award calculations in the table below do not include performance shares because the performance period has not been fulfilled.

Daryl A. Kenningham	Involuntary Termination ($)	Constructive Termination ($)	Corporate Change(1) ($)	Death and Disability ($)
Salary and Bonus	2,614,281	2,614,281	2,614,281	—
Equity Compensation	8,333,996	8,333,996	8,333,996	8,333,996
TOTAL	10,948,277	10,948,277	10,948,277	8,333,996

Daniel McHenry	Involuntary Termination ($)	Constructive Termination ($)	Corporate Change(1) ($)	Death and Disability ($)
Salary and Bonus	597,500	—	—	597,500
Equity Compensation	—	—	2,418,762	2,418,762
TOTAL	597,500	—	2,418,762	3,016,262

Peter C. DeLongchamps	Involuntary Termination ($)	Constructive Termination ($)	Corporate Change(1) ($)	Death and Disability ($)
Equity Compensation	—	—	3,318,267	3,318,267
TOTAL	—	—	3,318,267	3,318,267

Darryl M. Burman	Involuntary Termination ($)	Constructive Termination ($)	Corporate Change(1) ($)	Death and Disability ($)
Salary and Bonus	1,047,500	1,047,500	1,282,500	607,500
Equity Compensation	2,501,552	2,501,552	2,501,552	2,501,552
Use of Vehicle	2,967	2,967	2,967	2,967
TOTAL	3,552,019	3,552,019	3,787,019	3,112,019
(1)	For Mr. Kenningham, the amounts in this column reflect the cash payments and acceleration value of equity award benefits that would become payable upon a qualifying termination following a Corporate Change. Upon a Corporate Change without an accompanying qualifying termination, Mr. Kenningham, along with the remaining NEOs, would also be eligible to receive accelerated vesting of outstanding equity awards in connection with a Corporate Change only upon the sole discretion of the CHR Committee, which we have assumed to have occurred for purposes of this table.
(2)	For Mr. McHenry, this amount only relates to a termination by the Company without Cause, or in the event of Death and Disability.

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CEO Pay Ratio

SEC regulations require that we provide a comparison of the annual total compensation of our CEO in 2022, to the annual total compensation of an individual identified as our median compensated employee.

Identifying the Median Employee

Compensation Measure

We identified our 2020 median compensated employee based on our population as of December 31, 2020. We used a consistently applied compensation measure which included total gross wages using our payroll records for fiscal 2020. We converted the amount of compensation paid to non-U.S. employees to U.S. dollars using average foreign currency exchange rates for 2020. We annualized compensation for employees hired during 2020.

Employees Included and Excluded

SEC rules allow us to use the employee identified in 2020 for three years. Because there has not been a change in our employee population or employee compensation arrangements since 2020 that would result in a significant change in the CEO Pay Ratio, we are using the same identified employee in 2022 as we did in 2021, as permitted by SEC rules.

Calculating the Ratio

Methodology

Annual 2022 total compensation for the identified median employee and our CEO was calculated according to the SEC rules used to calculate the “Total” column in the Summary Compensation Table.

We believe the pay ratio information set forth herein constitutes a reasonable estimate, calculated in a manner consistent with applicable SEC regulations.

Results

For 2022, our last completed fiscal year:

•	Mr. Hesterberg’s annual total compensation was $8,774,685
•	Our median employee’s total compensation was $59,209
•	The ratio of Mr. Hesterberg’s annual total compensation to our median employee’s annual total compensation was 148 to 1.

Comparing GP1’s Ratio to Other Companies

Because other companies may use different methodologies to identify their median employees, the pay ratio set forth above may not be comparable to the pay ratios used by other companies.

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Pay Versus Performance Disclosure

In accordance with rules recently adopted by the SEC, we provide the following disclosure regarding executive “compensation actually paid” (“CAP”) and certain Company performance for the fiscal years listed below. However, this information has not been used to date by the CHR Committee in making executive compensation decisions. Please refer to the CD&A for a complete description of how executive compensation relates to Company performance and how the CHR Committee makes its decisions.

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for CEO	Compensation Actually Paid to CEO(1)(2)	Average Summary Compensation Table Total for Non-CEO NEOs(3)	Average compensation Actually Paid to Non-CEO NEOs(1)(2)(3)	Total Shareholder Return	Peer Group Total Shareholder Return(4)	Net Income (in millions)	Adjusted Net Income(5) (in millions)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(h)
2022	$8,774,685	$8,512,251	$2,881,512	$2,877,697	$184.39	$189.75	$751.5	$731.0
2021	$8,577,257	$19,080,981	$2,684,236	$4,991,687	$197.96	$205.74	$552.1	$642.2
2020	$7,298,579	$12,911,445	$2,657,309	$3,543,096	$131.93	$146.68	$286.5	$333.5
(1)	Deductions from, and additions to, total compensation in the Summary Compensation Table by year to calculate Compensation Actually Paid consist of:

	2022		2021		2020
	Earl Hesterberg	Average Non-CEO NEOs	Earl Hesterberg	Average Non-CEO NEOs	Earl Hesterberg	Average Non-CEO NEOs
Total Compensation from Summary Compensation Table	$8,774,685	$2,881,512	$8,577,257	$2,684,236	$7,298,579	$2,657,309
Adjustments for Pension
Adjustment for Summary Compensation Table Pension	$0	$0	$0	$0	$0	$0
Amount added for current year service cost	$0	$0	$0	$0	$0	$0
Amount added for prior service cost impacting current year	$0	$0	$0	$0	$0	$0
Total Adjustments for Pension	$0	$0	$0	$0	$0	$0
Adjustments for Equity Awards
Adjustment for grant date values in the Summary Compensation Table	$(4,488,842)	$(1,149,936)	$(3,799,959)	$(999,887)	$(3,646,040)	$(1,287,406)
Year-end fair value of unvested awards granted in the current year	$5,811,756	$1,485,229	$5,807,707	$1,528,121	$5,268,197	$1,335,565
Year-over-year difference of year-end fair values for unvested awards granted in prior years	$(1,028,436)	$(227,496)	$7,568,869	$1,589,904	$3,818,938	$811,428
Fair values at vest date for awards granted and vested in current year	$0	$0	$0	0	$0	$0
Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years	$(841,875)	$(168,849)	$716,391	$146,308	$100,082	$9,537
Forfeitures during current year equal to prior year-end fair value	$0	$0	$0	$0	$0	$0
Dividends or dividend equivalents not otherwise included in the total compensation	$284,964	$57,237	$210,715	$44,005	$71,689	$16,664
Total Adjustments for Equity Awards	$(262,434)	$(3,815)	$10,503,724	$2,308,451	$5,612,866	$885,787
Compensation Actually Paid (as calculated)	$8,512,251	$2,877,697	$19,080,981	$4,992,687	$12,911,445	$3,543,096
(2)	Equity valuation assumptions for calculating Compensation Actually Paid are not materially different from grant date valuation assumptions.

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(3)	Non-CEO NEOs reflect the average Summary Compensation Table total compensation and average Compensation Actually Paid for the following executives by year:
2022: Daryl Kenningham, Daniel McHenry, Peter DeLongchamps, Darryl Burman
2021: Daryl Kenningham, Daniel McHenry, Frank Grese Jr., Peter DeLongchamps
2020: Daryl Kenningham, Daniel McHenry, John Rickel, Frank Grese Jr., Peter DeLongchamps
(4)	The peer group is comprised of Lithia Motors, Autonation, Sonic Automotive, Penske Automotive Group, and Asbury Automotive Group
(5)	Reconciliations for Adjusted Net Income can be found on page 97 of this proxy statement

Tabular List of Financial Performance Measures

In our assessment, the most important financial performance measures used to link CAP (as calculated in accordance with the SEC rules), to our NEOs in 2022 to our performance were:

•	Adjusted Net Income,
•	Relative Total Shareholder Return, and
•	Return on Invested Capital.

Pay Versus Performance: Graphical Description

The illustrations below provide a graphical description of CAP (as calculated in accordance with the SEC rules) and the following measures:

•	the Company’s cumulative TSR and the Peer Group’s cumulative TSR;
•	the Company’s Net Income; and
•	the Company Selected Measure, which is adjusted net income.

CAP and Cumulative TSR / Cumulative TSR of the Peer Group

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CAP and Company Net Income

CAP and Adjusted Net Income

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities relating to our accounting policies, reporting policies, internal controls, compliance with legal and regulatory requirements, selection of the independent registered public accounting firm and the integrity of Group 1’s financial reports. The Board of Directors, upon the recommendation of its Governance & Corporate Responsibility Committee, has determined that each member of the Audit Committee has the requisite independence and other qualifications for audit committee membership under New York Stock Exchange corporate governance listing standards, the Sarbanes-Oxley Act of 2002, the Audit Committee Charter and the Group 1 Automotive, Inc. Corporate Governance Guidelines.

Each year, the Audit Committee reviews the work and status of its independent accounting firm with the Company. Deloitte also provides non-audit services, including among others, tax planning and consultation and tax compliance.

The Audit Committee acts under a written charter adopted and approved by the Board of Directors. The Audit Committee reviews and reassesses the adequacy of the charter on an annual basis. The Audit Committee charter is posted on our website, www.group1auto.com, and you may obtain a printed copy of the Audit Committee charter by sending a written request to Group 1 Automotive, Inc., 800 Gessner, Suite 500, Houston, TX 77024, Attn: Corporate Secretary.

The Audit Committee assists the Board’s oversight and monitoring of the Company’s system of internal controls, including the internal audit function. The Audit Committee discussed with our internal auditors the overall scope and plans for the 2022 audit. At each Audit Committee meeting, the Audit Committee is provided the opportunity to meet with the internal auditor with, and without, management present. During 2022 management made updates to its internal control documentation for changes in internal control and completed its testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee has kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received updates provided by management and the independent auditor at each regularly scheduled Audit Committee meeting and met in executive session separately with the internal and the independent auditor to discuss the results of their examinations, observations and recommendations regarding internal control over financial reporting.

The independent registered public accounting firm is accountable to the Audit Committee, and the Audit Committee has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent registered public accounting firm. The Audit Committee engages in an annual evaluation of the independent public accounting firm’s qualifications, assessing the firm’s quality of service, the firm’s sufficiency of resources, the quality of the communication and interaction with the firm, and the firm’s independence. The Audit Committee makes its selection based on the best interests of the Company and its stockholders. The Audit Committee participates in the selection of the lead Audit Partner (the “Lead Partner”) of the independent registered public accounting firm through its review of the Lead Partner’s professional qualifications, experience, and prior performance on the Company’s audit (if any), through in-person meetings with the Lead Partner, and through discussion between the Audit Committee and management regarding the selection of the Lead Partner.

The Audit Committee has reviewed and discussed with management and Deloitte, our audited financial statements as of and for the year ended December 31, 2022. The Audit Committee also discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Commission.

Deloitte submitted to the Audit Committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the firm’s communications with the Audit Committee concerning its independence. The Audit Committee discussed with Deloitte such firm’s independence.

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The Audit Committee also considered whether the provision of non-audit services to our Company by Deloitte was compatible with maintaining their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in our Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC.

Respectfully submitted by the Audit Committee of the Board of Directors of Group 1,

Carin Barth (Chair)
Stephen D. Quinn
Steven P. Stanbrook
Charles L. Szews
Anne Taylor

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PROPOSAL 4:

APPOINT DELOITTE & TOUCHE LLP TO SERVE AS INDEPENDENT AUDITOR FOR 2023

What am I Voting On?

We are asking shareholders to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm and auditors for 2023. For 2023, the Audit Committee has reappointed Deloitte as the Company’s independent registered public accounting firm and as auditors of the Company’s consolidated financials for 2023. Deloitte has served as the Company’s independent registered public accounting firm since 2020.

Frequently Asked Questions About the Auditor

How is the auditor retained and reviewed by the Company?

The Audit Committee annually reviews the performance of the independent registered public accounting firm. In making the determination to re-appoint Deloitte for 2023, the Audit Committee considered, among other factors, the independence and performance of Deloitte, and the quality and candor of Deloitte’s communications with the Audit Committee and management.

How long may the audit partner provide services to GP1?

Pursuant to the Code of Federal Regulations, Title 17, Chapter 2, Part 210, Section 210.2-01(c)(6)(i) audit partner and concurring partner rotation is mandatory after five years.

Will the auditor attend the annual meeting?

Representatives of Deloitte will be present during the 2023 Annual Meeting and will have the opportunity to make a statement and respond to appropriate questions from shareholders.

What were the auditor’s fees in 2022 and 2021?

The following table shows the fees paid to Deloitte for services related to the years ended December 31, 2021 and 2022. In determining the independence of Deloitte, the Audit Committee considered whether the provision of non-audit services is compatible with maintaining Deloitte’s independence.

Type of Fees	2022	2021
Audit Fees(1)	$2,686,300	$2,740,000
Audit Related Fees(2)	—	125,000
Tax Fees(3)	34,350	140,000
All Other Fees(4)	—	—
TOTAL	$2,720,650	$3,005,000

(1)	Audit fees consisted of amounts accrued for services performed in association with the integrated audit of the Company’s consolidated financial statements for 2021 and 2022, and attestation of the effectiveness of the Company’s internal controls over financial reporting (including required quarterly reviews). Other procedures included consultations on audit or accounting matters that arise during or as a result of the audit or quarterly reviews. Audit fees for 2021 and 2022 also include fees related to acquisition and divestiture activity during the year. Also included in audit fees are amounts accrued for assurance services related to statutory audits. Audit fees exclude reimbursed expenses of $85,000 and $100,000 for 2021 and 2022, respectively, in conjunction with their services.
(2)	Included in Audit Related Fees are amounts for services that are related to the performance of the audit or review of our financial statements, consisting primarily of services performed in connection with SEC registration statements, periodic reports and other documents filed with the SEC or documents issued in connection with securities offerings.
(3)	Tax fees consisted of amounts incurred in 2021 and 2022 for tax planning and consultation and tax compliance services.
(4)	There were no other fees in 2021 or 2022.

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The Audit Committee considered whether the provision of these services was compatible with maintaining Deloitte’s independence and has determined such services for 2021 and 2022 were compatible. All of the services described above were pre-approved by the Audit Committee pursuant to paragraph (c)(7) of Rule 2-01 of Regulation S-X under the Exchange Act.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

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PROPOSAL 5

APPROVE AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO ELIMINATE PERSONAL LIABILITY OF OFFICERS FOR MONETARY DAMAGES FOR BREACH OF FIDUCIARY DUTY AS AN OFFICER

What am I Voting On?

The Board unanimously recommends that the Company’s shareholders approve an amendment (the “Exculpation Amendment”) to the Company’s Certificate of Incorporation that would, among other changes, eliminate personal liability of Officers for monetary damages for breach of fiduciary duty as an Officer, except to the extent such elimination is not permitted by Delaware General Corporation Law (“DGCL”).

Why Should I Vote For This Proposal?

Background

The DGCL permits Delaware corporations to limit the personal liability of directors for monetary damages associated with breaches of the duty of care in limited circumstances, and the Company’s Certificate of Incorporation has always included those limitations. That protection did not extend to corporate officers under the DGCL or the Certificate of Incorporation. Consequently, shareholder plaintiffs in recent years have persuaded courts to impose the same fiduciary duties on officers that directors have, thereby exploiting the absence of the same protections for officers to prolong litigation and extract larger settlements from defendant corporations. This has resulted in increased litigation and insurance costs for companies, which harms shareholders. Effective August 1, 2022, the Delaware Legislature amended the DGCL to correct this inconsistent treatment between directors and officers. The DGCL now allows Delaware corporations to amend their certificates of incorporation, subject to shareholder approval, to limit the personal liability of certain officers for monetary damages associated with breaches of the fiduciary duty of care (but not the fiduciary duty of loyalty) in limited circumstances.

As provided in the new Delaware legislation, if the Company’s Exculpation Amendment is adopted, our Certificate of Incorporation will permit officer exculpation only for direct claims brought by shareholders for breach of an officer’s fiduciary duty of care, including class actions, but would not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the Company itself or for derivative claims brought by shareholders in the name of the Company. The Exculpation Amendment would not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. These limitations are similar to those already in the Company’s Certificate of Incorporation for directors.

The primary reason to adopt the Exculpation Amendment is to strike a balance between shareholders’ interest in officer accountability and shareholders’ interest in the Company being able to reduce litigation and insurance costs associated with lawsuits and heightened insurance premiums and attract and retain quality officers to work on its behalf.

The Board has unanimously approved the Exculpation Amendment, subject to shareholder approval. The Board has unanimously determined that the Exculpation Amendment is advisable and in the best interests of the Company and our shareholders, and, in accordance with the DGCL, hereby seeks approval of the Exculpation Amendment by our shareholders.

In connection with the Exculpation Amendment, the Company is also proposing that shareholders approve other minor improvements and updates to the Certificate of Incorporation, principally to delete obsolete references and make other administrative amendments.

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Why We Propose to Eliminate the Personal Liability of Group 1’s Officers for Monetary Damages for Breach of Fiduciary Duty as an Officer. The Board and the GCR Committee believe:

•	there is a need for directors and officers to be protected from the risk of financial ruin as a result of an unintentional misstep;
•	the Exculpation Amendment is carefully drafted, consistent with the new Delaware law, to protect officers without limiting their liability for claims by the Company or for breaches of their duty of loyalty;
•	the Exculpation Amendment would help the Company to attract and retain the most qualified officers;
•	the Exculpation Amendment would not materially and negatively impact shareholder rights; and
•	the Exculpation Amendment would reduce potential litigation and insurance costs associated with frivolous lawsuits and heightened premiums.

Thus, the GCR Committee recommended to the Board, and the Board recommends to the Company’s shareholders, the adoption of the Exculpation Amendment.

Directors and officers must often make decisions in response to time-sensitive opportunities and challenges. The existence of aggressive plaintiffs’ attorneys and governmental enforcers can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the Company and its directors and officers, regardless of ultimate merit. Limiting concerns about personal risk for ordinary failures of care (but not loyalty) empowers both directors and officers to exercise their business judgment in furtherance of shareholder interests. Because the Company expects many or most of its peers to adopt exculpation clauses that limit the personal liability of officers in their governing documents, the Company’s ability to recruit and retain exceptional officer candidates could be adversely affected if the Company does not adopt the Exculpation Amendment because those candidates and officers may conclude that the higher exposure to personal liabilities at the Company is not as attractive as working at a company that provides those protections. It is also possible that insurance premiums for director and officer insurance could be increased for corporations that do not adopt exculpation clauses that limit the personal liability of officers in their governing documents, which could adversely affect the Company, and thereby adversely affect our shareholders.

The Board believes that adopting the Exculpation Amendment would potentially reduce litigation and insurance costs associated with lawsuits (many of which may be frivolous) and heightened premiums, better position the Company to attract top officer candidates and retain our current officers, and enable our officers to exercise their business judgment in furtherance of the interests of the shareholders without the potential for distraction posed by the risk of personal liability. This Exculpation Amendment will also better align the protections available to our directors with those already available to our officers. In view of the above considerations, our Board has unanimously determined to provide for the exculpation of officers as proposed.

Why We Proposed Other Minor Changes. The Board believes that the Certificate of Incorporation should be updated to remove unnecessary and obsolete provisions and incorporate other administrative modifications that the Board believes will simplify and streamline the document for shareholders, the Board and the Company. The minor improvements and updates set forth in this proposal will not have a substantive impact on the rights of shareholders of the Company.

What Happens if this Proposal is Approved?

The Board is asking the Company’s shareholders to approve the Exculpation Amendment to the Company’s existing Certificate of Incorporation. This description of the proposed amendment to our Certificate of Incorporation is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Exculpation Amendment that is included in the form of the Second Amended and Restated Certificate of Incorporation, which is attached hereto as Appendix A. For your convenience, Appendix A is marked with additions indicated by bold, underlined text and deletions indicated by strike-out text.

If the Exculpation Amendment is approved by the Company’s shareholders, the Exculpation Amendment will become effective upon the filing of the Second Amended and Restated Certificate

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of Incorporation including the Exculpation Amendment with the Delaware Secretary of State. This filing is expected to occur shortly after the Annual Meeting. If the Exculpation Amendment is not approved by the Company’s shareholders, the Certificate of Incorporation will not be amended to reflect the Exculpation Amendment, and no exculpation will be provided for the Company’s officers. The Company’s officers will nevertheless retain their existing rights under indemnification agreements and insurance policies.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO ELIMINATE PERSONAL LIABILITY OF OFFICERS FOR MONETARY DAMAGES FOR BREACH OF FIDUCIARY DUTY AS AN OFFICER.

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PROPOSAL 6

APPROVE AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO ALLOW SHAREHOLDERS TO REMOVE DIRECTORS WITH OR WITHOUT CAUSE BY MAJORITY VOTE OF THE SHAREHOLDERS

What am I Voting On?

The Board unanimously recommends that the Company’s shareholders approve an amendment (the “Director Removal Amendment”) to the Company’s Certificate of Incorporation that would, among other changes, allow shareholders to remove directors of the Company from office at any time with or without cause by the affirmative vote of the holders of a majority of the voting power of the then outstanding capital stock of the Company entitled to vote in the election of directors voting together as a single class.

Why Should I Vote for this Proposal?

The Board believes that the Company’s Certificate of Incorporation should be updated to permit shareholders to remove any of the Company’s directors from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting power of the then outstanding capital stock of the Company entitled to vote in the election of directors voting together as a single class. The Board is proposing to amend the Certificate of Incorporation to be consistent with the Delaware courts’ interpretation of Section 141(k) of the DGCL.

In connection with the Director Removal Amendment, the Company is also proposing that shareholders approve a minor improvement and update to the Certificate of Incorporation to remove the requirement that the Board receive advance notice of any proposed amendments to the Bylaws in order to amend the Bylaws without any action on the part of shareholders at any meeting of the Board, a power that the Board is already provided under the existing Certificate of Incorporation. The Board believes that the Certificate of Incorporation should be updated to remove unnecessary provisions to simplify and streamline the document for shareholders, the Board and the Company. This minor improvement will not have a substantive impact on the rights of shareholders of the Company.

In view of the above considerations, our Board has unanimously approved the Director Removal Amendment and has recommended you vote “FOR” adopting the Director Removal Amendment.

What Happens if this Proposal is Approved?

The Board is asking the Company’s shareholders to approve the Director Removal Amendment to the Company’s existing Certificate of Incorporation. This description of the proposed amendment to our Certificate of Incorporation is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Director Removal Amendment that is included in the form of the Second Amended and Restated Certificate of Incorporation, which is attached hereto as Appendix A. For your convenience, Appendix A is marked with additions indicated by bold, underlined text and deletions indicated by strike-out text.

If the Director Removal Amendment is approved by the Company’s shareholders, the Director Removal Amendment will become effective upon the filing of the Second Amended and Restated

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Certificate of Incorporation including the Director Removal Amendment with the Delaware Secretary of State. This filing is expected to occur shortly after the Annual Meeting. If the Director Removal Amendment is not approved by the Company’s shareholders, the Certificate of Incorporation will not be amended to reflect the Director Removal Amendment.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO ALLOW SHAREHOLDERS TO REMOVE DIRECTORS WITH OR WITHOUT CAUSE BY MAJORITY VOTE OF SHAREHOLDERS.

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FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING

Why Am I Being Provided with these Proxy Materials?

We are providing these proxy materials to you in connection with the solicitation by the Board of Directors of Group 1 of proxies to be voted at our Annual Meeting and at any postponed or reconvened meeting.

Will the Annual Meeting also be Held in-Person or Only Virtually?

We have decided to conduct the Annual Meeting solely online via the Internet through a live webcast and online shareholder tools. We believe a virtual format facilitates shareholder attendance and participation by leveraging technology to allow us to communicate more effectively and efficiently with our shareholders. This format empowers shareholders around the world to participate at no cost. We have designed the virtual format to enhance shareholder access and participation and protect shareholder rights. Specifically,

We Encourage Questions. Shareholders have multiple opportunities to submit questions for the meeting. Shareholders may submit a question online in advance or live during the meeting, following the instructions below. During the meeting, we will answer as many appropriate shareholder-submitted questions as time permits. Following the Annual Meeting, we will publish an answer to each appropriate question we received on our Investor Relations website at www.group1corp.com as soon as practicable.

We Believe in Transparency. Although the live webcast is available only to shareholders at the time of the meeting, following completion of the Annual Meeting, a webcast replay, final report of the inspector of election, and answers to all appropriate questions asked by investors in connection with the Annual Meeting will be posted as soon as practicable to our Investor Relations website at www.group1corp.com.

When is the Meeting?

Our Annual Meeting will be held virtually at www.virtualshareholdermeeting.com/GPI2023, on Wednesday, May 17, 2023, at 10:00 a.m., Central Daylight Saving Time, or at such other time and place to which the meeting may be adjourned.

Who Can Attend the Annual Meeting?

Only our shareholders as of 5:00 p.m., Central Daylight Saving Time, on March 20, 2023 (the record date) are entitled to receive notice of the Annual Meeting and to vote at the meeting. On March 20, 2023, there were 14,107,206 shares of Group 1 common stock issued and outstanding and entitled to vote at the meeting.

A list of shareholders will be available and may be inspected during normal business hours for a period of at least 10 days prior to the Annual Meeting at our offices at 800 Gessner, Suite 500, Houston, Texas 77024. The list of shareholders will also be available for your review during the Annual Meeting by accessing the meeting website during the Annual Meeting. In the event there are not sufficient votes for a quorum or to approve the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

Will There Be an Opportunity to Ask Questions Before or During the Meeting?

Shareholders who wish to submit a question in advance may do so either by emailing Investor Relations at ir@group1auto.com by 5:00 p.m., Central Daylight Saving Time, Tuesday, May 16, 2023, or visiting our Annual Meeting website, www.virtualshareholdermeeting.com/GPI2023. Shareholders also may submit questions live during the meeting. We plan to reserve some time for shareholder questions to be read and answered

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by Company personnel during the meeting. In submitting questions, please note that we will only address questions that are germane to the matters being voted on at our Annual Meeting.

What if I have Trouble Logging into the Annual Meeting?

If you encounter any difficulties accessing the virtual meeting during the check-in or course of the Annual Meeting, a phone number will be posted on the website to connect you to technical support.

What is the Quorum Requirement for the Annual Meeting?

There must be a quorum for the Annual Meeting to be held. A quorum will be present if the holders of a majority of the shares of common stock entitled to vote are present in person online or represented by proxy during the Annual Meeting. Our independent inspector of election, Broadridge Financial Solutions, will determine whether or not a quorum is present. There must be a quorum for the Annual Meeting to be held. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of votes considered to be present during the Annual Meeting.

If less than a quorum is represented at the meeting, the Chair of the meeting or a majority of the shares so represented may adjourn the meeting from time to time without further notice, and the persons named as proxies will vote the proxies they have been authorized during the Annual Meeting in favor of such an adjournment.

In the event a quorum is present during the Annual Meeting but sufficient votes to approve any of the items proposed by our Board have not been received, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. A shareholder vote may be taken on one or more of the proposals in this proxy statement prior to such adjournment if sufficient proxies have been received and it is otherwise appropriate. If a quorum is present, the persons named as proxies will vote the proxies they have been authorized to vote on any other business properly brought before the meeting in favor of such an adjournment. If a quorum is initially established, but sufficient shareholders withdraw such that the meeting is left with less than a quorum, the remaining shareholders present during the meeting may continue to transact business until the meeting is adjourned or recessed.

How Do I Vote?

if you are a shareholder of record on the record date, you may vote in person online during the Annual Meeting or by proxy using any of the following methods:

Visit the website shown on the proxy card (www.proxyvote.com) and follow the instructions at that website at any time prior to 11:59 p.m., Eastern Daylight Saving Time, on May 16, 2023;

Within the U.S. or Canada, call the toll-free telephone number shown on the proxy card and follow the instructions at any time prior to 11:59 p.m., Eastern Daylight Saving Time, on May 16, 2023; or

If you receive a paper copy of the proxy materials, complete, sign and date the proxy card and return the proxy card in the prepaid envelope. Your proxy card must be received by the Company before the voting polls close during the Annual Meeting.

If you vote by internet or telephone, do not return your proxy card. The telephone and internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly.

Submitting your proxy by internet or telephone will not affect your right to vote in person online should you decide to attend the Annual Meeting.

If you want to vote in person online during the meeting, you must have a control number and access our Annual Meeting at www.virtualshareholdermeeting. com/GPI2023.

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If you hold your shares in street name, you will receive instructions from your broker, bank or other nominee describing how to vote your shares. Beneficial owners voting by telephone or internet are subject to the same deadlines as described above for holders of record. If you want to vote in person, you must obtain a legal proxy from your broker, bank or other nominee and use the information provided on the legal proxy to access the Annual Meeting.

How Do I Change My Vote?

If you are a shareholder of record on the record date, you can revoke your proxy prior to the completion of voting during the Annual Meeting by:

•	delivering an executed, later-dated proxy that is received by the Corporate Secretary of the Company before the voting polls close during the Annual Meeting;
•	resubmitting your proxy by internet or telephone at any time prior to 11:59 p.m., Eastern Daylight Saving Time, on May 16, 2023;
•	delivering a written notice of revocation of the proxy to Corporate Secretary, Group 1 Automotive, Inc., 800 Gessner, Suite 500, Houston, Texas 77024 no later than May 16, 2023; or
•	voting in person online during the Annual Meeting.

Only your latest dated proxy that we receive prior to the Annual Meeting will be counted. Further, your attendance during the Annual Meeting will not automatically revoke your proxy.

If you are a street name shareholder you must follow the instructions of your broker, bank or other nominee to revoke your voting instructions. You may also vote in person online during the Annual Meeting if you obtain a legal proxy from your broker, bank or other nominee.

What is the Difference Between a Shareholder of Record and a Beneficial Owner or Street Name Holder?

If your shares are registered directly in your name with our registrar and transfer agent, American Stock Transfer & Trust Company, LLC, you are considered a shareholder of record with respect to those shares.

If your shares are held in a brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of those shares, and your shares are held in street name.

If you hold common stock in BOTH street name and as a shareholder of record, YOU MUST VOTE SEPARATELY for each position of common stock.

How Will My Shares be Voted?

Each share of Group 1 common stock is entitled to one vote. Our Board has appointed Daryl A. Kenningham, our President and Chief Executive Officer, and Daniel McHenry, our Senior Vice President and Chief Financial Officer, as the management proxy holders for the Annual Meeting. If you are a shareholder of record, your shares will be voted by the management proxy holders in accordance with the instructions on the proxy card you submit by mail, or the instructions provided for any proxy submitted by telephone or internet, as applicable. For shareholders who have their shares voted by duly submitting a proxy by mail, telephone or internet, unless the shareholder appropriately specifies otherwise, the management proxy holders will vote all shares represented by such valid proxies as our Board recommends.

As of the date of filing this proxy statement, our Board is not aware of any other business or nominee to be presented or voted upon during the Annual Meeting. If any other business or nominee is properly presented, the proxies solicited by our Board will provide the proxy holders with the authority to vote on those matters and nominees in accordance with such persons’ discretion.

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What Proposals will be Voted on at the Annual Meeting and What Votes are Required to Approve Each of the Proposals?

The table below describes the vote required for approval of each matter to be brought before the meeting, as well as the treatment of abstentions and broker non-votes as to each matter.

Proposal	Vote Required	Treatment of Abstentions	Treatment of Broker Non-Votes
1	Each nominee must receive the affirmative vote of a majority of votes cast by shareholders entitled to vote in the election of directors. Nominees who receive more “for” votes than “against” votes are elected, subject to our director resignation policy described below	No Effect	No Effect
2	The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter	Count as a vote “against”	No Effect
3	The frequency receiving the greatest number of “for” votes will be the frequency approved by shareholders	No Effect	No Effect
4	The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter	Count as a vote “against”	Brokers have discretion
5	The affirmative vote of the holders of a majority of the outstanding stock entitled to vote on the matter	Count as a vote “against”	Count as a vote “against”
6	The affirmative vote of the holders of at least 80% of the voting power of the outstanding capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class	Count as a vote “against”	Count as a vote “against”

How do Abstentions and Broker Non-Votes Affect the Voting Results?

If you hold your shares in street name, you will receive instructions from your broker, bank or other nominee describing how to vote your shares. If you do not instruct your broker, bank or other nominee how to vote your shares, they may vote your shares as they decide as to each routine matter under the rules of the NYSE. Only Proposal No. 4 is considered a “routine” matter.

If you do not provide specific voting instructions to your broker on non-routine matters, your broker may not cast a vote on the proposal, resulting in a broker non-vote. Although any broker non-vote would be counted as present at the meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to “non-routine” matters. If you are a beneficial owner holding shares through a broker, bank or other nominee and you do not provide voting instructions on certain matters, your broker may cast a vote on your behalf for Proposal No. 4, but may not cast a vote on Proposals No. 1 through 3 or 5 and 6. Abstentions occur when shareholders are present during the Annual Meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which the shareholders are voting.

What Happens if a Director in an Uncontested Election Receives More Votes “Against” than “For” their Election?

Under our director resignation policy, in an uncontested election of directors, any nominee who receives a greater number of votes “against”

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than votes “for” his or her election will, promptly following the certification of the shareholder vote, tender his or her written resignation to the Board for consideration by the GCR Committee. The GCR Committee will consider the resignation, as well as all factors it considers relevant, and will make a recommendation to the Board concerning whether to accept or reject such resignation.

The Board will take formal action on the recommendation no later than 90 days following the certification of the results of the shareholders’ meeting. The Company will promptly disclose to the public the Board’s decision whether to accept or reject the director’s tendered resignation. If applicable, the Board will also disclose the reason or reasons for rejecting the tendered resignation.

Who Counts the Votes?

We have engaged Broadridge Financial Solutions to tabulate the votes and to serve as inspector of election during the Annual Meeting for a fee of approximately $3,500. Broadridge will separately tabulate “For,” “Against” and “Withhold” votes, abstentions and broker non-votes. Broadridge will also certify the election results and perform any other acts required by the Delaware General Corporation Law.

How may the Company Solicit My Proxy?

We have engaged Alliance Advisors to assist with the solicitation of proxies for a fee not to exceed $7,000, plus reimbursement for reasonable out-of-pocket expenses. We will bear all expenses of soliciting proxies. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of our common stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of Group 1 may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

How can I Receive My Proxy Materials Electronically?

The proxy card provides instructions on how to inform us to send future proxy materials to you electronically by email. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy-voting site. Your election to receive proxy materials by email or printed form will remain in effect until you terminate it.

What if I Share the Same Address as Another Group 1 Shareholder?

We may send a single set of proxy materials, as applicable, and other shareholder communications to any household at which two or more shareholders with the same last name reside, unless we have received contrary instructions from those shareholders. This process is called “householding.” This reduces duplicate mailings and saves printing and postage costs as well as natural resources. The proxy materials and other shareholder communications may be householded based on your prior express or implied consent. Shareholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you wish to opt out of householding, and would like to have separate copies of the proxy materials mailed to each shareholder sharing your address, or if you are receiving multiple copies and would like to receive a single copy, please contact Broadridge Financial Solutions, Inc., by calling 1-800-542-1061 or by writing Broadridge Financial Solutions, Inc., Householding Department, 51  Mercedes Way, Edgewood, NY 11717. Broadridge will promptly deliver the requested materials. Beneficial owners (street name shareholders) sharing an address who are receiving multiple copies of the proxy materials, and other shareholder communications and who wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of such materials be mailed to all shareholders at the shared address in the future.

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However, please note that if you want to receive a paper proxy card or other proxy materials for purposes of this year’s meeting, you should follow the instructions included in the information that was sent to you.

How Can I Receive a Copy of the Company’s 2022 Annual Report on Form 10-K?

A copy of our Annual Report on Form 10-K for the year ended December 31, 2022, including the financial statements and the financial statement schedules, if any, but not including exhibits, will be furnished at no charge to each person to whom a proxy statement is delivered or made available upon the written request of such person addressed to 800 Gessner, Suite 500, Houston, TX 77024, Attn: Corporate Secretary.

How do I Submit Proposals and Nominations for the 2024 Annual Meeting?

Pursuant to the various rules promulgated by the SEC, shareholders interested in submitting a proposal for inclusion in our proxy materials and for presentation at the 2024 Annual Meeting of Shareholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. In general, to be eligible for inclusion in our proxy materials, shareholder proposals must be received by our Corporate Secretary no later than December 13, 2023 and meet the requirements of Rule 14a-8. No shareholder proposal was received for inclusion in this proxy statement.

As more specifically provided for in our Bylaws, in order for a nomination of persons for election to our Board or a proposal of business (other than through Rule 14a-8) to be properly brought before our Annual Meeting of Shareholders, it must be either specified in the notice of the meeting given by our Corporate Secretary or otherwise brought before the meeting by or at the direction of our Board or by a shareholder entitled to vote and who complies with the notice procedures set forth in our Bylaws. Subject to the exception described below, a shareholder making a nomination for election to our Board or a proposal of business for the 2024 Annual Meeting of Shareholders must deliver proper notice to our Corporate Secretary no earlier than the close of business 120 days and no later than the close of business 90 days prior to the anniversary date of the 2023 Annual Meeting of Shareholders. In other words, for a shareholder nomination for election to our Board or a proposal of business to be considered at the 2024 Annual Meeting of Shareholders, it should be properly submitted to our Corporate Secretary no earlier than the close of business January 18, 2024 and no later than the close of business February 17, 2024. However, in the event that the date of an Annual Meeting is more than 30 days before or more than 60 days after the anniversary date of the preceding year’s Annual Meeting, the shareholder notice must be delivered not earlier than 120 days prior to such Annual Meeting and not later than 90 days prior to such Annual Meeting or, if the first public announcement of the date of such Annual Meeting is less than 100 days prior to the date of such Annual Meeting, the 10th day following the day on which public announcement of the date of such Annual Meeting is first made by the Company.

If we increase the number of directors to be elected at an Annual Meeting and do not make a public announcement naming all of the nominees for director and specifying the size of the increased Board at least 80 days prior to the first anniversary of the preceding year’s Annual Meeting, a shareholder’s notice regarding the nominees for the new positions created by the increase will be considered timely if it is delivered to our Corporate Secretary not later than the close of business on the 10th day following the day on which the public announcement is first made.

For each individual that a shareholder proposes to nominate as a director or propose other business (other than through Rule 14a-8) at the 2024 Annual Meeting, the shareholder’s written notice to our Corporate Secretary must include the information required by and meet the detailed requirements set forth in our Bylaws. From time to time, the GCR Committee may request additional information from the nominee or the shareholder.

Any shareholder who intends to solicit proxies in support of any director nominees must comply with the content requirements of SEC Rule 14a-19 (the SEC’s universal proxy rule) at the time it complies

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with the earlier deadlines in the advance notice provisions of our Bylaws. Thus, if a shareholder intends to solicit proxies in support of any director nominees submitted under the advance notice provisions of our Bylaws for the 2024 Annual Meeting of Shareholders, then such shareholder must also provide proper written notice that sets forth all the information required by SEC Rule 14a-19 to the Corporate Secretary between January 18, 2024, and February 17, 2024; provided, however, that if (a) next year’s annual meeting is called for a date that is more than 30 days before or more than 60 days after the anniversary date of the preceding year’s Annual Meeting, the shareholder notice must be delivered not earlier than 120 days prior to such Annual Meeting and not later than 90 days prior to such Annual Meeting or, if the first public announcement of the date of such Annual Meeting is less than 100 days prior to the date of such Annual Meeting, the 10th day following the day on which public announcement of the date of such Annual Meeting is first made by the Company; or (b) next year’s annual meeting is called for a date that is more than 30 days but less than 60 days after the first anniversary date of the preceding year’s Annual Meeting, the shareholder notice must be delivered no later than the close of business on the later of 60 days prior to the date of the 2024 Annual Meeting of Shareholders or the tenth day following the day on which public announcement of the date of such annual meeting is first made by the Company.

How do I Contact the Corporate Secretary’s Office?

Shareholders may contact Group 1’s Corporate Secretary’s Office by writing a letter to:

c/o Group 1 Automotive, Inc.
800 Gessner, Suite 500
Houston, Texas 77024
Attn: Corporate Secretary

Our key governance documents including our Corporate Governance Guidelines and committee charters are available on our Investor Relations website at www.group1corp.com and shareholders may obtain a printed copy, free of charge, by sending a written request to the Corporate Secretary.

Forward-Looking Statements

This Proxy Material contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding the business or financial performance. No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Group 1 undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect Group 1’s business, particularly those mentioned in the risk factors and cautionary statements in Item 1A of Group 1’s Annual Report on Form 10-K for the year ended December 31, 2022, and in its periodic reports on Form 10-Q and current reports on Form 8-K, if any, which we incorporate by reference.

Corporate Governance Information and How to Contact the Board

Our key governance documents including our Corporate Governance Guidelines and committee charters are available on our Investor Relations website at www.group1corp.com and shareholders may obtain a printed copy, free of charge, by sending a written request to the Corporate Secretary.

Our Board welcomes communications from our shareholders and other interested parties. Shareholders and any other interested parties may send communications to our Board, to any committee of our Board, to the independent Board Chair (who presides over the executive sessions of our independent and non-management directors), or to any director in particular, to:

c/o Group 1 Automotive, Inc.
800 Gessner, Suite 500
Houston, Texas 77024
Attn: Chair of the Board

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Any appropriate correspondence addressed to our Board, to any committee of our Board, to the independent Board Chair, or to any one of the directors in care of our offices will be forwarded to the addressee or addressees.

Transactions with Related Persons

We review all relationships and transactions in which we and our directors and NEOs or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Our General Counsel’s office is primarily responsible for the development and implementation of written procedures and controls to obtain information from the directors and NEOs with respect to related person transactions and for subsequently determining, based on the facts and circumstances disclosed to them, whether we or a related person has a direct or indirect material interest in the transaction. Transactions that are determined to be directly or indirectly material to us or a related person are disclosed as required in documents, including our proxy statement, filed with the SEC.

We have multiple processes for reporting conflicts of interests, and related person transactions. Under the Code of Conduct, all employees are required to report any actual or apparent conflict of interest, or potential conflict of interest, to their supervisors and all related person transactions involving our regional or market executives must be communicated in writing as part of their quarterly representation letter. This information is then reviewed by our Internal Audit Department, General Counsel, Audit Committee, our Board or our independent registered public accounting firm, as deemed necessary, and discussed with management. As part of this review, the following factors are generally considered:

•	the nature of the related person’s interest in the transaction;
•	the material terms of the transaction, including, without limitation, the amount and type of transaction;
•	the importance of the transaction to the related person;
•	the importance of the transaction to a third party;
•	the importance of the transaction to us;
•	whether the transaction would impair the judgment of a director, NEO or employee to act in the best interest of our Company;
•	whether the transaction might affect the status of a director as independent under the independence standards of the NYSE; and
•	any other matters deemed appropriate with respect to the particular transaction.

Ultimately, all such transactions must be approved or ratified by our Board. Any member of our Board who is a related person with respect to a transaction is recused from the review of the transaction.

In addition, our legal staff annually distributes a questionnaire to our NEOs and members of our Board requesting certain information regarding, among other things, their immediate family members, employment and beneficial ownership interests. This information is then reviewed for any conflicts of interest under the Code of Conduct. At the completion of the annual audit, our Audit Committee and the independent registered public accounting firm review with management, insider and related person transactions and potential conflicts of interest. In addition, our internal audit function has processes in place, under its written procedure policies, to identify related person transactions and potential conflicts of interest and report them to senior management and the Audit Committee.

During 2022 we were not, and we are not currently, a party to a transaction or series of transactions in which the amount involved did or may exceed $120,000, in which any of our directors, executive officers, any holder of more than 5% of our common stock or any member of the immediate family of any of these persons had or will have a direct or indirect material interest, except as described below and the compensation arrangements (including with respect to equity compensation) described in “Compensation Discussion and Analysis,” “Executive Compensation” and “Director Compensation.”

Information below pertains to certain related party transactions related to the operations of our former subsidiary UAB, which we acquired in February 2013. All of the operations of UAB were in Brazil. The conversion of amounts expressed in Brazilian Reais to U.S. Dollars was calculated by using the average currency exchange rate for the first six months of 2022, as provided by Oanda. R$5.072971  = USD$1.00. We disposed of our Brazilian operations in July 2022.

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Lincoln Pereira Filho and UAB (acquired by GPI in 2013, but sold in July 2022)

During 2022 we paid Lincoln Pereira Filho, a Director of our Company, R$949,524.00 (USD$187,173.16) cash compensation for his services as our Regional Vice President, Brazil and as Chairman of UAB, and R$96,825.78 (USD$19,086.60) for health insurance.

Mr. Pereira’s brother, Ricardo Ribeiro da Cunha Pereira, serves as Honda’s General Manager. During 2022 the Company paid Mr.  Ricardo Pereira R$357,139.86 (USD$70,400.53) in total compensation, consisting of R$323,373.79 (USD$63,744.46) of cash compensation and R$33,766.07 (USD$6,656.07) for health insurance.

UAB leases office and retail space at market rates from Santorini Negócios Imobiliários Ltda. (“Santorini”), a real estate company which was co-founded by Mr. Pereira. The lease provides for monthly payments of R$180,000 (USD$35,482.17) and is adjusted annually pursuant to the IGP-M/ FGV index. The lease expires in February 2029 but can be terminated with one-month prior notice, subject to a three month early-termination penalty payment. Current owners of Santorini include Mr. Pereira’s wife, Anna Luiza Flecha de Lima da Cunha Pereira, who also manages the property, Irene Maria Flecha de Lima, Mr. Pereira’s mother-in-law, and Andrea Maria Flecha da Lima, Mr. Pereira’s sister-in-law. Total payments to Santorini in 2022 are R$1,080,000 (USD$212,893.00). Mr. Pereira holds no ownership interest in Santorini.

UAB also leases office space at market rates from Irene Maria Flecha de Lima, Mr. Pereira’s mother-in-law, and managed by Anna Luiza Flecha de Lima da Cunha Pereira (Mr. Pereira’s wife) and Andrea Maria Flecha da Lima (Mr. Pereira’s sister-in-law). The lease provides for monthly payments of R$17,302.66 (USD$3,410.75) and is adjusted annually pursuant to the IGP-M/FGV index. The lease expired in October 2015 but can be terminated at any time with one-month prior notice. Total payments in 2022 were R$103,815.96 (USD$20,464.53).

Mr. Pereira’s cousin, Joao Candido Cunha Pereira, represents UAB in legal court cases solely relating to the State of Paraná. These legal services are governed by a contractual relationship signed in January 2012 for an undetermined term and can be terminated at any time with 90 days’ notice. All legal rates are at or below the current market rate for such legal services. Total payments to Joao Candido Cunha Pereira in 2022 are R$2,850.00 (USD$561.80). UAB previously was also represented in legal matters by Cunha Pereira Law Firm, which was controlled by Mr.  Pereira and his father. Mr. Pereira closed the Cunha Pereira Law Firm in 2016.

UAB previously purchased newspaper and radio advertising space from RPC Comunicações (“RPC”), a communications group in the state of Parana owned by Therezinha Cunha Pereira, Guilherme Cunha Pereira and Ana Amelia Cunha Pereira, Mr. Pereira’s aunt and two cousins, respectively. The prices were negotiated based on a price list published by RPC. UAB’s marketing department purchased the advertising space directly from RPC without any involvement from Mr. Pereira, at or below current market rates for such services, on an “as-needed” basis. There were no payments to RPC in 2022.

Delinquent Section 16(a) Reports

Our executive officers, directors and any person who owns more than 10% of our common stock are required by Section 16(a) of the Exchange Act to file reports regarding their ownership of our stock. To our knowledge, based solely on a review of the copies of these reports furnished to us and written representations from these individuals that no other reports were required, all filing requirements were met, except one Form 4 for Mr. Pereira, reporting three transactions, which was filed late on August 4, 2022.

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APPENDIX A:

PROPOSED SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION(1)

SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

OF

GROUP 1 AUTOMOTIVE, INC.

Group 1 Automotive, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

1.	The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 20, 1995 under the name Sterling Automotive Group, Inc. The Certificate of Incorporation of the Corporation was thereafter amended on December 12, 1996, amended and restated on February 10, 1997, and a Certificate of Designation of Series A Junior Participating Preferred Stock of Group 1 Automotive, Inc. was filed on October 10, 1997 pursuant to Section 151 of the DGCL (as so amended and restated, the “1997 Restated Certificate of Incorporation”).

2.	The 1997 Restated Certificate of Incorporation was subsequently amended and restated on May 19, 2015 (as so amended and restated, the “2015 A&R Certificate of Incorporation”).

3.	~~2~~ Pursuant to Sections 242 and 245 of the DGCL, this Second Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the ~~1997 Restated~~ 2015 A&R Certificate of Incorporation.

4.	~~3~~ The ~~1997 Restated~~ 2015 A&R Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

FIRST: The name of the Corporation is Group 1 Automotive, Inc.

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1675 South State Street, Suite B, in the City of Dover, County of Kent, Delaware 19901. The name of the registered agent of the Corporation at such address is Capitol Services, Inc.

THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful business, act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 51,000,000 shares, consisting of 1,000,000 shares of Preferred Stock of the par value of $.01 per share and 50,000,000 shares of Common Stock of the par value of $.01 per share.

The following is a statement fixing certain of the designations and powers, voting powers, preferences, and relative, participating, optional or other rights of the Preferred Stock and the Common Stock of the Corporation, and the qualifications, limitations or restrictions thereof, and the authority with respect thereto expressly granted to the Board of Directors of the Corporation to fix any such provisions not fixed by this Certificate of Incorporation:

I. Preferred Stock

The Board of Directors is hereby expressly vested with the authority to adopt a resolution or resolutions providing for the issuance of authorized but unissued shares of Preferred Stock, which shares may be issued from time to time in

(1)	This form will be revised and filed to reflect only such amendments that are duly approved by the Company’s shareholders. To be approved, all of the changes marked herein require the affirmative vote of the holders of a majority of the outstanding stock entitled to vote on the matter, except for the changes to Article Fifth, which require the affirmative vote of the holders of at least 80% of the voting power of the outstanding capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.

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one or more series and in such amounts as may be determined by the Board of Directors in such resolution or resolutions. The powers, voting powers, designations, preferences, and relative, participating, optional or other rights, if any, of each series of Preferred Stock and the qualifications, limitations or restrictions, if any, of such preferences and/or rights (collectively the “Series Terms”), shall be such as are stated and expressed in a resolution or resolutions providing for the creation or revision of such Series Terms (a “Preferred Stock Series Resolution”) adopted by the Board of Directors (or a committee of the Board of Directors to which such responsibility is specifically and lawfully delegated). The powers of the Board with respect to the Series Terms of a particular series shall include, but not be limited to, determination of the following:

(a)	The number of shares constituting that series and the distinctive designation of that series, or any increase or decrease (but not below the number of shares thereof then outstanding) in such number;

(b)	The dividend rate or method of determining dividends on the shares of that series, any conditions upon which such dividends shall be payable, and the date or dates or the method for determining the date or dates upon which such dividends shall be payable, whether such dividends, if any, shall be cumulative, and, if so, the date or dates from which dividends payable on such shares shall accumulate, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(c)	Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(d)	Whether that series shall have conversion or exchange privileges with respect to shares of any other class or classes of stock or of any other series of any class of stock, and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate upon occurrence of such events as the Board of Directors shall determine;

(e)	Whether the shares of that series shall be redeemable, and, if so, the price or prices and the terms and conditions of such redemption, including their relative rights of priority, if any, of redemption, the date or dates upon or after which they shall be redeemable, provisions regarding redemption notices, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(f)	Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms, conditions and amount of such sinking fund;

(g)	The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series;

(h)	The conditions or restrictions upon the creation of indebtedness of the Corporation or upon the issuance of additional Preferred Stock or other capital stock ranking on a parity therewith, or prior thereto, with respect to dividends or distribution of assets upon liquidation;

(i)	The conditions or restrictions with respect to the issuance of, payment of dividends upon, or the making of other distributions to, or the acquisition or redemption of, shares ranking junior to the Preferred Stock or to any series thereof with respect to dividends or distribution of assets upon liquidation; and

(j)	Any other designations, powers, preferences, and rights, including, without limitation, any qualifications, limitations, or restrictions thereof.

Any of the Series Terms, including voting rights, of any series may be made dependent upon facts ascertainable outside the Second Amended and Restated Certificate of Incorporation, as it may be amended and/or restated from time to time (herein referred to as the “Certificate of Incorporation”) and the Preferred Stock Series Resolution, provided that the manner in which such facts shall operate upon such Series Terms is clearly and expressly set forth in the Certificate of Incorporation or in the Preferred Stock Series Resolution.

Subject to the provisions of this Article Fourth, shares of one or more series of Preferred Stock may be authorized or issued from time to time as shall be determined by and for such consideration as shall be fixed by the Board of Directors (or a designated committee thereof), in an aggregate amount not exceeding the total number of shares of Preferred Stock authorized by this Certificate of Incorporation. The number of authorized shares of Preferred Stock may be increased or decreased

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(but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holder is required pursuant to any Preferred Stock Series Resolution. Except in respect of series particulars fixed by the Board of Directors as permitted hereby, all shares of Preferred Stock shall be of equal rank and shall be identical. All shares of any one series of Preferred Stock so designated by the Board of Directors shall be alike in every particular, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

II. Common Stock

(a)	Subject to the provisions of any Preferred Stock Series Resolution, the Board of Directors may, in its discretion, out of funds legally available for the payment of dividends and at such times and in such manner as determined by the Board of Directors, declare and pay dividends on the Common Stock of the Corporation. No dividend shall be declared or paid on any share or shares of any class of stock or series thereof ranking on a parity with the Common Stock in respect of payment of dividends for any dividend period unless there shall have been declared, for the same dividend period, like proportionate dividends on all shares of Common Stock then outstanding.

(b)	In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and payment or setting aside for payment of any preferential amount due to the holders of any other class or series of stock, the holders of the Common Stock shall be entitled to receive ratably any or all assets remaining to be paid or distributed.

(c)	Subject to any special voting rights set forth in any Preferred Stock Series Resolution, the holders of the Common Stock of the Corporation shall be entitled at all meetings of stockholders to one vote for each share of such stock held by them. Except as may be provided in a Preferred Stock Series Resolution, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote.

III. Prior, Parity or Junior Stock

Whenever reference is made in this Article Fourth to shares “ranking prior to” another class of stock or “on a parity with” another class of stock, such reference shall mean and include all other shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation are given preference over, or rank on an equality with, respectively, the rights of the holders of such other class of stock. Whenever reference is made to shares “ranking junior to” another class of stock, such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends and as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation are junior and subordinate to the rights of the holders of such other class of stock.

Except as otherwise provided herein or in any Preferred Stock Series Resolution, each series of Preferred Stock ranks on a parity with each other and each ranks prior to Common Stock.

Common Stock ranks junior to Preferred Stock.

IV. Liquidation Notices

Written notice of any voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, stating payment date and the place where the distributable amounts shall be payable, shall be given by mail, postage prepaid, not less than thirty (30) days prior to the payment date stated therein, to the holders of record of the Preferred Stock, if any, at their respective addresses as the same shall appear on the books of the Corporation.

V. Reservation and Retirement of Shares

~~The~~ Unless otherwise provided in a Preferred Stock Series Resolution with respect to a particular series of Preferred Stock, the Corporation shall at all times reserve and keep available, out of its authorized but unissued shares of Common Stock or out of shares of Common Stock held in its treasury, the full number of shares of Common Stock into which any series of

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Preferred Stock having conversion privileges from time to time outstanding are convertible.

Unless otherwise provided in a Preferred Stock Series Resolution with respect to a particular series of Preferred Stock, all shares of Preferred Stock redeemed or acquired by the Corporation (as a result of conversion or otherwise) shall be retired and restored to the status of authorized but unissued shares.

VI. No Preemptive Rights

No holder of shares of stock of the Corporation shall have any preemptive or other rights, except as such rights are expressly provided by contract, to purchase or subscribe for or receive any shares of any class, or series thereof, of stock of the Corporation, whether now or hereafter authorized, or any warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class, or series thereof, of stock; but such additional shares of stock and such warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class, or series thereof, of stock may be issued or disposed of by the Board of Directors to such persons, and on such terms and for such lawful consideration, as in its discretion it shall deem advisable or as to which the Corporation shall have by binding contract agreed.

VII. Registered Owner

The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

FIFTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

I. Directors

Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock, as provided herein or in any Preferred Stock Series Resolution, to elect additional directors under specific circumstances, the number of directors of the Corporation shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors then serving on the Board of Directors (including for this purpose in such total any vacancies), but in no event shall the number of directors be fixed at less than three. Election of directors need not be by written ballot unless the Bylaws so provide.

The directors, other than those who may be elected by the holders of any series of Preferred Stock or any other series or class of stock, as provided herein or in any Preferred Stock Series Resolution, elected at ~~and after the 2015~~ any annual meeting of stockholders shall be elected for a term expiring at the next succeeding annual meeting of stockholders and until such director’s successor shall have been duly elected and qualified, or until such director’s earlier death, resignation or removal. ~~For the avoidance of doubt, any director elected prior to the 2015 annual meeting of stockholders shall stand for election at the 2016 annual meeting of stockholders.~~

Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock, as provided herein or in any Preferred Stock Series Resolution, to elect directors under specific circumstances, any director may be removed from office at any time, ~~but only for~~ with or without cause ~~and only~~, by the affirmative vote of the holders of a majority of the voting power of the then outstanding capital stock of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), voting together as a single class.

II. Power to Amend Bylaws

The Bylaws may be altered or repealed and any new Bylaws may be adopted (a) at any annual or special meeting of stockholders if notice of the proposed alteration, repeal or adoption of the new Bylaw or Bylaws be contained in the notice of such annual or special meeting by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, voting together as a single class, provided, however, that any proposed alteration or repeal of, or the adoption of any Bylaw inconsistent with, Section 1, 3 or 4 of Article III of the Bylaws by the stockholders shall require the affirmative vote of at least 80% of the stock issued

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and outstanding and entitled to vote thereat, voting together as a single class, or (b) by the affirmative vote of a majority of the members present at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, without any action on the part of the stockholders.~~if notice of the proposed alteration, repeal or adoption of the new Bylaw or Bylaws be contained in the notice of such regular or special meeting~~

III. Stockholders’ Action — Only by Meeting; Special Meetings

Any action required or permitted to be taken by the stockholders of the Corporation after the date of the closing of the first public offering of Common Stock of the Corporation registered under the Securities Act of 1933, as amended must be taken at an annual or special meeting of such stockholders and may not be taken by any consent in writing of such stockholders. Special meetings of the stockholders after the date set forth in the immediately preceding sentence for any purpose or purposes shall be called only upon a request in writing therefor, stating the purpose or purposes thereof, delivered to the Chairman of the Board, the President, or the Secretary, signed by a majority of the directors, or by resolution of the Board of Directors.

SIXTH: Elimination of Certain Liability of Directors and Indemnification.

I. Elimination of Certain Liability ~~of Directors~~ of Directors and Officers

No director or officer shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director ~~as a director~~or officer acting in such capacity, except for liability (a) of a director or officer for any breach of the director’s or officer’s duty of loyalty to the Corporation or its stockholders, (b) of a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) of a director under Section 174 of the General Corporation Law of the State of Delaware, ~~or~~ (d) of a director or officer for any transaction from which the director or officer derived an improper personal benefit, or (e) of an officer in any action by or in the right of the Corporation. Any amendment or repeal of this Section I of this Article Sixth: shall be prospective only, and neither the amendment nor repeal of this Section I of this Article Sixth: shall eliminate or reduce the effect of this Section I of this Article Sixth: in respect of any matter occurring, or any cause of action, suit or claim that, but for this Section I of this Article Sixth: would accrue or arise, prior to such amendment or repeal. If the Delaware General Corporation Law hereafter is amended to authorize corporate action further eliminating or limiting the liability of directors or officers, then the liability of a director or officer of the Corporation, in addition to the limitation on personal liability provided herein, shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time.

II. Indemnification and Insurance

(a)	Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the Corporation or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer, or in any other capacity while serving or having agreed to serve as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said Law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, excise taxes pursuant to the Employee Retirement Income Security Act of 1974 or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity

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hereunder and shall inure to the benefit of his or her heirs, executors and administrators. The right to indemnification conferred in this Section II of this Article Sixth shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a current, former or proposed director or officer in his or her capacity as a director or officer or proposed director or officer (and not in any other capacity in which service was or is or has been agreed to be rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnified person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under this Section II or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation, individually or as a group, with the same scope and effect as the foregoing indemnification of directors and officers.

(b)	Right of Claimant to Bring Suit. If a written claim from or on behalf of an indemnified party under paragraph (a) of this Section II is not paid in full by the Corporation within thirty days after such written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(c)	Non-Exclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this Section II shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

(d)	Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was serving as a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

(e)	Savings Clause. If this Section II or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director and officer of the Corporation, as to costs, charges and expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Section II that shall not have been invalidated and to the fullest extent permitted by applicable law.

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(f)	Definitions. For purposes of this Section II, references to the “Corporation” shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger prior to (or, in the case of an entity specifically designated in a resolution of the Board of Directors, after) the adoption hereof and which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section II with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

SEVENTH: The Corporation reserves the right to amend, change, or repeal any provision contained in the Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors, and officers are subject to this reserved power. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of then outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal Article Fifth or adopt any provision inconsistent therewith or to amend or repeal this Article Seventh or adopt any provision inconsistent herewith.

IN WITNESS WHEREOF, the Corporation has caused this Second Amended and Restated Certificate of Incorporation to be signed this ~~day 19th~~_____ day of ~~May, 2015~~_____, 2023.

By:	~~/s/ Beth Sibley~~________________
Name:	~~Authorized Officer Name: Beth Sibley~~
Title:	~~Title: Corporate Secretary Authorized Officer~~

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APPENDIX B:

RECONCILIATION OF GAAP MEASURES TO CORRESPONDING NON-GAAP MEASURES

In addition to evaluating the financial condition and results of our operations in accordance with U.S. GAAP, from time to time our management evaluates and analyzes results and any impact on the Company of strategic decisions and actions relating to, among other things, cost reduction, growth, profitability improvement initiatives, and other events outside of normal, or “core,” business and operations, by considering alternative financial measures not prepared in accordance with U.S. GAAP. In our evaluation of results from time to time, we exclude items that do not arise directly from core operations, such as non-cash asset impairment charges, out-of-period adjustments, legal matters, gains and losses on dealership franchise or real estate transactions, and catastrophic events, such as hailstorms, hurricanes, and snow storms. Because these non-core charges and gains materially affect the Company’s financial condition or results in the specific period in which they are recognized, management also evaluates, and makes resource allocation and performance evaluation decisions based on, the related non-GAAP measures excluding such items. This includes evaluating measures such as adjusted selling, general and administrative expenses, adjusted net income, adjusted diluted earnings per share, and constant currency. These adjusted measures are not measures of financial performance under U.S. GAAP, but are instead considered non-GAAP financial performance measures. Non-GAAP measures do not have definitions under U.S. GAAP and may be defined differently by, and not be comparable to similarly titled measures used by, other companies. As a result, any non-GAAP financial measures considered and evaluated by management are reviewed in conjunction with a review of the most directly comparable measures calculated in accordance with U.S. GAAP. We caution investors not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable U.S. GAAP measures.

In addition to using such non-GAAP measures to evaluate results in a specific period, management believes that such measures may provide more complete and consistent comparisons of operational performance on a period-over-period historical basis and a better indication of expected future trends. Our management also uses these adjusted measures in conjunction with U.S. GAAP financial measures to assess our business, including communication with our Board of Directors, investors, and industry analysts concerning financial performance. We disclose these non-GAAP measures, and the related reconciliations, because we believe investors use these metrics in evaluating longer-term period-over-period performance, and to allow investors to better understand and evaluate the information used by management to assess operating performance. The exclusion of certain expenses in the calculation of non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. We anticipate excluding these expenses in the future presentation of our non-GAAP financial measures.

In addition, we evaluate our results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our underlying business and results of operations, consistent with how we evaluate our performance. We calculate constant currency percentages by converting our current period reported results for entities reporting in currencies other than U.S. dollars using comparative period exchange rates rather than the actual exchange rates in effect during the respective periods. The constant currency performance measures should not be considered a substitute for, or superior to, the measures of financial performance prepared in accordance with U.S. GAAP. The Same Store amounts presented include the results of dealerships for the identical months in each period presented in comparison, commencing with the first full month in which the dealership was owned by us and, in the case of dispositions, ending with the last full month it was owned by us. Same Store results also include the activities of our corporate headquarters.

Certain amounts in the financial statements may not compute due to rounding. All computations have been calculated using unrounded amounts for all periods presented.

| 2023 PROXY STATEMENT	97

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Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures — Consolidated
(Unaudited)
(In millions, except per share data)

	Year Ended December 31, 2022
	U.S. GAAP	Dealership and real estate transactions	Acquisition costs	Legal matters	Asset impairments	Non- GAAP adjusted
SG&A expenses	$1,783.3	$38.8	$(2.2)	$(0.8)	$—	$1,819.2
Asset impairments	$2.1	$—	$—	$—	$(2.1)	$—
Income (loss) from operations	$1,091.4	$(38.8)	$2.2	$0.8	$2.1	$1,057.6
Income (loss) before income taxes	$985.3	$(38.8)	$2.2	$0.8	$2.1	$951.6
Less: Provision (benefit) for income taxes	231.1	(9.1)	0.2	0.2	0.5	222.9
Net income (loss) from continuing operations	754.2	(29.7)	1.9	0.6	1.6	728.7
Less: Earnings (loss) allocated to participating securities	21.3	(0.8)	0.1	—	—	20.6
Net income (loss) from continuing operations available to diluted common shares	$733.0	$(28.9)	$1.9	$0.6	$1.6	$708.2
Diluted earnings (loss) per common share from continuing operations	$47.31	$(1.86)	$0.12	$0.04	$0.10	$45.71
Effective tax rate	23.5%					23.4%
SG&A as % gross profit(1)	60.1%					61.4%
Operating margin(2)	6.7%					6.5%
Pretax margin(3)	6.1%					5.9%
Same Store SG&A expenses	$1,531.4	$—	$(2.2)	$(0.8)	$—	$1,528.4
Same Store SG&A as % gross profit(1)	61.7%					61.6%
Same Store income from operations	$874.1	$—	$2.2	$0.8	$1.4	$878.5
Same Store operating margin(2)	6.4%					6.4%

	U.S. GAAP	Non-GAAP adjustments	Non-GAAP adjusted
Net (loss) income from discontinued operations	$(2.7)	$5.0	$2.3
Less: (Loss) earnings allocated to participating securities	(0.1)	0.1	0.1
Net (loss) income from discontinued operations available to diluted common shares	$(2.6)	$4.9	$2.2
Net income (loss)	$751.5	$(20.5)	$731.0
Less: Earnings (loss) allocated to participating securities	21.2	(0.6)	20.6
Net income (loss) available to diluted common shares	$730.3	$(20.0)	$710.4
Diluted (loss) earnings per common share from discontinued operations	$(0.17)	$0.31	$0.14
Diluted earnings (loss) per common share from continuing operations	47.31	(1.60)	45.71
Diluted earnings (loss) per common share	$47.14	$(1.29)	$45.85
(1)	Adjusted SG&A as % of gross profit excludes the impact of SG&A reconciling items above.
(2)	Adjusted operating margin excludes the impact of SG&A reconciling items above and asset impairment charges.
(3)	Adjusted pretax margin excludes the impact of SG&A reconciling items above and asset impairment charges.

| 2023 PROXY STATEMENT	98

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	Year Ended December 31, 2021
	U.S. GAAP	Loss on interest rate swaps	Catastrophic events	Dealership and real estate transactions	Acquisition costs	Legal matters	Asset impairments	Tax rate changes	Non-GAAP adjusted
SG&A expenses	$1,477.2	$—	$(2.8)	$4.4	$(13.4)	$5.3	$—	$—	$1,470.7
Asset impairments	$1.7	$—	$—	$—	$—	$—	$(1.7)	$—	$—
Income (loss) from operations	$884.4	$—	$2.8	$(4.4)	$13.4	$(5.3)	$1.7	$—	$892.6
Floorplan interest expense	$27.6	$(4.8)	$—	$—	$—	$—	$—	$—	$22.9
Income (loss) before income taxes	$800.9	$4.8	$2.8	$(4.4)	$13.4	$(5.3)	$1.7	$—	$813.9
Less: Provision (benefit) for income taxes	175.5	1.1	0.6	(1.0)	3.0	(1.2)	0.4	1.9	180.3
Net income (loss) from continuing operations	625.4	3.7	2.2	(3.4)	10.5	(4.2)	1.3	(1.9)	633.7
Less: Earnings (loss) allocated to participating securities	21.0	0.1	0.1	(0.1)	0.4	(0.1)	—	(0.1)	21.3
Net income (loss) from continuing operations available to diluted common shares	$604.4	$3.6	$2.1	$(3.3)	$10.1	$(4.0)	$1.3	$(1.8)	$612.4
Diluted earnings (loss) per common share from continuing operations	$34.11	$0.20	$0.12	$(0.19)	$0.57	$(0.23)	$0.07	$(0.10)	$34.55
Effective tax rate	21.9%								22.1%
SG&A as % gross profit(1)	60.5%								60.3%
Operating margin(2)	6.6%								6.6%
Pretax margin(3)	5.9%								6.0%
Same Store SG&A expenses	$1,442.8	$—	$(2.8)	$2.1	$(13.4)	$5.3	$—	$—	$1,434.0
Same Store SG&A as % gross profit(1)	60.4%								60.1%
Same Store income (loss) from operations	$869.2	$—	$2.8	$(2.1)	$13.4	$(5.3)	$1.6	$—	$879.6
Same Store operating margin(2)	6.6%								6.7%
(1)	Adjusted SG&A as % of gross profit excludes the impact of SG&A reconciling items above.
(2)	Adjusted operating margin excludes the impact of SG&A reconciling items above and asset impairment charges.
(3)	Adjusted pretax margin excludes the impact of SG&A reconciling items above, asset impairment charges and a loss on interest rate swaps.

| 2023 PROXY STATEMENT	99

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	U.S. GAAP	Non-GAAP adjustments	Non-GAAP adjusted
Net (loss) income from discontinued operations	$(73.3)	$81.8	$8.5
Less: (Loss) earnings allocated to participating securities	(2.5)	2.8	0.3
Net (loss) income from discontinued operations available to diluted common shares	$(70.9)	$79.1	$8.2
Net income	$552.1	$90.0	$642.1
Less: Earnings allocated to participating securities	18.5	3.0	21.6
Net income available to diluted common shares	$533.6	$87.0	$620.6
Diluted (loss) earnings per common share from discontinued operations	$(4.00)	$4.46	$0.46
Diluted earnings per common share from continuing operations	34.11	0.45	34.55
Diluted earnings per common share	$30.11	$4.91	$35.02

The following table reconciles cash flows on a U.S. GAAP basis to the corresponding adjusted amounts (in millions):

	Years Ended December 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net cash provided by operating activities:	$585.9	$1,259.6
Change in Floorplan notes payable — credit facility and other, excluding floorplan offset and net acquisitions and dispositions	319.7	(491.5)
Change in Floorplan notes payable — manufacturer affiliates associated with net acquisitions and dispositions and floorplan offset activity	10.1	(12.7)
Adjusted net cash provided by operating activities	$915.7	$755.5
CASH FLOWS FROM INVESTING ACTIVITIES:
Net cash used in investing activities:	$(484.6)	$(1,251.7)
Change in cash paid for acquisitions, associated with Floorplan notes payable	25.3	137.9
Change in proceeds from disposition of franchises, property and equipment, associated with Floorplan notes payable	(3.9)	(7.0)
Adjusted net cash used in investing activities	$(463.2)	$(1,120.8)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net cash used in financing activities:	$(67.3)	$(74.0)
Change in Floorplan notes payable, excluding floorplan offset	(351.2)	373.2
Adjusted net cash (used in) provided by financing activities	$(418.6)	$299.2

| 2023 PROXY STATEMENT	100

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GROUP 1 AUTOMOTIVE®
800 Gessner, Suite 500 | Houston, TX 77024

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GROUP 1 AUTOMOTIVE®

GROUP 1 AUTOMOTIVE, INC.
800 GESSNER ROAD
SUITE 500
HOUSTON, TX 77024

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 16, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/GPI2023**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 16, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Carin M. Barth
02) Daryl A. Kenningham
03) Steven C. Mizell
04) Lincoln Pereira Filho
05) Stephen D. Quinn
06) Steven P. Stanbrook
07) Charles L. Szews
08) Anne Taylor
09) MaryAnn Wright

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Advisory Vote to Approve Executive Compensation.	☐	☐	☐

The Board of Directors recommends you vote for 1 YEAR on the following proposal:

	1 year	2 years	3 years	Abstain
3. Advisory Vote to Approve the Frequency of Shareholder Votes on Named Executive Officer Compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 4, 5 and 6.

NOTE: In their discretion, such attorney-in-fact and proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000603109_1 R1.0.0.6

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report to Shareholders on Form 10-K for the fiscal year ended December 31, 2022 are available at www.proxyvote.com

GROUP 1 AUTOMOTIVE, INC.
ANNUAL MEETING OF SHAREHOLDERS - MAY 17, 2023
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby revokes all prior proxies and appoints Daryl A. Kenningham and Daniel McHenry, and each of them, as proxies with full power of substitution, to represent and to vote all shares of common stock of Group 1 Automotive, Inc. which the undersigned is entitled to vote, at the Annual Meeting of Shareholders to be held on May 17, 2023 at 10:00 a.m., Central Daylight Saving Time, virtually at www.virtualshareholdermeeting.com/GPI2023, and at any adjournment or postponement thereof, on any matter properly coming before the meeting, and specifically the matters described on the reverse side hereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy will be voted FOR the nominees set forth in proposal 1, FOR proposal 2, FOR proposal 4, FOR proposal 5 and FOR proposal 6, and FOR ONE YEAR in proposal 3. This proxy also delegates discretionary authority to vote upon such other matters as may properly come before the 2023 Annual Meeting of Shareholders or at any adjournment or postponement thereof. Please see the accompanying proxy statement for additional details.

0000603109_2 R1.0.0.6

Continued and to be signed on reverse side